Exhibit 10.2
EXECUTION VERSION

AMENDMENT NO. 1 TO SHORT TERM CREDIT AGREEMENT
dated as of July 25, 2022,
between
NOVELIS INC.,
as Borrower,
THE GUARANTORS PARTY HERETO, and

AXIS BANK LIMITED,
IFSC BANKING UNIT, GIFT CITY,
as Lender and as Administrative Agent.

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This AMENDMENT NO. 1 TO SHORT TERM CREDIT AGREEMENT (this “Amendment”), dated as of July 25, 2022, is entered into among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA (“Novelis Inc.”), as Borrower, the GUARANTORS (as defined in the Credit Agreement referred to below) party thereto, and AXIS BANK LIMITED, IFSC BANKING UNIT, GIFT CITY, as Lender and as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”) under the Credit Agreement referred to below.
RECITALS
WHEREAS, Novelis Inc., the Guarantors from time to time party thereto, the Administrative Agent, and the Lenders from time to time party thereto, entered into that certain Credit Agreement, dated as of January 18, 2022 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, Novelis Inc. has requested amendments to the Credit Agreement as herein set forth; and
WHEREAS, Novelis Inc., the Guarantors, the Administrative Agent, and the Lender party hereto, have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants contained herein and in the Amended Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions. Capitalized terms used herein and not otherwise defined herein, including in the preamble and recitals hereto, shall have the meanings ascribed to such terms in the Amended Credit Agreement.
Section 2.Amendments. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined) as set forth in the pages of the Amended Credit Agreement attached as Annex  I hereto.
Section 3.Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied (or duly waived by the Administrative Agent and the Lender party hereto):
(a)Amendment The Administrative Agent shall have received this Amendment, in form and substance reasonably satisfactory to the Administrative Agent and the Lender party hereto, duly executed by each of the Loan Parties, the Lender, and the Administrative Agent.
(b)Excluded Guarantor Subsidiary Schedule. The Administrative Agent shall have received a supplement to Schedule 1.01(c) to the Amended Credit Agreement setting forth each Excluded Guarantor Subsidiary as of the Amendment Effective Date, which supplement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lender party
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hereto, and shall replace and supersede in all respects any such prior Schedule or designation of Excluded Guarantor Subsidiaries.
(c)Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Section 4 hereof, in ARTICLE III of the Amended Credit Agreement, or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(d)No Default or Event of Default. Before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
Section 4.Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lender as follows:
(e)After giving effect to this Amendment, each of the representations and warranties in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(a)The execution and delivery by the Designated Company and each other Loan Party of this Amendment and each other Loan Document to which it is a party entered into on the date hereof, and the performance of this Amendment, the Amended Credit Agreement, and such other Loan Documents, in each case by the Designated Company and each other Loan Party party thereto, in each case have been duly authorized by all requisite organizational action on its part and will not violate any of its Organizational Documents.
(b)This Amendment and each other Loan Document entered into on the date hereof has been duly executed and delivered by the Designated Company and each other Loan Party, in each case that is a party thereto, and each of this Amendment, the Amended Credit Agreement and each other Loan Document entered into on the date hereof constitutes the Designated Company’s or such Loan Party’s, as applicable, and to the extent that such Person is a party to such document, legal, valid and binding obligation, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
(c)Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
(d)As of the Amendment Effective Date, both immediately before and immediately after giving effect to the transactions contemplated hereby and that occur on such dates:
(i)No Loan Party or any of its Subsidiaries, or to the knowledge of the any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan
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Party, is in violation of any Requirement of Law relating to terrorism or money laundering, including the Executive Order and the Anti-Terrorism Laws.
(ii)No Loan Party or any of its Subsidiaries, and to the knowledge of the Loan Parties, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, and no broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans, is any of the following:
(A)a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(B)a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(C)a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(D)a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(E)a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.
(iii)No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (w) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above in a manner violative of the Executive Order, any applicable Sanctions or Anti-Terrorism Law, (x) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or Anti-Terrorism Laws, (y) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (z) is in violation of any applicable Anti-Terrorism Laws.
(iv)Neither the advance of any Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act or the Foreign Assets Control Regulations or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) the Executive Order and (b) the Patriot Act) or any other applicable Sanctions. Furthermore, none of the Loan Parties or their Subsidiaries (including Unrestricted Subsidiaries) and, to the Loan Parties’ knowledge, their and their Subsidiaries’ respective directors, officers, employees, Affiliates or agents (in the case of agents, that will act in any capacity in connection with or benefit from this Amendment) (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person, in each case, in any manner violative of any applicable Sanctions or Anti-Terrorism Law or (c) is a Sanctioned Person. Each Loan Party is in compliance, in all material respects, with the Patriot Act. Each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings or any of its Subsidiaries being
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designated as a Sanctioned Person. No part of the proceeds of any Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law, rule or regulation of any jurisdiction applicable to Holdings or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including the Corruption of Foreign Public Officials Act (Canada).
Notwithstanding the foregoing terms of this Section 4, no Affected Credit Party shall be entitled to the benefit of the representations in this Section 4 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 5.Continuing Effect; Liens and Guarantees; No Novation.
(f)Each of the Loan Parties hereby consents to this Amendment. Each of the Loan Parties hereby acknowledges and agrees that all of its Obligations, including all Guarantees provided for the benefit of the Credit Parties under the applicable Loan Documents, are ratified and reaffirmed and that such Guarantees shall continue in full force and effect on and after Amendment Effective Date to guarantee and support the Obligations of the Designated Company and the Guarantors. Each of the Loan Parties hereby further ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
(g)Each Loan Party hereby (i) acknowledges and agrees to the terms of this Amendment and the Amended Credit Agreement and (ii) confirms and agrees that, each of its Guarantee and any Foreign Guarantee is, and shall continue to be, in full force and effect, and shall apply to all Obligations without defense, counterclaim or offset of any kind and each of its Guarantee and any such Foreign Guarantee is hereby ratified and confirmed in all respects. The Borrower hereby confirm its liabilities for the Obligations, without defense, counterclaim or offset of any kind.
(h)The Designated Company and each other Loan Party hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement.
(i)Without limiting the generality of this Section 5 or Section 6, (i) neither this Amendment, the Amended Credit Agreement, nor any other Loan Document entered into in connection herewith or therewith, shall extinguish the “Obligations” (or any term of like import) as defined or referenced in the Credit Agreement (the “Loan Document Obligations”), or discharge or release any Loan Document, (ii) nothing contained herein, in the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith shall be construed as a substitution or novation of all or any portion of the Loan Document Obligations, which shall remain in full force and effect and shall continue as obligations under the Amended Credit Agreement, and (iii) nothing implied in this Amendment, the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith, or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party from any of its Loan Document Obligations, it being understood that such obligations shall continue as obligations under the Amended Credit Agreement.
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Section 6.Reference to and Effect on the Loan Documents.
(j)Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including all exhibits and schedules to each of the Credit Agreement and the other Loan Documents) are and shall remain in full force and effect and are hereby ratified and confirmed. The amendments provided for herein and in Annex I hereto are limited to the specific provisions of the Credit Agreement specified herein and therein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to amend or waive, any other provisions of the Credit Agreement, any other provisions of the Credit Agreement as amended hereby, or the same sections or any provision of any other Loan Document on any other date or for any other purpose.
(k)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.
(l)The execution and delivery of this Amendment by any Loan Party shall not constitute a joinder by, or agreement to be bound by the terms of, any Loan Document to which such Loan Party is not a party.
(m)This Amendment shall constitute a Loan Document.
Section 7.Further Assurances. The Designated Company and each other Loan Party hereby agrees to execute any and all further documents, agreements and instruments and take all further actions that the Administrative Agent deems reasonably necessary or advisable in connection with this Amendment, including to continue and maintain the effectiveness of the guarantees provided for under the Loan Documents. The Administrative Agent is hereby authorized by the Lender to enter into all such further documents, agreements and instruments deemed by the Administrative Agent to be reasonably necessary or advisable in connection with this Amendment.
Section 8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form (e.g. a facsimile copy, electronic image scan transmission such as PDF via e-mail) each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 9.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of
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the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
Section 10.SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
Section 11.Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 12.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized signatories, officers or members on the date first indicated above.

NOVELIS INC., as the Designated Company and the Borrower

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS GLOBAL EMPLOYMENT ORGANIZATION, INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Assistant Treasurer

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

NOVELIS SOUTH AMERICA HOLDINGS LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS HOLDINGS INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

4260848 CANADA INC., as a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

4260856 CANADA INC., as a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

8018227 CANADA INC., as a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

NOVELIS ALR ALUMINUM HOLDINGS CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR INTERNATIONAL, INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ROLLED PRODUCTS, INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ASSET MANAGEMENT CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ROLLED PRODUCTS, LLC, as a U.S. Guarantor

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ROLLED PRODUCTS SALES CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR RECYCLING OF OHIO, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ALUMINUM-ALABAMA, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ALUMINUM, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

AXIS BANK LIMITED, IFSC BANKING UNIT, GIFT CITY, as Administrative Agent and as Lender

FOR, AXIS BANK LTD.
(IFSC BANKING UNIT)
GIFT CITY

By:	/s/ Vivek Srivastava
Name:	Vivek Srivastava
Title:	Head - Treasury

FOR, AXIS BANK LTD.
(IFSC BANKING UNIT)
GIFT CITY

By:	/s/ K.C. Harichandan
Name:	K.C. Harichandan
Title:	Head - Operations

[Signature Page to Amendment No. 1 to Short Term Credit Agreement]

Annex I
Amended Credit Agreement
See attached.

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

~~EXECUTION VERSION~~Annex I to Amendment No. 1

SHORT TERM CREDIT AGREEMENT
dated as of January 18, 2022,
as amended through July 25, 2022,

among
NOVELIS INC.,
as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO, and

AXIS BANK LIMITED,
IFSC BANKING UNIT, GIFT CITY,
as Administrative Agent.

AXIS BANK LIMITED,
IFSC BANKING UNIT, GIFT CITY,
as Mandated Lead Arranger and Bookrunner.

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    84
Section 1.03    Terms Generally; Currency Translation    ~~84~~85
Section 1.04    Accounting Terms; GAAP    ~~85~~86
Section 1.05    Resolution of Drafting Ambiguities    87
Section 1.06    Pro Forma Calculations    87
Section 1.07    Calculation of Reference Bank Rate and Cost of Funds    87
Section 1.08    Role of Reference Banks    88
Section 1.09    Confidentiality of Funding Rates and Funding Bank Quotations    88
Section 1.10    Amendments to Permitted Customer Account Financing Definition    ~~90~~91
Section 1.11    Divisions    91
Section 1.12    Rates    91
ARTICLE II THE CREDITS    92
Section 2.01    Commitments    92
Section 2.02    Loans    92
Section 2.03    Borrowing Procedure    93
Section 2.04    Repayment of Loans; Evidence of Debt    94
Section 2.05    Fees    95
Section 2.06    Interest on Loans    95
Section 2.07    Termination of Commitments; Repayment of Loans on Maturity Date.    96
Section 2.08    Interest Elections    96
Section 2.09    Amortization of Short Term Loans    97
Section 2.10    Optional Prepayments of Loans    98
Section 2.11    Alternate Rate of Interest    98
Section 2.12    Yield Protection; Change in Law Generally    99
Section 2.13    Breakage Payments    101
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    102
Section 2.15    Taxes    104
Section 2.16    Mitigation Obligations; Replacement of Lenders    110
Section 2.17    Benchmark Replacement Setting    112
Section 2.18    [Intentionally Omitted]    113
Section 2.19    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest    113
ARTICLE III REPRESENTATIONS AND WARRANTIES    115
Section 3.01    Organization; Powers    115
Section 3.02    Authorization; Enforceability    115
Section 3.03    No Conflicts    115

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Section 3.04    Financial Statements; Projections    115
Section 3.05    Properties    116
Section 3.06    Intellectual Property    116
Section 3.07    Equity Interests and Subsidiaries    117
Section 3.08    Litigation; Compliance with Laws    118
Section 3.09    Agreements    118
Section 3.10    Federal Reserve Regulations    118
Section 3.11    Investment Company Act    119
Section 3.12    Use of Proceeds    119
Section 3.13    Taxes    119
Section 3.14    No Material Misstatements    119
Section 3.15    Labor Matters    119
Section 3.16    Solvency    120
Section 3.17    Employee Benefit Plans    120
Section 3.18    Environmental Matters    121
Section 3.19    Insurance    123
Section 3.20    [Intentionally Omitted]    123
Section 3.21    Material Indebtedness Documents    123
Section 3.22    Anti-Terrorism Law    123
Section 3.23    [Reserved]    125
Section 3.24    Senior Notes; Material Indebtedness    125
Section 3.25    [Intentionally Omitted]    126
Section 3.26    [Intentionally Omitted]    126
Section 3.27    Excluded Guarantor Subsidiaries    126
Section 3.28    EEA Financial Institutions    126
Section 3.29    Federal Power Act; Etc    126
Section 3.30    Beneficial Ownership Certification    126
Section 3.31    No Fiscal Unity    126
ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS    126
Section 4.01    Conditions Precedent to the Effective Date    126
Section 4.02    Conditions Precedent to Credit Extension on the Closing Date    130
ARTICLE V AFFIRMATIVE COVENANTS    131
Section 5.01    Financial Statements, Reports, etc.    131
Section 5.02    Litigation and Other Notices    135
Section 5.03    Existence; Businesses and Properties    135
Section 5.04    Insurance    136
Section 5.05    Taxes    137
Section 5.06    Employee Benefits    137
Section 5.07    Maintaining Records; Access to Properties and Inspections; Annual Meetings    138
Section 5.08    Use of Proceeds    139
Section 5.09    Compliance with Environmental Laws; Environmental Reports    139
Section 5.10    [Intentionally Omitted]    139
Section 5.11    Additional Guarantors    139
Section 5.12    Further Assurances    141

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Section 5.13    Information Regarding Loan Parties    141
Section 5.14    Affirmative Covenants with Respect to Leases    142
Section 5.15    Post-Closing Covenants    142
Section 5.16    Designation of Subsidiaries    142
ARTICLE VI NEGATIVE COVENANTS    143
Section 6.01    Indebtedness    143
Section 6.02    Liens    150
Section 6.03    Sale and Leaseback Transactions    155
Section 6.04    Investments, Loan and Advances    ~~155~~156
Section 6.05    Mergers, Amalgamations and Consolidations    ~~161~~162
Section 6.06    Asset Sales    ~~162~~163
Section 6.07    Cash Pooling Arrangements    167
Section 6.08    Dividends    ~~167~~168
Section 6.09    Transactions with Affiliates    171
Section 6.10    [Intentionally Omitted].    173
Section 6.11    Modifications of Organizational Documents and Other Documents, etc.    173
Section 6.12    Limitation on Certain Restrictions on Restricted Subsidiaries    173
Section 6.13    Issuance of Disqualified Capital Stock    175
Section 6.14    Senior Secured Net Leverage Ratio    175
Section 6.15    [Intentionally Omitted]    175
Section 6.16    Limitation on Accounting Changes    175
Section 6.17    Fiscal Year    175
Section 6.18    Margin Rules    175
Section 6.19    No Further Negative Pledge    175
Section 6.20    Anti-Terrorism Law; Anti-Money Laundering    176
Section 6.21    Embargoed Persons    ~~176~~177
ARTICLE VII GUARANTEE    177
Section 7.01    The Guarantee    177
Section 7.02    Obligations Unconditional    178
Section 7.03    Reinstatement    179
Section 7.04    Subrogation; Subordination    ~~179~~180
Section 7.05    Remedies    180
Section 7.06    Instrument for the Payment of Money    180
Section 7.07    Continuing Guarantee    180
Section 7.08    General Limitation on Guarantee Obligations    180
Section 7.09    Release of Guarantors    ~~180~~181
Section 7.10    Certain Tax Matters    181
ARTICLE VIII EVENTS OF DEFAULT    181
Section 8.01    Events of Default    181
Section 8.02    Rescission    185
Section 8.03    Application of Payments    185
Section 8.04    Designated Company’s Right to Cure    186

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ARTICLE IX [INTENTIONALLY OMITTED]    187
ARTICLE X THE ADMINISTRATIVE AGENT    187
Section 10.01    Appointment and Authority    187
Section 10.02    Rights as a Lender    187
Section 10.03    Exculpatory Provisions    ~~187~~188
Section 10.04    Reliance by the Administrative Agent    190
Section 10.05    Delegation of Duties    190
Section 10.06    Resignation of the Administrative Agent    ~~190~~191
Section 10.07    Non-Reliance on the Administrative Agent and Other Lenders    ~~191~~192
Section 10.08    No Other Duties, etc    192
Section 10.09    Administrative Agent May File Proofs of Claim    192
Section 10.10    Concerning the Related Loan Documents    193
ARTICLE XI MISCELLANEOUS    193
Section 11.01    Notices    193
Section 11.02    Waivers; Cumulative Remedies; Amendment    197
Section 11.03    Expenses; Indemnity; Damage Waiver    200
Section 11.04    Successors and Assigns    203
Section 11.05    Survival of Agreement    208
Section 11.06    Counterparts; Integration; Effectiveness    208
Section 11.07    Severability    ~~208~~209
Section 11.08    Right of Setoff    209
SECTION 11.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS    209
SECTION 11.10    WAIVER OF JURY TRIAL    ~~210~~211
Section 11.11    Headings    211
Section 11.12    Treatment of Certain Information; Confidentiality    211
Section 11.13    USA PATRIOT Act Notice    212
Section 11.14    Interest Rate Limitation    212
Section 11.15    Singapore Personal Data Protection Act    ~~212~~213
Section 11.16    Obligations Absolute    213
Section 11.17    [Intentionally Omitted]    213
Section 11.18    Judgment Currency    213
Section 11.19    Enforcement    214
Section 11.20    No Advisory or Fiduciary Responsibility    ~~214~~215
Section 11.21    [Intentionally Omitted]    215
Section 11.22    [Intentionally Omitted]    215
Section 11.23    [Intentionally Omitted]    215
Section 11.24    [Intentionally Omitted]    215
Section 11.25    [Intentionally Omitted]    215
Section 11.26    [Intentionally Omitted]    215
Section 11.27    Maximum Liability    215
Section 11.28    NO ORAL AGREEMENT    216
Section 11.29    [Intentionally Omitted]    216
Section 11.30    Electronic Execution of Assignments and Certain other Documents    216

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Section 11.31    Payments Set Aside    216
Section 11.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~216~~217
Section 11.33    [Intentionally Omitted]    217
Section 11.34    Termination    217
Section 11.35    Lender Exculpation    ~~217~~218
Section 11.36    Acknowledgement Regarding Any Supported QFCs.    ~~217~~218

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SCHEDULES
Schedule 1.01(a)    Loans and Term Loan Commitments
Schedule 1.01(b)    Subsidiary Guarantors
Schedule 1.01(c)    Excluded Guarantor Subsidiaries
Schedule 1.01(e)    Administrative Agent’s Office
Schedule 3.06(c)    Violations or Proceedings
Schedule 3.17    Pension Matters
Schedule 3.19    Insurance
Schedule 3.21    Material Indebtedness
Schedule 5.11(b)    Certain Subsidiaries
Schedule 5.15    Post-Closing Covenants
Schedule 6.01(b)    Existing Indebtedness
Schedule 6.04(b)    Existing Investments
EXHIBITS
Exhibit A    Form of Administrative Questionnaire
Exhibit B    Form of Assignment and Assumption
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Interest Election Request
Exhibit F    Form of Joinder Agreement
Exhibit G    [Reserved]
Exhibit H-1    Form of U.S. Tax Compliance Certificate
Exhibit H-2    Form of U.S. Tax Compliance Certificate
Exhibit H-3    Form of U.S. Tax Compliance Certificate
Exhibit H-4    Form of U.S. Tax Compliance Certificate
Exhibit I    Form of Term Loan Note
Exhibit J    Form of Solvency Certificate

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SHORT TERM CREDIT AGREEMENT
This SHORT TERM CREDIT AGREEMENT, dated as of January 18, 2022~~,~~ (as amended, restated, amended and restated, supplemented or modified, the “Agreement”), among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA (the “Borrower”), the entities party hereto as Guarantors, the Lenders party hereto, and AXIS BANK LIMITED, IFSC BANKING UNIT, GIFT CITY, as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”) for the Lenders.
WITNESSETH:
WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Term Loans in an aggregate principal amount not in excess of $314,500,000 in accordance with the terms, and subject to the conditions, set forth herein.
WHEREAS, the proceeds of the Term Loans are to be used on in accordance with Section 3.12.
NOW, THEREFORE, the Lenders are willing to extend such Term Loans to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement (including the preamble), the following terms shall have the meanings specified below:
“Account Debtor” shall mean “Account Debtor,” as such term is defined in the UCC.
“Accounts” shall mean all “accounts,” as such term is defined in the UCC, in which any Global Loan Party or any of its Restricted Subsidiaries now or hereafter has rights.
“Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property and assets or business of any Person, or of any business unit, line of business or division of any Person or assets constituting a business unit, line of business or division of any other Person (other than a Person that is a Restricted Subsidiary on the Effective Date), (b) acquisition of in excess of 50% of the Equity Interests of any Person or otherwise causing a person to become a Restricted Subsidiary of the acquiring Person (other than in connection with the formation or creation of a Restricted Subsidiary of the Designated Company by any Company), or (c) merger, consolidation or amalgamation, whereby a person becomes a Restricted Subsidiary of the acquiring person, or any other consolidation with any Person, whereby a Person becomes a Restricted Subsidiary of the acquiring Person.

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“Acquisition Consideration” shall mean the purchase consideration for any Acquisition, whether paid in cash, properties, any assumption of Indebtedness or otherwise (other than by the issuance of Qualified Capital Stock of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) permitted to be issued hereunder) and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under US GAAP at the time of such sale to be established in respect thereof by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company or any of its Restricted Subsidiaries.
“Additional Senior Secured Indebtedness” shall mean any Indebtedness incurred in reliance of Section 6.01(u).
“Additional Senior Secured Indebtedness Documents” shall mean all documents executed and delivered with respect to the Additional Senior Secured Indebtedness or delivered in connection therewith.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(e), or such other address or account as the Administrative Agent may from time to time notify to the Designated Company and the Lenders.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.
“Affected Credit Party” shall mean any Credit Party (but, for the avoidance of doubt, only to the extent so notified) that has notified the Administrative Agent in writing that it is an “Affected Credit Party” with respect to the relevant sanctions provisions within this Agreement.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of the voting power of the total outstanding Voting Stock of the person specified or (ii) any person that is an executive officer or director of the person specified.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Aleris” shall mean Aleris Corporation, a Delaware corporation.

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“Aleris Belgium” shall mean Aleris Aluminum Duffel BV, and including any sales offices thereof.
“Aleris Casthouse” shall mean Aleris Casthouse Germany GmbH, a company with limited liability organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Koblenz with registration number HRB 1064.
“Aleris Germany” shall mean Aleris Deutschland Holding GmbH.
“Aleris Rolled Products” shall mean Aleris Rolled Products Germany GmbH, a company with limited liability organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Koblenz with registration number HRB 4239
“Amendment No. 1” means that certain Amendment No. 1 to Short Term Credit Agreement, dated as of July 25, 2022, among the Borrower, the other Loan Parties party thereto, the Lender party thereto, and the Administrative Agent.
“Amendment No. 1 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 1.
“Annual Credit” shall mean the cumulative amount of (x) $1,600,000,000 plus (y) $250,000,000 for each fiscal year of the Designated Company commencing after February 21, 2020 (beginning with the fiscal year commencing April 1, 2019) minus (z) in each case from and after February 21, 2020 until the applicable time of determination, (and taking into all transactions being consummated concurrently with the transaction then being measured), (i) the cumulative amount of all Investments made pursuant to Section 6.04(r)(iii), (ii) the cumulative amount of all Dividends made pursuant to Section 6.08(d)(ii) and (iii) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(z)(2). As of the Effective Date, Annual Credit equals the “Annual Credit” as defined in the Secured Term Loan Credit Agreement. For the period commencing on February 22, 2020 and ending on the Effective Date, the section references in clauses (i) through (iii) above shall be deemed to refer to the corresponding section in the Secured Term Loan Credit Agreement as in effect on the Effective Date.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22.
“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.
“Applicable Margin” shall mean, for any day, 0.90% per annum.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Member State” shall mean Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

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“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, excluding sales of Inventory, dispositions of cash and Cash Equivalents and settlements under Hedging Agreements, in each such excluded case, which are in the ordinary course of business, by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Restricted Subsidiaries, or (b) any issuance of any Equity Interests of any Restricted Subsidiary of Holdings.
“Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between any Company and another person.
“Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04(b)), and delivered to the Administrative Agent, in substantially the form of Exhibit B, or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the rate implicit in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“AV Metals” shall mean AV Metals Inc., a corporation formed under the Canada Business Corporations Act.
“AV Minerals” shall mean AV Minerals (Netherlands) N.V., a company organized under the laws of the Netherlands.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(d).
“Axis” shall mean Axis Bank Limited and its successors.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of

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information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.
“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” shall each have the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Blocking Law” shall mean (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), and (b) with respect to each Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetzg), section 7 of the German Foreign Trade and Payment Ordinance (Außenwirtschaftsverordnung).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers (or the functional equivalent) of such person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrowing” shall mean Loans to the Borrower of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans or Fallback Rate Loans, as applicable, as to which a single Interest Period is in effect.
“Borrowing Base” shall mean, as of any date, an amount equal to: (1) 85% of the book value of all accounts receivable owned by the Global Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available; plus (2) the lesser of (x) 75% of the book value of inventory owned by the Global Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available and (y) 85% of the “net recovery cost percentage” multiplied by the book value of inventory owned by the Global Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available. Notwithstanding the foregoing, the Borrowing Base shall be adjusted to give pro forma effect to any Acquisitions or Asset Sales by the Designated Company

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and/or any Restricted Subsidiary since the end of the most recent fiscal month for which consolidated financial statements are available, as if such Acquisition or Asset Sale had occurred on the last day of the end of the most recent fiscal month, with such adjustment to be effective upon consummation of any such Acquisition or Asset Sale.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, and Mumbai India.
“Calculation Date” shall have the meaning assigned to such term in the definition of “Senior Secured Net Leverage Ratio”.
“Canadian Guarantee” shall mean that certain Guarantee, governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, dated as of the Effective Date, among the Canadian Guarantors and the Administrative Agent.
“Canadian Guarantor” shall mean each Restricted Subsidiary of the Borrower organized in Canada (or any state, province or other political subdivision thereof) party hereto as a Guarantor, and each Restricted Subsidiary of the Borrower organized in Canada that becomes a Guarantor pursuant to the terms hereof.
“Canadian Loan Parties” shall mean the Borrower and the Canadian Guarantors.
“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with US GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.
“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by the Designated Company and its Restricted Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), together with the applicable Company’s proportionate share of such amounts for Norf GmbH for such period.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under US GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with US GAAP. It is understood that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting on the definitions and covenants herein, US GAAP as in effect on February 21, 2020 shall be applied.
“Captive Insurance Cell” means a cell of an insurance company that insures or reinsures risks related solely to the business and/or properties of the Companies.

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“Cash Equivalents” shall mean, as to any person, (a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing, (b) marketable direct obligations issued by Canada or any province thereof, any state of the United States or the District of Columbia or any political subdivision, government-sponsored entity or instrumentality thereof that, at the time of the acquisition, are rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (c) certificates of deposit, eurocurrency time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (d) commercial paper of an issuer rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets, the Dollar Equivalent of which exceeds $500,000,000 and (iii) is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days; provided, further, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clause (a), (c) or (d) applicable to such jurisdiction to the extent that such obligations are customarily used in such other jurisdiction for short term cash management purposes.
“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (c) of the definition of “Consolidated Interest Expense” and (c) gross interest income of the Designated Company and its Restricted Subsidiaries for such period.
“Cash Pooling Arrangements” shall mean (i) the DB Cash Pooling Arrangement and the Novelis AG Cash Pooling Agreement and (ii) any other cash pooling arrangements (including all documentation pertaining thereto) entered into by any Company in accordance with Section 6.07.
“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any Governmental Authority) of, any property of Holdings, the Designated Company or any of its Restricted Subsidiaries, or, on and after the Specified AV Minerals Joinder Date, AV Minerals. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

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A “Change in Control” shall be deemed to have occurred if:
(a)    (i) prior to the Designated Holdco Effective Date, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of AV Minerals and Holdings, (ii) on and after the Designated Holdco Effective Date, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of each of AV Minerals, Holdings and Designated Holdco, or (iii) on and after the Designated Holdco Effective Date, Holdings ceases to be the Beneficial Owner of Voting Stock representing 100% of the voting power of the total outstanding Voting Stock of Designated Holdco;
(b)    Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco) at any time ceases to be the Beneficial Owner and the direct record owner of 100% of the Equity Interests of Borrower, except as a result of a Qualified Borrower IPO; provided that Hindalco continues to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Borrower at all times after giving effect to such Qualified Borrower IPO; and provided, further, that a Permitted Holdings Amalgamation shall not constitute a Change in Control;
(c)    the Designated Company at any time ceases to be the Beneficial Owner and the direct or indirect owner of 100% of the Equity Interests of each of Novelis Corporation, Novelis Deutschland GmbH (except to the extent otherwise permitted under clause (c) of the definition of Permitted Reorganization Action or under clause (b) of the definition of Permitted Aleris Foreign Subsidiary Transfer), and the Borrower (other than the Borrower prior to the Designated Holdco Effective Date, and the Designated Company on and after the Designated Holdco Effective Date);
(d)    at any time a change in control (or change of control or similar event) with respect to the Borrower or the U.S. Issuer occurs under (and as defined in) any Material Indebtedness of any Loan Party; or
(e)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings, the Borrower or, on and after the Designated Holdco Effective Date, Designated Holdco, or, on and after the Specified AV Minerals Joinder Date, AV Minerals (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by the Specified Holders or by a vote of at least a majority of the members of the Board of Directors of such Person, as the case may be, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Person.
For purposes of this definition, a person shall not be deemed to have Beneficial Ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

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“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (z) the implementation or compliance with, CRD IV or CRR, or any law or regulation that implements or applies CRD IV or CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
“Class” shall mean (a) when used with respect to Commitments, whether such Commitments are Short Term Loan Commitments or Commitments in respect of a future tranche of loans documented under this Agreement consented to by all Lenders party to this Agreement prior to the incurrence of such Indebtedness, as the context may require, (b) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Short Term Loans or a future tranche of loans documented under this Agreement consented to by all Lenders party to this Agreement prior to the incurrence of such Indebtedness.
“Closing Date” shall mean the date, on or prior to the Commitment Termination Date, on which the conditions precedent set forth in Section 4.02 are satisfied (or waived in accordance with Section 11.02).
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment.
“Commitment Termination Date” shall mean 5:00 p.m. New York City time on the date that is 60 days after the Effective Date.
“Companies” shall mean Holdings, the Borrower, the Designated Company, Holdings’ Restricted Subsidiaries and, after the Specified AV Minerals Joinder Date if Holdings is not AV Minerals, AV Minerals; and “Company” shall mean any one of them.
“Compensation Plan” shall mean any program, plan or similar arrangement (other than employment contracts for a single individual) relating generally to compensation, pension, employment or similar arrangements with respect to which any Company, any Affiliate of any

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Company or any ERISA Affiliate of any of them has any obligation or liability, contingent or otherwise, under any Requirement of Law other than that of the United States.
“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Designated Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Designated Company and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.
“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Designated Company and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries in accordance with US GAAP, but excluding (a) the current portion of any Funded Debt of the Designated Company and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.
“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Designated Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
“Consolidated EBITDA” shall mean, for any period, the sum of (A) Consolidated Net Income for such period, adjusted by (without duplication):
(x)     adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:

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(a)    Consolidated Interest Expense for such period;
(b)    Consolidated Amortization Expense for such period;
(c)    Consolidated Depreciation Expense for such period;
(d)    Consolidated Tax Expense for such period;
(e)    non-recurring items or unusual charges or expenses, severance, relocation costs or expenses, other business optimization expenses (including costs and expenses relating to business optimization programs), new systems design and implementation costs, project start-up costs, restructuring charges or reserves, costs related to the closure and/or consolidation of facilities and one-time costs associated with a Qualified IPO or Qualified Borrower IPO;
(f)    to the extent covered by insurance and actually reimbursed or, so long as the Designated Company has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to Casualty Events or business interruption;
(g)    the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;
(h)    the amount of net income (loss) attributable to non-controlling interests deducted (and not added back) in computing Consolidated Net Income; and
(i)    Management Fees paid in compliance with Section 6.08(c);
(y)     subtracting therefrom, (a) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (b) interest income; and
(z)     excluding therefrom,
(a)    [intentionally omitted];
(b)    earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;
(c)    non-recurring or unusual gains; and
(d)    any gain or loss relating to cancellation or extinguishment of Indebtedness; plus

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(B) the proportionate interest of the Designated Company and its consolidated Restricted Subsidiaries in Non-consolidated Affiliate EBITDA for such period; plus
(C) for purposes of determining compliance with the Financial Performance Covenant only (solely for the purposes of Section 6.14 and not for determining whether any action predicated on being in compliance with the Financial Performance Covenant is permitted), Specified Equity Contributions made pursuant to Section 8.04 to cure failure to comply with the Financial Performance Covenant for a fiscal quarter in such period; plus
(D) the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Designated Company in good faith to be realized as a result of specified actions (x) taken since the beginning of the Test Period in respect of which Consolidated EBITDA is being determined or (y) initiated prior to or during the Test Period (in each case, which cost savings shall be added to Consolidated EBITDA until fully realized, but in no event for more than four fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period, net of the amount of actual benefits realized during such Test Period from such actions); provided that (1) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Designated Company, and (2) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (C) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (C) shall not exceed in the aggregate 15% of Consolidated EBITDA for any one Test Period; provided, further that projected (and not yet realized) amounts may no longer be added in calculating Consolidated EBITDA pursuant to this clause (C) to the extent occurring more than four full fiscal quarters after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies.
Notwithstanding the foregoing clause (x), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.
Consolidated EBITDA shall not include the Consolidated EBITDA of any Non-consolidated Affiliate if such Non-consolidated Affiliate is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company, to the extent of such prohibition.
“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Designated Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP plus, without duplication:

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(a)    imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Designated Company and its Restricted Subsidiaries for such period;
(b)    commissions, discounts and other fees and charges owed by the Designated Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
(c)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Designated Company or any of its Restricted Subsidiaries for such period;
(d)    all interest paid or payable with respect to discontinued operations of the Designated Company or any of its Restricted Subsidiaries for such period; and
(e)    the interest portion of any deferred payment obligations of the Designated Company or any of its Restricted Subsidiaries for such period.
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Designated Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP; provided, however, that the following shall be excluded in the calculation of “Consolidated Net Income”:
(a)    any net income (loss) of any person (other than the Designated Company) if such person is not a Restricted Subsidiary of the Designated Company, except that:
    (i)    subject to the exclusion contained in clause (c) below, equity of the Designated Company and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such person during such period to the Designated Company or to a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b), below); and
    (ii)    the equity of the Designated Company and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
(b)    any net income (loss) of any Restricted Subsidiary of the Designated Company if such Restricted Subsidiary is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company, to the extent of such prohibition, except that:
(i)    subject to the exclusion contained in clause (c) below, equity of the Designated Company and its consolidated Restricted Subsidiaries in the net

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income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Designated Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in this clause (b)); and
(ii)    the equity of the Designated Company and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
(c)    any gain or loss realized upon the sale or other disposition of any property of the Designated Company or Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction permitted hereunder shall be deemed to be in the ordinary course);
(d)    any extraordinary gain or loss;
(e)    the cumulative effect of a change in accounting principles;
(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Designated Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holders only for Qualified Capital Stock of the Designated Company or Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals);
(g)    any unrealized gain or loss resulting in such period from Hedging Obligations (other than any unrealized gains or losses resulting from foreign currency re-measurement hedging activities);
(h)    any expenses or charges in such period related to the Transactions, any premiums, fees, discounts, expenses and losses payable by any Global Loan Party in such period in connection with any redemption or tender offer of Indebtedness permitted hereunder, and any acquisition, disposition, recapitalization or the incurrence of any Indebtedness permitted hereunder, including such fees, expenses or charges related to the Transactions; and
(i)    the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in the Designated Company’s consolidated financial statements pursuant to US GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes.
Notwithstanding the foregoing, for purposes of the calculation of Cumulative Credit only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances

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or other transfers of property from Unrestricted Subsidiaries to the Designated Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Cumulative Credit pursuant to clause (d) of the definition of Cumulative Credit.
“Consolidated Net Tangible Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Designated Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
(a)     the excess of cost over fair market value of assets or businesses acquired;
(b)     any revaluation or other write-up in book value of assets subsequent to March 31, 2016 as a result of a change in the method of valuation in accordance with US GAAP;
(c)     unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(d)     minority interests in consolidated Subsidiaries held by Persons other than the Designated Company or any Restricted Subsidiary of the Designated Company;
(e)     treasury stock;
(f)     cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and
(g)     Investments in and assets of Unrestricted Subsidiaries.
“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Designated Company and its Restricted Subsidiaries, for such period determined on a consolidated basis in accordance with US GAAP.
“Consolidated Total Assets” shall mean at any date of determination, the total assets of the Designated Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP.
“Consolidated Total Net Debt” shall mean, as of any date of determination and without duplication, the sum of (A) the aggregate principal amount of Indebtedness of the Designated Company and its Restricted Subsidiaries outstanding on such date of the type referenced in clauses (a), (b) and (f) of the definition of Indebtedness, and any Contingent Obligations of the Designated Company and its Restricted Subsidiaries in respect of Indebtedness of any Person under clauses (a), (b) and (f) of the definition of Indebtedness, minus the aggregate amount of Unrestricted Cash on such date, plus (B) the proportionate interest of the Designated Company and its consolidated Restricted Subsidiaries in the Non-consolidated Affiliate Debt of each of the

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Non-consolidated Affiliates at any date of determination. The aggregate principal amount of such Indebtedness shall be determined according to the face or principal amount thereof, based on the amount owing under the applicable contractual obligation (without regard to any election by the Designated Company, Holdings (or, and, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any other Person) to measure an item of Indebtedness using fair value or any other discount that may be applicable under GAAP (including the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities) on a consolidated basis with respect to the Designated Company and its Restricted Subsidiaries in accordance with consolidation principles utilized in GAAP.
“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) under any guaranty, endorsement, co-making or sale with recourse of any obligation of a primary obligor, (b) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (e) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (f) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Contribution, Intercompany, Contracting and Offset Agreement” shall mean that certain Contribution, Intercompany, Contracting and Offset Agreement, dated as of the Effective Date, by and among the Loan Parties and the Administrative Agent.
“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Cost of Funds” shall mean the rate of interest on each Lender’s share of the relevant Borrowing for the relevant Interest Period, which shall be the percentage rate per annum which is

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the sum of the weighted average of the rates notified to the Administrative Agent by each Lender as soon as practicable and in any event within two Business Days of the first day of that Interest Period (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select; provided, that if a Lender’s Funding Rate is less than Term SOFR or a Lender does not supply a quotation by the time specified in this definition, the cost to that Lender of funding its participation in that Borrowing for that Interest Period shall be deemed, for the purposes of this definition, to be Term SOFR; provided, further, that if any Lender does not supply a quotation by the time specified in this definition, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders; provided, further, that if the Cost of Funds shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“CRD IV” shall mean Directive 2013/36/EU of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.
“Credit Extension” shall mean the making of a Loan by a Lender.
“Credit Parties” shall mean, collectively, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent, any Delegate, and the Lenders.
“CRR” shall mean Regulation (EU) no. 575/2013 of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) no. 648/2012.
“Cumulative Credit” shall mean, at any date, an amount equal to:
(a)    $328,000,000; plus
(b)    50% of the aggregate Consolidated Net Income accrued during the period commencing on October 1, 2016 to and including the last day of the fiscal quarter most recently ended for which the Designated Company has delivered to the Administrative Agent financial statements on or prior to the Effective Date, or otherwise the financial statements required to be delivered by Section 5.01(a) or Section 5.01(b), taken as a single accounting period (or, in the event Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus
(c)    100% of the Net Cash Proceeds received by, (w) prior to the Designated Holdco Effective Date, Holdings from the issuance of Qualified Capital Stock of Holdings or as a capital contribution to Holdings after February 21, 2020 to the extent that such Net Cash Proceeds are immediately contributed by Holdings to the Designated Company following such sale or contribution to Holdings (including the Net Cash Proceeds of a Qualified IPO), (x) on and after the Designated Holdco Effective Date, from the issuance of Qualified Capital Stock of Designated Holdco or as a capital contribution to Designated Holdco (including the Net Cash Proceeds of a Qualified IPO), (y) Borrower from the issuance of Qualified Capital Stock of the Borrower in a Qualified Borrower IPO and (z) Borrower from the issuance of Qualified Capital Stock of Borrower after a Qualified Borrower IPO; provided that, in each case, no issuances to or

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contributions from a Restricted Subsidiary shall be counted for the purposes of this clause (c); plus
(d)    the aggregate net cash proceeds received by the Designated Company or any Restricted Subsidiary from the issuance or sale after February 21, 2020 of convertible or exchangeable Indebtedness that has been converted into or exchanged for Qualified Capital Stock of Holdings (prior to the Designated Holdco Effective Date), Designated Holdco (on and after the Designated Holdco Effective Date) or of the Borrower after a Qualified Borrower IPO, excluding:
(i)    any such Indebtedness issued or sold to any Global Loan Party or a Subsidiary of any Global Loan Party or an employee stock ownership plan or trust established by any Global Loan Party or any such Subsidiary for the benefit of their employees, and
(ii)    the aggregate amount of any cash or other property distributed by Holdings, the Designated Company or any Restricted Subsidiary upon any such conversion or exchange; plus
(e)    the net reduction in Investments made in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in any person other than the Designated Company or an Unrestricted Grantor resulting from cash dividends, repayments of loans or advances or other transfers of property (valued at fair market value), in each case to the Designated Company or any Unrestricted Grantor; provided that the foregoing amount shall not exceed, in the case of any person, the amount of Investments made after February 21, 2020 by the Designated Company or any Unrestricted Grantor in such person in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii); plus
(f)    the aggregate amount of prepayments refused by lenders under the Secured Term Loan Credit Agreement pursuant to Section 2.10(g)(iii) thereof as in effect on the Effective Date; plus
(g)    upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 5.16, the lesser of (i) the fair market value of the net assets of such Unrestricted Subsidiary at the time of redesignation and (ii) the aggregate amount of Investments made by the Designated Company or any of its Restricted Subsidiaries in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in such Unrestricted Subsidiary after February 21, 2020 and prior to such redesignation; minus
(h)    in each case from and after February 21, 2020, (x) the cumulative amount of all Investments made pursuant to Section 6.04(r)(ii), (y) the cumulative amount of all Dividends made pursuant to Section 6.08(c), Section 6.08(d)(i), Section 6.08(i) and Section 6.08(j) and (z) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(z)(1); minus
(i)    if, at such date of determination, the Total Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter for which the Designated Company has delivered to the Administrative Agent financial statements on or prior to the Effective Date, or otherwise the financial statements required to be delivered by Section

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5.01(a) or Section 5.01(b) would be greater than or equal to 3.5 to 1.0, the cumulative amount of Recapture Amounts paid since February 21, 2020.
As of the Effective Date, Cumulative Credit is equal to the “Cumulative Credit” as defined in the Secured Term Loan Credit Agreement. For the period commencing on February 22, 2020 and ending on the Effective Date, the section references in clauses (e), (g) and (h) above shall be deemed to refer to the corresponding section in the Secured Term Loan Credit Agreement as in effect on the Effective Date.
“DB Cash Pooling Arrangements” shall mean the cash pooling arrangements among the Borrower, certain other Global Loan Parties and Deutsche Bank pursuant to the Transaction Banking Services Agreement among such parties and any documents ancillary thereto.
“Debt Issuance” shall mean the sale or issuance of debt securities or the incurrence of other Indebtedness for borrowed money by Holdings or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) on or after the Closing Date, other than (a) [intentionally omitted], (b) [intentionally omitted], (c) intercompany Indebtedness permitted under Section 6.01(d), (d) any incurrence of Indebtedness under the Revolving Credit Agreement or any other letter of credit (or similar guarantee or bonding) facilities, ordinary course overdraft protection and working capital facilities, trade payables, factoring arrangements, capital leases, financial leases, Sale and Leaseback Transactions,  hedging and cash management, including the renewal, replacement, increase, extension or refinancing of each of the foregoing items under this clause (d), (e) purchase money and equipment financings and similar obligations, including the renewal, replacement, increase, extension or refinancing of each of the foregoing items under this clause (e), (f) Indebtedness permitted under Section 6.01(cc) or Section 6.01(ff), and (g) any Secured Term Loan Credit Agreement Refinancing Indebtedness.
“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness paid in such period.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, readjustment, composition, liquidation, receivership, insolvency, reorganization, examination or similar debtor relief or debt adjustment laws (including any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean an Event of Default or an event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
“Defaulting Lender” shall mean any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder within three Business Days of the date required to be funded by it hereunder, absent a good faith dispute with respect to such obligation, (b) has notified the Designated Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in

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which it commits to extend credit, absent a good faith dispute with respect to such obligation, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, other than pursuant to an Undisclosed Administration, (i) become the subject of any proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, examiner or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Delegate” shall mean any delegate, agent, attorney, trustee or co-trustee appointed by the Administrative Agent.
“Designated Belgian Escrow Account” shall mean a deposit account or securities account of the Borrower or in the name of the Borrower into which solely the Designated Belgian Escrow Funds shall be deposited by the Borrower, which account shall be subject to the Designated Belgian Escrow Agreement.
“Designated Belgian Escrow Agreement” shall mean that certain Escrow Agreement for the Administration of Third-Party Funds, dated on or prior to April 14, 2020, among the Borrower, Aleris Belgium, and a financial institution, as escrow agent, in form and substance reasonably satisfactory to the Administrative Agent, in respect of the Designated Belgian Escrow Account and governing the Designated Belgian Escrow Funds.
“Designated Belgian Escrow Funds” shall mean cash or Cash Equivalents in an aggregate amount of up to €75,000,000 deposited into the Designated Belgian Escrow Account, which amounts shall be used solely for the purpose of funding capital expenditures of Aleris Belgium pursuant to the Designated Belgian Escrow Agreement.
“Designated Company” shall mean the Borrower; provided that, for purposes of all notices, certificates, payments, and other actions taken or required to be taken by the Designated Company after the Designated Holdco Effective Date, and for the purposes of all communications between the Designated Company and the Administrative Agent and any Lender after the Designated Holdco Effective Date, the Borrower shall continue to constitute the Designated Company and shall retain all of the rights and obligations of the Designated Company under this Agreement and the other Loan Documents, and any notices, certificates, payments and other actions taken by Designated Holdco for or on behalf of any Loan Party shall be deemed to be null and void.
“Designated Holdco” shall mean, on and after the Designated Holdco Effective Date, U.K. Holdco.
“Designated Holdco Effective Date” shall mean the date that (a) the actions described in clause (b) of the definition of Permitted Reorganization Actions are satisfied, and (b) the terms

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and conditions contained in the definitions of Permitted Reorganization and Permitted Reorganization Actions are satisfied in respect of the actions described in clause (a) above, and in respect of all Permitted Reorganization Actions commenced prior to the actions described in clause (a) above.
“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable other than solely for Qualified Capital Stock, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, or (c) contains any mandatory repurchase obligation which may come into effect prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
“Disqualified Institution” shall mean, on any date, (a) any Sanctioned Person and (b) any other Person that is a direct competitor of the Designated Company (other than a Person described in clause (a) or (b) of the definition of Known Affiliate) or a Known Affiliate of a competitor, which Person has been designated by the Designated Company as a “Disqualified Institution” by written notice to the Administrative Agent from time to time after the 90th day following the Effective Date; provided that “Disqualified Institutions” shall exclude any Person that the Designated Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Distribution” shall mean, collectively, with respect to any Person, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Equity Interests, from time to time received, receivable or otherwise distributed to such Person in respect of or in exchange for any or all of the Equity Interests or Intercompany Notes owned by such Person.
“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to

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purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments reduce Consolidated Net Income.
“Dividend Recapture Amount” shall have the meaning assigned to such term in Section 6.08(d)(iii).
“Dollar Equivalent” shall mean, as to any amount denominated in any currency other than Dollars as of any date of determination, the amount of Dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date, and as to any amount denominated in Dollars, such amount in Dollars.
“Dollars” or “dollars” or “$” shall mean lawful money of the United States.
“DQ List” shall have the meaning assigned to such term in Section 11.04(g)(iv).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the first date on which each of the conditions precedent set forth in Section 4.01 have been satisfied.
“Eligible Assignee” shall mean (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund of a Lender and (d) any other person approved, in the case of this clause (d) only, by the Designated Company (such approval not to be unreasonably withheld or delayed and such approval shall be deemed given if no objection is made by the Designated Company within five Business Days after receipt of a notice of an assignment proposing such person as an assignee of any interest in any Loans); provided that (x) no approval of the Designated Company shall be required during the continuance of an Event of Default, (y) “Eligible Assignee” shall not include AV Minerals, Holdings or any of its Affiliates or Subsidiaries or any natural person and (z) each assignee Lender shall be subject to each other applicable requirement regarding Lenders hereunder. Any Disqualified Institution is subject to Section 11.04(g) hereof.
“Embargoed Person” shall have the meaning assigned to such term in Section 6.21.

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“Environment” shall mean the natural environment, including air (indoor or outdoor), surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, sewer systems, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other formal communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment or to human health or safety relating to or arising out of the use of, exposure to or Releases or threatened Releases of Hazardous Material.
“Environmental Law” shall mean any and all treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other legally binding requirements (including the Guide d’Intervention – Protection des sols et de réhabilitation des terrains contaminés of the Quebec Ministry of Sustainable Development, Environment and Fight Against Climate Change), and the common law and civil law, relating to protection of human health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Effective Date or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.
“Equity Issuance” shall mean the issuance of any Equity Interests (including equity-linked securities) on or after the Closing Date by Holdings or any of its Restricted Subsidiaries, other than (a) pursuant to employee stock plans, (b) upon vesting, exercise, exchange or conversion of restricted stock units, options or other rights to acquire shares of common stock, (c) pursuant to Holdings’ equity and incentive plans, (d) by any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings, and (e) constituting directors’ qualifying shares.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

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“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the occurrence of any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA or a cessation of operation that is treated as a withdrawal under Section 406(e) of ERISA; (i) a complete or partial withdrawal by any Company or any ERISA Affiliate from a Multiemployer Plan resulting in material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in a Material Adverse Effect.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Guarantor Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary designated as such in writing (together with a supplement to Schedule 1.01(c)) by the Designated Company to the Administrative Agent that:
    (w) (i) contributed 2.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 2.5% or less of the Consolidated Total Assets of the Designated Company and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered on

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or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination;
    (x)    together with all other Restricted Subsidiaries constituting Excluded Guarantor Subsidiaries (i) contributed 7.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 7.5% or less of the Consolidated Total Assets of the Designated Company and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination; and
    (y) is not a Loan Party on the Effective Date; provided that no Loan Party shall constitute an Excluded Guarantor Subsidiary except to the extent such Loan Party issues Equity Interests to Persons other than a Company pursuant to Section 6.06(l) and immediately prior to such issuance such Person would have otherwise qualified as an Excluded Guarantor Subsidiary under clause (w) and (x) above;
The Excluded Guarantor Subsidiaries as of the Amendment No. 1 Effective Date are listed on Schedule 1.01(c) ~~of this Agreement~~, as supplemented pursuant to Amendment No. 1, which supplement shall replace and supersede in all respects any such prior Schedule 1.01(c) or designation of Excluded Guarantor Subsidiaries; provided that, to the extent that any German Borrower Holding Company, Aleris ~~Asia Pacific Limited~~Hong Kong or Aleris Rolled Products Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico, directly or indirectly own Equity Interests in a borrower under the Revolving Credit Agreement, then such entities may not be Excluded Guarantor Subsidiaries.
The Designated Company may cause a Subsidiary to cease to be an Excluded Guarantor Subsidiary by delivering to the Administrative Agent written notice (together with a supplement to Schedule 1.01(c)) that such Subsidiary is no longer an Excluded Guarantor Subsidiary, and following any such notice the Designated Company shall cause such Subsidiary to comply with the requirements of Section 5.11 within the time periods required thereby. The Designated Company may supplement Schedule 1.01(c) from time to time following the Amendment No. 1 Effective Date in accordance with this definition and Section 5.11.
“Excluded Subsidiaries” shall mean Restricted Subsidiaries of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) that are not organized in a Principal Jurisdiction.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other

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Connection Taxes, (b) [reserved], (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order” shall have the meaning assigned to such term in Section 3.22.
“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).
“Factoring Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, transferred or disposed of pursuant to a Permitted Factoring Facility permitted under Section 6.06(e), (ii) Related Security with respect to the Receivables referred to in clause (i) above, (iii) collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) lockboxes, lockbox accounts, collection accounts or other deposit accounts substantially all of the deposits of which consist of such collections and proceeds referred to in clause (iii) above and which have been specifically identified and consented to by the Revolving Credit Administrative Agent, (v) without duplication of the foregoing clauses (i) through (iv), rights and payments which relate solely to the Receivables referred to in clause (i) above and (vi) cash reserves comprising credit enhancements for such Permitted Factoring Facility.

“Fallback Rate” shall mean, in relation to a Borrowing, subject to Section 1.07, (a) if no Benchmark is available for the relevant currency or Interest Period, the Reference Bank Rate as of the Periodic Term SOFR Determination Day for the currency of that Borrowing and for a period equal in length to the Interest Period of that Borrowing, or (b) if neither a Benchmark nor a Reference Bank Rate is available for the relevant currency or Interest Period, the Cost of Funds shall apply to that Borrowing for that Interest Period.

“Fallback Rate Borrowing” shall mean a Borrowing comprised of Fallback Rate Loans.

“Fallback Rate Loan” shall mean a Term Loan that bears interest based on the Fallback Rate.
“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” shall mean (a) Sections 1471 to 1474 of the Code and any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to any intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in clause (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in clauses (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” shall mean (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States), July 1, 2014; (b) in relation to a “withholdable payment” described in Section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States), January 1, 2019; or (c) in relation to a “passthru payment” described in Section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, January 1, 2019;

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or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
“FATCA Deduction” shall mean a deduction or withholding from a payment under a Loan Document required by FATCA.
“FATCA Exempt Party” shall mean a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” shall mean that certain fee letter, dated as of the Effective Date, among the Borrower and Axis.
“Fees” shall mean the fees and prepayment premiums payable hereunder or under the Fee Letter and each other fee letter executed in connection with this Agreement.
“Financial Performance Covenant” shall mean the covenant set forth in Section 6.14.
“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Guarantee” shall have the meaning assigned to such term in Section 7.01.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Plan” shall mean any pension or other employee benefit or retirement plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States, other than government sponsored pension, healthcare, prescription drugs, employment insurance, parental insurance or workers compensation plans.
“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.
“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” shall mean, as to any person, all Indebtedness of such person that matures more than one year from the date of its incurrence or matures within one year from such date but is renewable or extendible, at the option of such person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or

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not required to be paid within one year from the date of its creation and, in the case of the Designated Company and its Subsidiaries, Indebtedness in respect of the Secured Term Loans and the Revolving Credit Loans.
“Funding Rate” shall mean any individual rate notified by a Lender to the Administrative Agent pursuant to the definition of Cost of Funds.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis; provided that if the Designated Company converts its financial reporting from generally accepted accounting principles in the United States to IFRS as permitted under Section 1.04, “GAAP” shall mean (subject to the provisions of Section 1.04 hereof) IFRS applied on a consistent basis.
“German Borrower Holding Company” shall mean each Subsidiary of Aleris Germany that directly or indirectly owns Equity Interests in Aleris Rolled Products or Aleris Casthouse.
“German Issuer” shall mean Novelis Sheet Ingot GmbH, a company organized under the laws of Germany.
“German Receivables Purchase Agreement” shall have the meaning assigned to such term in the definition of “Receivables Purchase Agreement”.
“German Seller” shall mean Novelis Deutschland GmbH, a company organized under the laws of Germany (including in its roles as seller and collection agent under the German Receivables Purchase Agreement).
“Global Loan Parties” shall mean the “Loan Parties” as defined in the Secured Term Loan Credit Agreement.
“Global Subsidiary Guarantors” shall mean the “Subsidiary Guarantors” as defined in the Secured Term Loan Credit Agreement.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

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“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
“Guarantees” shall mean the guarantees issued pursuant to ARTICLE VII by the Guarantors.
“Guarantors” shall mean the Subsidiary Guarantors and any other Person that shall guarantee the Obligations from time to time.
“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation under or which can give rise to liability (including, but not limited to, due to their ignitability, corrosivity, reactivity or toxicity) under any Environmental Laws.
“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging a Company’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case not for speculative purposes.
“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
“Hindalco” shall mean Hindalco Industries Limited, a corporation organized under the laws of India.
“Holdings” shall mean (i) prior to the consummation of the Permitted Holdings Amalgamation, (x) if any transaction described in clause (b), (c) or (f) of the definition of Permitted Reorganization Action has not occurred, AV Metals or (y) AV Minerals, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, Successor Holdings.
“IFRS” shall mean International Financial Reporting Standards consistently applied.
“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary that, together with all other Subsidiaries then constituting Immaterial Subsidiaries (i) contributed 5.0% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, (ii) had consolidated assets representing 5.0% or less of the Consolidated Total Assets on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (iii) is not a Global Loan Party on the Effective Date or on the Closing Date.

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“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days (other than such overdue trade accounts payable being contested in good faith and by proper proceedings, for which appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards)); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such person under any Qualified Securitization Transaction; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that the terms of such Indebtedness expressly provide that such person is not liable therefor.
“Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
“Information” shall have the meaning assigned to such term in Section 11.12.
“Initial Secured Term Loans” shall mean the “Initial Term Loans” as defined in the Secured Term Loan Credit Agreement.
“Instruments” shall mean all “instruments,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
“Interbank Rate” shall mean, for any period, the Administrative Agent’s cost of funds for such period.
“Intercompany Notes” shall mean one or more promissory notes in such form as may be agreed to by the Administrative Agent in its sole discretion.

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“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
“Interest Payment Date” shall mean, (a) with respect to any Borrowing, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and (b) with respect to any Loan, the Maturity Date applicable to such Loan.
“Interest Period” shall mean, with respect to any SOFR Borrowing or Fallback Rate Borrowing, as applicable, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) for a Class of Term Loans, the Borrower shall not select an Interest Period that would extend beyond the Latest Maturity Date of the applicable Class of such Term Loans, and (d) the Interest Period for any Credit Extension other than the first Credit Extension shall end on the same day as the then-current Interest Period in relation to the first Credit Extension under this Agreement. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Cash Flow” shall mean cash generated by the Designated Company and its Restricted Subsidiaries in the ordinary course of business, and in any event excluding (i) proceeds of Casualty Events and Asset Sales under Section 6.06(b), (e), (i), (j), (l), (q), (r) and (s), (ii) proceeds of Indebtedness other than borrowings under the Revolving Credit Facility and intercompany loans from another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow) and (iii) proceeds of issuances of Equity Interests other than to another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow).
“Inventory” shall mean all “inventory,” as such term is defined in the UCC, wherever located, in which any Person now or hereafter has rights.
“Investment Recapture Amount” shall have the meaning assigned to such term in Section 6.04(r)(iv).
“Investments” shall have the meaning assigned to such term in Section 6.04.
“IRS” shall mean the United States Internal Revenue Service.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F, or such other form as may be agreed to by the Administrative Agent in its sole discretion.

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“Joint Venture” shall mean any person (a) that is not a direct or indirect Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and (b) in which the Designated Company, in the aggregate, together with its Subsidiaries, is directly or indirectly, the beneficial owner of 5% or more of any class of Equity Interests of such person.
“Joint Venture Subsidiary” shall mean each of (i) Aluminum Company of Malaysia Berhard and (ii) any other person that is a Subsidiary in which persons other than Holdings or its Affiliates own 10% or more of the Equity Interests of such person, excluding, to the extent they become Restricted Subsidiaries of the Designated Company after the Effective Date, Logan and Norf GmbH.
“Judgment Currency” shall have the meaning assigned to such term in Section 11.18(a).
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18(a).
“Junior Secured Indebtedness” shall have the meaning assigned to such term in the Secured Term Loan Credit Agreement.
“Known Affiliate” of any person shall mean, as to such person, known Affiliates readily identifiable by name, but excluding any Affiliate (a) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity or (b) that is a banking or lending institution engaged in the business of making loans.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan hereunder at such time, including the latest maturity or expiration date of any Short Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
“Lenders” shall mean (a) the Short Term Lenders and (b) any financial institution that has become a party hereto as a Lender pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto as a Lender pursuant to an Assignment and Assumption (excluding, in each case, any such financial institution to the extent it holds no Commitments and all Obligations owing to it have been paid).
“Lien” shall mean, with respect to any property, (a) any mortgage (or mandate to vest a mortgage), deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation, prior claim, security interest or similar encumbrance of any kind or any arrangement to provide

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priority or preference in respect of such property or any filing of any financing statement or any financing change statement under the UCC, the PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than any unauthorized notice or filing filed after the Effective Date for which there is not otherwise any underlying lien or obligation, so long as the Designated Company is (if aware of same) using commercially reasonable efforts to cause the removal of same), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” shall mean as of any date of determination, the sum of (i) Unrestricted Cash of the Designated Company and its Restricted Subsidiaries as of such date plus (ii) unutilized and available commitments under the Revolving Credit Agreement.
“Loan Documents” shall mean this Agreement, the Contribution, Intercompany, Contracting and Offset Agreement, the Subordination Agreement, the Notes (if any), each Foreign Guarantee, each Fee Letter, and all other pledges, powers of attorney, consents, assignments, certificates, agreements or documents, whether heretofore, now or hereafter executed by or on behalf of any Loan Party for the benefit of the Administrative Agent or any Lender in connection with this Agreement.
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.
“Loans” shall mean Term Loans.
“Logan” shall mean Logan Aluminum Inc., a Delaware corporation.
“Logan Joint Venture Arrangement” shall mean the production joint venture arrangement with Tri Arrows Aluminum Inc. governed by the terms of the Logan Joint Venture Agreement, dated January 18, 1985, between Novelis Corporation, as successor in interest to Alcan Aluminum Corporation, and Tri Arrows Aluminum Inc. (“Tri Arrows”), as successor in interest to Arco Logan Inc., as amended and supplemented from time to time.
“Logan Joint Venture Licenses” shall mean the non-exclusive licenses in favor of Novelis Corporation or any other Company from Logan or Tri Arrows of intellectual property owned by Logan or Tri Arrows and subject to restrictions under the Logan Joint Venture Arrangement.
“Logan Location” shall mean the premises of Logan Aluminum Inc., Route 431, North Russellville, Kentucky 42276.
“Management Fees” shall have the meaning assigned to such term in Section 6.08(c)(C).
“Mandated Lead Arranger” shall mean Axis Bank Limited, IFSC Banking Unit, Gift City, in its capacity as Mandated Lead Arranger and Bookrunner under this Agreement.

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“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, or financial condition of the Global Loan Parties and their Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment and other material obligations under the Loan Documents; or (c) a material impairment of the rights of or benefits or remedies available to the Lenders or the Administrative Agent under the Loan Documents, taken as a whole.
“Material Indebtedness” shall mean (a) (i) Indebtedness under the Revolving Credit Loan Documents and any Permitted Revolving Credit Facility Refinancings thereof, (ii) Indebtedness under the Secured Term Loan Documents and any Permitted Secured Term Loan Facility Refinancings thereof, (b) Indebtedness under the Senior Notes, the Additional Senior Secured Indebtedness, the Junior Secured Indebtedness and any Permitted Refinancings of any thereof in each case in an aggregate outstanding principal amount exceeding $100,000,000 and (c) any other Indebtedness (other than the Loans and intercompany Indebtedness of the Companies permitted hereunder) of the Global Loan Parties in an aggregate outstanding principal amount exceeding $100,000,000.
“Material Subsidiary” shall mean any Subsidiary of the Designated Company that is not an Immaterial Subsidiary.
“Maturity Date” shall mean (a) with respect to the Short Term Loans, the Short Term Loan Maturity Date and (b) with respect to any other Class of Term Loans, the maturity date as provided in the definitive documentation with respect thereto.
“Maximum Rate” shall have the meaning assigned to such term in Section 11.14.
“Maximum Revolving Credit Facility Amount” shall mean, at any time, an amount equal to the greater of (x) $2,250,000,000 and (y) the Borrowing Base.
“Minimum Amount” shall mean an integral multiple of $1,000,000 and not less than $5,000,000.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding six plan years made contributions; or (c) with respect to which any Company could incur liability.
“Net Cash Proceeds” shall mean:
(a)    with respect to any Asset Sale, the cash proceeds received by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (including cash proceeds subsequently received (as and when received by Holdings, the Designated Company or any of its Restricted Subsidiaries or, on and after the Specified AV Minerals Joinder Date, AV Minerals) in respect of non-cash

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consideration initially received) net of (without duplication) (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Designated Company’s good faith estimate of income taxes paid or payable in connection with such sale and repatriation Taxes that are or would be payable in connection with any sale by a Restricted Subsidiary); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Designated Company’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Revolving Credit Loans or the Loans) which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) so long as any Revolving Credit Loans remain outstanding, the proceeds of any Revolving Credit Priority Collateral (as defined in the Revolving Credit Loan Documents) of any Global Loan Party sold in such Asset Sale (which shall include, for the avoidance of doubt, the portion of the sale price of the Equity Interests or all or substantially all of the property, assets or business of any Restricted Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) consisting of the net book value of any such Revolving Credit Priority Collateral);
(b)    with respect to any Debt Issuance or any Disqualified Capital Stock, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith;
(c)    with respect to any issuance of Equity Interests (other than Preferred Stock) by Holdings, Designated Holdco, the Borrower or, on and after the Specified AV Minerals Joinder Date, AV Minerals, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and
(d)    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event; and (ii) so long as any Revolving Credit Loans remain outstanding, any such cash insurance proceeds, condemnation awards and other compensation received in respect of Revolving Credit Priority Collateral (as defined in the Revolving Credit Loan Documents) of any Global Loan Party to the extent such amounts are required to be (and are) applied to the repayment of the Revolving Credit Loans pursuant to the terms of the Revolving Credit Agreement;
provided, however, that Net Cash Proceeds arising from any Asset Sale or Casualty Event by or applicable to a non-Wholly Owned Subsidiary shall equal the amount of such Net Cash Proceeds

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calculated as provided above less the percentage thereof equal to the percentage of any Equity Interests of such non-Wholly Owned Subsidiary not owned by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company and its Restricted Subsidiaries.
“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
“NKL” shall mean Novelis Korea Limited.
“NKL Share Repurchase” shall mean the repurchase by NKL of Equity Interests of NKL for cash consideration derived from all or a portion of the proceeds of the Ulsan Share Sale, which may be structured as a share cancellation, a reduction in par value, a share consolidation and reduction in share value, or any other legal structure resulting in the reduction of Equity Interests in NKL in exchange for cash consideration.
“Non-consolidated Affiliate” shall mean (a) Norf GmbH, MiniMRF LLC (Delaware), and Consorcio Candonga (unincorporated Brazil), in each case so long as they are not a Subsidiary of the Designated Company, (b) the Ulsan JV Subsidiary, solely to the extent that (i) such Person is not otherwise included in the consolidated financial results of the Designated Company and its Restricted Subsidiaries and (ii) the requirement set forth in clause (c)(ii) below remains true in respect of the Ulsan JV Subsidiary, and (c) any other Person formed or acquired by the Designated Company or any of its Restricted Subsidiaries, in the case of this clause (c), so long as (i) such Person is not a Subsidiary of the Designated Company and (ii) the Designated Company owns, directly or indirectly, Equity Interests in such Restricted Subsidiary representing at least 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or equivalent governing body) of such Person.
“Non-consolidated Affiliate Debt” shall mean with respect to the Non-consolidated Affiliates, as of any date of determination and without duplication, the Consolidated Total Net Debt of the Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Designated Company and the Restricted Subsidiaries in the definition of Consolidated Total Net Debt were references to Non-consolidated Affiliates and their Subsidiaries).
“Non-consolidated Affiliate EBITDA” shall mean with respect to the Non-consolidated Affiliates for any period, the amount for such period of Consolidated EBITDA of such Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Designated Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to Non-consolidated Affiliates and their Subsidiaries); provided that Non-consolidated Affiliate EBITDA shall not include the Non-consolidated Affiliate EBITDA of Non-consolidated Affiliates if such Non-consolidated Affiliates are subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company or the Borrower, to the extent of such prohibition.
“Non-Loan Party Jurisdiction” shall mean each country (including any state, province or other political subdivision thereof) other than (i) the United States, Canada, the United Kingdom, Switzerland and Germany, (ii) any other country in which a Global Loan Party is organized and (iii) any state, province or other political subdivision of the foregoing.

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“Non-Principal Jurisdiction” shall mean each country in which a Global Loan Party is organized (and any state, province or other political subdivision thereof) other than (i) the United States, Canada, the United Kingdom, Switzerland, Belgium, the Netherlands and Germany, (ii) any other country in which a Global Loan Party is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) any state, province or other political subdivision of the foregoing clauses (i) and (ii).
“Norf GmbH” shall mean Aluminium Norf GmbH, a limited liability company (GmbH) organized under the laws of Germany.
“Notes” shall mean any notes evidencing the Terms Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit I.
“Novelis AG” shall mean Novelis AG, a stock corporation (AG) organized under the laws of Switzerland.
“Novelis AG Cash Pooling Agreement” shall mean a Cash Management Agreement entered into among Novelis AG and certain “European Affiliates” (as identified therein) dated 1 February 2007, together with all ancillary documentation thereto.
“Novelis Corporation” shall mean Novelis Corporation, a Texas corporation.
“Novelis Switzerland” shall mean Novelis Switzerland SA, a company organized under the laws of Switzerland.
“Obligation Currency” shall have the meaning assigned to such term in Section 11.18(a).
“Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including obligations under the Guarantees and fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.
“OFAC” shall have the meaning assigned to such term in Section 3.22.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.

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“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
“Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, recording, court or documentary, excise, transfer, sales, property, intangible, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(c)).
“Participant” shall have the meaning assigned to such term in Section 11.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 11.04(c).
“Participating Member States” shall mean the member states of the European Communities that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.
“Party” shall mean any party to this Agreement.
“Patriot Act” shall have the meaning assigned to such term in Section 11.13.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.
“Permitted ABL Customer Account Financing Amendment” shall have the meaning assigned to such term in Section 1.10.
“Permitted Acquisition” shall mean any Acquisition, if each of the following conditions is met:

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(i)    no Default is then continuing or would result therefrom;
(ii)    no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted under Section 6.01, and any other such Indebtedness not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;
(iii)    the person or business to be acquired shall be, or shall be engaged in, a business of the type that the Global Loan Parties and the Subsidiaries are permitted to be engaged in under Section 6.15, and the person or business and any property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Liens;
(iv)    the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
(v)    all transactions in connection therewith shall be consummated in all material respects in accordance with all applicable Requirements of Law;
(vi)    with respect to any transaction involving Acquisition Consideration of more than $50,000,000, unless the Administrative Agent shall otherwise agree, the Designated Company shall have provided the Administrative Agent written notice on or before the consummation of such transaction, which notice shall describe (A) in reasonable detail the terms and conditions of such transaction and the person or business to be acquired and (B) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent;
(vii)    any person acquired in connection with any such transaction shall become a Guarantor, to the extent required under, and within the relevant time periods provided in, Section 5.11;
(viii)    with respect to any transaction involving Acquisition Consideration that, when added to the fair market value of Equity Interests, including Equity Interests of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals), constituting purchase consideration, exceeds $50,000,000, the Designated Company shall have delivered to the Administrative Agent an Officers’ Certificate on or prior to the consummation of such transaction certifying that (A) such transaction complies with this definition and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect;
(ix)    [intentionally omitted];
(x)    if any Person so acquired (or any Subsidiary of such Person) is not required to become a Global Loan Party pursuant to the terms of the Secured Term Loan Credit Agreement, the Acquisition Consideration payable for such Person (or the portion

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thereof attributable or allocated by the Designated Company in good faith to each such Subsidiary) in connection with such Acquisition, and all other Acquisitions of non-Global Loan Parties consummated after the Effective Date shall not, unless, on the date of such Acquisition, the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis, after giving effect to such Acquisition shall be no greater than 3.00 to 1.00 determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby, exceed an amount equal to the greater of (x) 2.0% of Consolidated Net Tangible Assets and (y) $100,000,000 in the aggregate since the Effective Date (provided that such amounts can be exceeded to the extent of Investments made pursuant to Section 6.04(r));
(xi)    immediately after giving effect to such Acquisition (other than Acquisitions where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), the Designated Company shall, on a Pro Forma Basis, be in compliance with the Financial Performance Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or (b) (or for periods prior to the delivery of such financial information for a four fiscal quarter period, based on financial information filed with the United States Securities and Exchange Commission) as though such Acquisition and all other Specified Transactions consummated after the applicable four quarter period and on or prior to the relevant date of determination had been consummated as of the first day of the fiscal period covered thereby;
(xii)    with respect to any transaction involving Acquisition Consideration of more than $50,000,000, the Designated Company shall have delivered a certificate from a Financial Officer of the Designated Company on or prior to the consummation of such transaction (A) as to the matters set forth in clause (i) above and (B) demonstrating its compliance with clause (xi) above, and (C) to the extent the person so acquired is not required to become a Global Loan Party pursuant to the terms of the Secured Term Loan Credit Agreement, demonstrating compliance with clause (x) above, and in each case accompanied by compliance calculations in reasonable detail.
“Permitted Aleris Foreign Subsidiary Transfer” shall have the meaning assigned to such term in the Secured Term Loan Credit Agreement, it being understood that no Permitted Aleris Foreign Subsidiary Transfer may occur after April 14, 2021.
“Permitted Customer Account Financing Amendment Conditions” shall mean, with respect to each amendment to the definition of Permitted Customer Account Financing effected pursuant to Section 1.10, each of the following:
(a)    Holdings or the Designated Company shall have executed and delivered a certificate to the Administrative Agent, no later than two Business Days after the date that any Permitted ABL Customer Account Financing Amendment becomes effective, attaching a certified copy of such Permitted ABL Customer Account Financing Amendment, and certifying

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that the terms of such Permitted ABL Customer Account Financing Amendment comply with the requirements set forth in clauses (b) through (d) below;
(b)    the terms of such amendment shall not expand the scope of the collateral permitted to be released under the Revolving Credit Loan Documents in connection with any Permitted Customer Account Financing, which collateral shall be limited to Factoring Assets that are sold in connection with (or that otherwise secure) such Permitted Customer Account Financing, it being understood that factoring additional Accounts of additional Account Debtors shall not constitute an expansion of the scope for purposes of this clause (b);
(c)    such amendment shall relate solely to the factoring of Accounts of customers of the Loan Parties in connection with a Permitted Customer Account Financing, and the creation of Liens on Factoring Assets that secure such Permitted Customer Account Financing; and
(d)    such amendment shall not otherwise adversely affect the Credit Parties or.
“Permitted Customer Account Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e) or 6.06(e) with respect to Accounts of one or more Global Loan Parties; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects), with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date, (ii) the number of Account Debtors whose Accounts are at any time subject to Permitted Customer Account Financings shall be limited to seven; provided that all Affiliates of an Account Debtor shall be deemed to be a single Account Debtor for purposes of this definition, and (iii) Accounts subject to a Permitted Customer Account Financing must be capable of being fully segregated from other Accounts (including with respect to accounts receivable reporting, purchase orders, invoicing, and payments); provided, further, that notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted Customer Account Financing.
“Permitted Factoring Facility” shall mean a sale of Receivables on a discounted basis by any Company, so long as (i) no Global Loan Party has any obligation, contingent or otherwise in connection with such sale (other than to deliver the Receivables purported to be sold free and clear of any encumbrance and other than as permitted by Section 6.04(n)), and (ii) such sale is for cash and fair market value.
“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by any Global Loan Party in the form of one or more series of senior secured notes under one or more indentures; provided that (i) [intentionally omitted], (ii) such Indebtedness constitutes Secured Term Loan Credit Agreement Refinancing Indebtedness in respect of Secured Term Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except

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customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those set forth in the Secured Term Loan Documents to make mandatory prepayments or prepayment offers out of such proceeds on a pari passu basis with the obligations secured under the Secured Term Loan Documents, all other Permitted First Priority Refinancing Debt and all Additional Senior Secured Indebtedness), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) [intentionally omitted], (v) such Indebtedness is not guaranteed by any Persons other than the Global Loan Parties, (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions, and terms related to collateral and perfection) are customary market terms for securities of such type (provided that such terms shall in no event include any financial maintenance covenants) and, in any event, when taken as a whole, are not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), and (vii) no Default shall exist immediately prior to or after giving effect to such incurrence. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Fiscal Unity Liability” shall mean any joint and several liability arising as a result of a Global Loan Party being a member of a fiscal unity permitted under Section 3.31.
“Permitted German Alternative Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e), 6.01(m), 6.06(e), or 6.06(r) with respect to Accounts or Inventory of one or more German Guarantors (as defined in the Secured Term Loan Credit Agreement); provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, (ii) from and after the date of any Permitted German Alternative Financing, the amount of the German Borrowing Base (as defined in the Revolving Credit Agreement) shall be deemed to be zero, and availability under the Swiss Borrowing Base (as defined in the Revolving Credit Agreement) in respect of Accounts sold pursuant to a German Receivables Purchase Agreement shall be deemed to be zero, (iii) on or prior to the date of any Permitted German Alternative Financing, Novelis Deutschland GmbH shall have prepaid all of its outstanding loans under the Revolving Credit Agreement in full in cash, in accordance with the terms thereof, (iv) from and after the date of any Permitted German Alternative Financing, Novelis Deutschland GmbH shall not be permitted to request or borrow any loans under the Revolving Credit Agreement and shall be deemed no longer to be a borrower thereunder, and (v) the applicable Global Loan Parties shall have terminated the German Receivables Purchase Agreement; and provided, further, that notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized

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by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted German Alternative Financing.
“Permitted Holding Company Assets” shall mean for any Person (i) Deposit Accounts; provided that the aggregate amount on deposit in such accounts at the end of each day shall not exceed $1,000,000 (or the equivalent thereof); provided, further, that, so long as no Default is then continuing, the amount on deposit in such accounts may exceed such amount if such deposits are applied to settle an Investment permitted under Section 6.04 within three Business Days of the deposit therein, (ii) Equity Interests in Subsidiaries, (iii) intangible rights required to exist and do business as a holding company, and (iv) rights under contracts and licenses with Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and its Subsidiaries permitted hereunder; provided, that Permitted Holding Company Assets shall not include (x) any Intellectual Property (other than customary inbound licenses to use Intellectual Property of the Companies necessary to operate the business of such Person) or (y) any other contracts or licenses that are material to the business of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and its Subsidiaries, taken as a whole.
“Permitted Holdings Amalgamation” shall mean the amalgamation, merger or combination through a plan of arrangement (such amalgamation, merger or combination through a plan of arrangement referred to in this definition as an “amalgamation”) of Holdings and the Borrower on a single occasion following the Effective Date; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the amalgamation, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) the ~~person resulting from~~survivor of such amalgamation shall be ~~a corporation amalgamated under the Canada Business Corporations Act (such resulting~~Novelis Inc. (such surviving person, the “Successor Borrower”), and the Successor Borrower shall expressly ~~assume and~~ confirm its obligations as Borrower under this Agreement and the other Loan Documents to which Borrower is a party pursuant to a confirmation in form and substance reasonably satisfactory to the Administrative Agent, (iii) immediately upon consummation of such amalgamation, (x) if such amalgamation occurs prior to the Designated Holdco Effective Date, AV Minerals, or (y) if such amalgamation occurs prior to the Designated Holdco Effective Date and prior to the commencement of the Permitted Reorganization, a new holding company with no material assets other than Equity Interests in the Successor Borrower (such Person described in clause (x) or (y), “Successor Holdings”), shall (A) be, (1) in the case of AV Minerals, organized under the laws of the Netherlands, or (2) in the case of any other holding company, organized under the laws of the Netherlands, England and Wales, Canada, or a province or territory of Canada, (B) directly own 100% of the Equity Interests in the Successor Borrower; provided that, if such amalgamation occurs on or after the Designated Holdco Effective Date, then Designated Holdco shall directly own 100% of the Equity Interests in the Successor Borrower and AV Minerals shall own 100% of the Equity Interests of Designated Holdco, and (C) [reserved], (iv) be in compliance with all covenants and obligations of Holdings (and, on and after the Designated Holdco Effective Date, Designated Holdco) under this Agreement, (v) immediately after giving effect to any such amalgamation, the Senior Secured Net Leverage Ratio is not greater than the Senior Secured Net Leverage Ratio immediately prior to such amalgamation, which shall be evidenced by a certificate from the chief financial officer of the Designated Company demonstrating such

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compliance calculation in reasonable detail, (vi) the Successor Borrower shall have no Indebtedness after giving effect to the Permitted Holdings Amalgamation other than Indebtedness of the Borrower in existence immediately prior to the consummation of the Permitted Holdings Amalgamation, (vii) each other Guarantor shall have, by a confirmation in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its guarantee of the Guaranteed Obligations (including its Guarantee) shall apply to the Successor Borrower’s obligations under this Agreement, (viii) the Borrower and each Guarantor shall have by confirmations and any required supplements to the applicable Loan Documents reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its obligations thereunder shall apply to Successor Borrower’s obligations under this Agreement and the other Loan Documents and (ix) each Loan Party shall have delivered opinions of counsel and related officers’ certificates reasonably requested by the Administrative Agent with respect to the execution and delivery and enforceability of the documents referred to above and the compliance of such amalgamation with the provisions hereof, and all such opinions of counsel shall be satisfactory to the Administrative Agent; and provided, further, that (x) if the foregoing are satisfied, all references hereunder and under the other Loan Documents to Holdings shall be references to Successor Holdings ~~and (2) the Successor Borrower shall be substituted for the Borrower under this Agreement and each of the other Loan Documents and shall assume all obligations of the Borrower under this Agreement and each of the other Loan Documents (in each case reasonably satisfactory to the Administrative Agent)~~, and all references hereunder and under the other Loan Documents to the Borrower shall be references to the Successor Borrower and (y) notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such changes in the parties to the applicable Loan Documents.
“Permitted Holdings Indebtedness” shall mean unsecured Indebtedness of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (i) with respect to which neither the Designated Company nor any Subsidiary has any Contingent Obligation, (ii) that will not mature prior to the 180th day following the Latest Maturity Date, (iii) that has no scheduled amortization of principal prior to the 180th day following the Latest Maturity Date, (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof (other than optional redemption provisions customary for senior discount or “pay-in-kind” notes) for a number of years from the date of issuance or incurrence thereof equal to at least one-half of the term to maturity thereof, (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount or “pay-in-kind” notes of an issuer that is the parent of a borrower under senior secured credit facilities and (vi) that is issued to a person that is not an Affiliate of the Designated Company or any of Holdings’ (or, on and after the Specified AV Minerals Joinder Date, AV Minerals’) Subsidiaries in an arm’s-length transaction on fair market terms; provided that at least five Business Days prior to the incurrence of such Indebtedness, a Responsible Officer of Holdings (in the case of Indebtedness incurred by Holdings) (or, on and after the Specified AV Minerals Joinder Date, AV Minerals, in the case of Indebtedness incurred by AV Minerals) shall have delivered a certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

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“Permitted Novelis Switzerland Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e) or 6.06(e) with respect to any Accounts of Novelis Switzerland; provided that (i) after giving effect to such financing, no Accounts of Novelis Switzerland shall be included in the borrowing base for purposes of the Revolving Credit Agreement, and (ii) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date and provided, further, that notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted Novelis Switzerland Financing.
“Permitted Refinancing” shall mean, with respect to any person, any refinancing or renewal of any Indebtedness of such person; provided that (a) the aggregate principal amount (or accreted value, if applicable) of the Indebtedness incurred pursuant to such refinancing or renewal does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced or renewed except by an amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal and by an amount equal to any existing commitments unutilized thereunder (it being understood that the aggregate principal amount (or accreted value, if applicable) of the Indebtedness being incurred may be in excess of the amount permitted under this clause (a) to the extent such excess does not constitute a Permitted Refinancing and is otherwise permitted under Section 6.01), (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced or renewed (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) no Default is then continuing or would result therefrom, (d) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not (or is not required to be) an obligor under the Indebtedness being so refinanced or renewed (or, in the case of a Permitted Refinancing of the Senior Notes, such obligors are Global Loan Parties (other than Holdings and AV Minerals)) and (e) the subordination provisions thereof (if any) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being so refinanced or renewed; provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Reorganization” shall mean, at any time prior to a Qualified Borrower IPO, an internal reorganization of Holdings and its Subsidiaries to effect any or all of the Permitted Reorganization Actions, subject to the following terms and conditions; provided that the Permitted Reorganization shall not occur if the Permitted Holdings Amalgamation occurs and AV Minerals is not Successor Holdings:

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(a)    both immediately before and immediately after giving effect to each step of the Permitted Reorganization, and at all times during the Permitted Reorganization:
(i)    the Permitted Reorganization, each Permitted Reorganization Action, and each step taken in furtherance of the Permitted Reorganization and of each Permitted Reorganization Action, shall not reduce or impair the value or benefit of the Guarantee or any Foreign Guarantee; provided that the re-starting of any fraudulent conveyance, fraudulent transfer, preference or hardening period with respect to any Guarantee or Foreign Guarantee, in each case, under applicable Requirements of Law shall not, in itself, constitute a reduction or impairment for purposes of this clause (a);
(ii)    no Default shall have occurred and be continuing or would result therefrom, and each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such step of the Permitted Reorganization with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and a Responsible Officer of the Designated Company (after giving effect to such step of the Permitted Reorganization) shall have provided an Officer’s Certificate certifying as to the matters in clause (a)(i) and this clause (a)(ii);
(iii)    [intentionally omitted];
(iv)    [intentionally omitted];
(v)    the Guarantee and each Foreign Guarantee shall continue to be effective and fully enforceable in accordance with its terms, it being understood that a Loan Party shall not be in violation of this clause (v) solely as a result of its amalgamation, consolidation, merger or dissolution with and into another Loan Party so long as such amalgamation, consolidation or merger complies with the requirements of Section 6.05(c); and
(vi)    notwithstanding the foregoing, the Administrative Agent may reasonably require that any Loan Party enter into a new Guarantee or Foreign Guarantee, as applicable, or reaffirmations of any of the foregoing, in each case in form and substance reasonably satisfactory to the Administrative Agent, in connection with any step of the Permitted Reorganization, in order to reaffirm, preserve or otherwise give effect to the foregoing requirements;
(b)    [intentionally omitted];
(c)    the Borrower shall have provided all notices and certificates required to be delivered, within the time period required to be delivered, to the Administrative Agent under the applicable Loan Documents in order to consummate each step of the Permitted Reorganization;

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provided that, without limiting the notice requirements in this definition, the Administrative Agent may waive in writing in advance any such notice period with respect to such step, and each Lender hereby authorizes the Administrative Agent to waive any such notice period;
(d)    the Permitted Reorganization shall be completed no later than the close of business on the one year anniversary of the date that the Companies commence the first step of the Permitted Reorganization (without regard to the formation of Designated Holdco, for so long as Designated Holdco does not own any Equity Interests in any Global Loan Party or any other Subsidiary) or such longer period as may be agreed to by the Administrative Agent in its sole discretion;
(e)    prior to commencing any step of the Permitted Reorganization, each step of the Permitted Reorganization shall be permitted under the documents evidencing Material Indebtedness;
(f)    [intentionally omitted];
(g)    no later than the date that is five Business Days prior to the date that each step of the Permitted Reorganization is commenced (or such later date agreed to by the Administrative Agent), the Designated Company shall have delivered to the Administrative Agent a certificate from a Financial Officer of the Designated Company setting forth the commencement date of such step of the Permitted Reorganization, and certifying that all actions taken in connection with such step comply with the terms of this definition, the definition of Permitted Reorganization Actions, and the terms of the Loan Documents; provided that the first certificate delivered pursuant to this clause (g) shall also state that the step (or steps) described in such certificate constitute the commencement of the Permitted Reorganization, and shall state the date by which the Permitted Reorganization must be completed in accordance with clause (d) above;
(h)    in the case of AV Minerals, Designated Holdco, and each new Subsidiary amalgamated, created or otherwise formed as part of any step of the Permitted Reorganization, such Person shall become a Global Loan Party (and, if such Person is organized in either (i) the United States, any state thereof or the District of Columbia or (ii) Canada, or any state, province or other political subdivision thereof, a Loan Party) (in the case of any Subsidiary of Designated Holdco other than the Borrower and Aleris, solely to the extent required under Section 5.11 or otherwise in order to comply with the other clauses of this definition and the definition of Permitted Reorganization Actions) pursuant to the terms of the Loan Documents (without regard to any time periods provided for herein or therein) and, solely in the case of a Person required to become a Loan Party as provided above, shall become party to and/or execute and deliver the Guarantee, each applicable Foreign Guarantee at or prior to the time such step is effected;
(i)    [intentionally omitted];
(j)    [intentionally omitted];
(k)    notwithstanding any other provision in any Loan Document to the contrary, the Loan Parties shall gross-up and otherwise indemnify the Administrative Agent and each other Credit Party for all Taxes incurred by the Administrative Agent or Credit Party as a result of the Permitted Reorganization or any step thereof (including any such Taxes arising after the consummation of any step of the Permitted Reorganization, whether as a result of a Person

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becoming Holdings or otherwise), and this Agreement shall be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent (and implemented pursuant to documentation agreed by the Administrative Agent and the Designated Company, such agreement not to be unreasonably withheld), to give effect to such gross-up and indemnification (including the addition of gross-up and indemnification provisions applicable, in the reasonable opinion of the Administrative Agent, to implement such gross up and indemnity obligations); provided, however, that solely for purposes of this clause (k), “Taxes” shall not include any (i) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (x) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (iii) any U.S. federal withholding Taxes imposed under FATCA;
(l)    prior to or concurrently with the consummation of each step of the Permitted Reorganization, the Loan Parties shall deliver or cause to be delivered:
(i)    all documents reasonably requested by the Administrative Agent in connection with the Permitted Reorganization and/or such step thereof, including, but not limited to, solely to the extent that a Person is required to become a Loan Party in accordance with the other provisions of this definition, documents consistent with those described in Sections 4.01(a)(i) through (a)(iv), or a joinder thereto, in each case, as applicable, to the extent such Loan Party is not already a party thereto, in each case in form and substance reasonably acceptable to the Administrative Agent; and
(ii)    favorable written opinions of Torys, LLP (or other nationally recognized U.S. counsel for the Loan Parties) and each local and foreign counsel of the Loan Parties, in each case reasonably requested by the Administrative Agent, in each applicable jurisdiction and addressed to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the Permitted Reorganization and/or such step thereof as the Administrative Agent shall reasonably request, and in each case in form and substance reasonably satisfactory to the Administrative Agent, including, but not limited to, opinions covering:
(1)    creation or continued validity of the Guarantees, the Foreign Guarantees after giving effect to such step of the Permitted Reorganization;
(2)    enforceability of all Loan Documents, and confirmation or similar opinions as to the validity and enforceability of the Guarantees and the Foreign Guarantees;
(3)    validity of debt claims in connection with all Loans (to the extent that Loans are outstanding) and all Guarantees and Foreign Guarantees; and

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(4)    no conflict with organizational documents, Requirements of Law and any documents evidencing Material Indebtedness;
(m)    notwithstanding any other provision in any Loan Document to the contrary, the Administrative Agent and the Designated Company may make (and the Administrative Agent is hereby authorized by the Lenders to make) such amendments, restatements and other modifications to the Loan Documents (other than the definition of Permitted Reorganization except to the extent provided for therein) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Designated Company, to effect the terms of the Permitted Reorganization, in each case in a manner consistent with the terms and conditions set forth in this definition and in forms mutually agreed by the Administrative Agent and the Designated Company;
(n)    The Designated Company shall pay or cause the applicable Loan Party to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Mandated Lead Arranger, and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction)) in connection with the Permitted Reorganization, and all documents, filings, and any amendment, amendment and restatement, modification or waiver of the provisions hereof or of any other Loan Document (whether or not the Permitted Reorganization shall be consummated); and
(o)    Notwithstanding any provision in any Loan Document to the contrary, with respect to each step of the Permitted Reorganization, the Administrative Agent may require amendments and modifications to the Loan Documents (or new Guarantees and Foreign Guarantees) to ensure that the Guarantees and the Foreign Guarantees effectively result in the Obligations of the Borrower being guaranteed by each Guarantor (excluding a guarantee by the Borrower of its own Obligations) upon and after giving effect to such step of the Permitted Reorganization. Such amendments, modifications and other Loan Documents so required by the Administrative Agent shall, notwithstanding any provision in any Loan Document to the contrary, become effective upon execution and delivery by the Administrative Agent and the applicable Loan Party, and shall not require the approval of any Lenders, and the Loan Parties agree to execute and deliver such amendments, modifications and other Loan Documents as may be reasonably requested by the Administrative Agent.
“Permitted Reorganization Actions” shall mean any or all of the following, in the case of each such action, subject to the satisfaction of each of the terms and conditions set forth in the definition of Permitted Reorganization:
(a)    the formation of U.K. Holdco by AV Minerals;
(b)    the designation by the Borrower in a signed written notice delivered to the Administrative Agent of U.K. Holdco as “Designated Holdco” and the concurrent contribution, sale or other transfer of 100% of the Equity Interests in AV Metals (or, if the Permitted Holdings Amalgamation occurs on or prior to such date, Successor Borrower) from AV Minerals to Designated Holdco;
(c)    the sale, Distribution, contribution or other transfer of no more than 12.5% of the aggregate amount of Voting Stock and other Equity Interests in Novelis Aluminium Holdings

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Unlimited plus one additional share of such Voting Stock by Borrower to AV Minerals (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Global Loan Party to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Global Loan Party that acquires such Equity Interests to the Global Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer;
(d)    ~~the Permitted Holdings Amalgamation~~[reserved];
(e)    the merger of Novelis AG and Novelis Switzerland SA;
(f)    the sale, Distribution or other transfer of 100% or less of the Equity Interests in Novelis Holdings Inc. from Borrower to Designated Holdco;
(g)    the sale, Distribution, contribution or other transfer of 100% of the Equity Interests in Novelis Holdings Inc. from Designated Company and/or Borrower to Novelis AG, Novelis Switzerland SA, the survivor of the merger of Novelis AG and Novelis Switzerland SA pursuant to clause (e) above (the “Surviving Swiss Subsidiary”) or, to the extent required by clause (iii) below, New U.S. Holdings (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to an Unrestricted Grantor to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Global Loan Party that acquires such Equity Interests to the Global Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer; and
(h)    the sale, Distribution, contribution or other transfer by a Global Loan Party (such Global Loan Party, the “Transferring Loan Party”) of 100% of the Equity Interests (other than Equity Interests in the Borrower) in any Subsidiary of Designated Company (such subsidiary, the “Transferred Subsidiary”), to an Interim Holding Company that has complied with the requirements of clause (iv) below (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Global Loan Party to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Global Loan Party that acquires such Equity Interests to the Global Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer;
provided that:
(i)    [reserved];
(ii)    the commencement of any of the actions described in clauses (c), (f), (g) or (h) above (in the case of clauses (g) and (h) above, solely to the extent that Designated Company is Designated Holdco) shall be conditioned on the completion of the actions described in clauses (a) and (b) above;

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(iii)    each sale, Distribution, contribution or other transfer described in clause (g) above shall be conditioned on the formation of a new Subsidiary (“New U.S. Holdings”) organized under the laws of any State of the United States or the District of Columbia that is a direct Wholly Owned Subsidiary of Novelis AG, Novelis Switzerland SA, or the Surviving Swiss Subsidiary, and that (1) directly and wholly owns the Borrower and (2) indirectly wholly owns Aleris; provided that this clause (iii) shall be further conditioned on New U.S. Holdings having become a Guarantor on terms consistent with the terms of the Loan Documents, including, but not limited to, the requirements set forth in clause (l) of the definition of Permitted Reorganization hereof (without regard to any time periods set forth therein) (collectively, the “Joinder Requirements”); provided, further, that New U.S. Holdings shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets;
(iv)    each sale, Distribution, contribution or other transfer described in clause (h) above shall be conditioned on either the creation of a newly formed Unrestricted Grantor or the existence of an existing Unrestricted Grantor, in each case that, if such Person is organized in either the United States, any state thereof or the District of Columbia or Canada, or any state, province or other political subdivision thereof, has complied with the Joinder Requirements (such Unrestricted Grantor, an “Interim Holding Company”), which Person shall be a direct Wholly Owned Subsidiary of Novelis AG, Novelis Switzerland SA, or the Surviving Swiss Subsidiary, and that shall directly wholly own the Transferred Subsidiary so sold, Distributed, contributed or transferred pursuant to such transaction; provided that such Unrestricted Grantor shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets;
(v)    except as provided in clauses (i) through (iv) above, the actions described in clauses (d), (e), (g), and (h) are not conditioned on the occurrence of any of such other actions or the actions described in clauses (a), (b) or (c);
(vi)    the order of the actions described in clauses (a) through (h) above may be changed as long as the conditions specified for such action in clauses (i) through (v) above are satisfied; and
(vii)    the obligations under each Intercompany Note issued in connection with any action or interim action described in clause (g) or (h) above shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and shall constitute Subordinated Indebtedness hereunder;
provided, further, that notwithstanding anything in this definition to the contrary, any requirement in this definition that obligations among any Global Loan Parties and any of their Affiliates must be evidenced by an Intercompany Note or subordinated to the Obligations and the

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Guaranteed Obligations, in each case shall not apply if the Secured Term Loan Documents and Revolving Credit Loan Documents continue to be in effect during the term of this Agreement, and in any case shall not in any way limit the ability of any Global Loan Party to make any payments permitted or required to be made under the Secured Term Loan Documents and Revolving Credit Loan Documents to the extent such documents (or any replacements in connection with any Permitted Refinancing thereof) continue to be in effect during the term of this Agreement.
“Permitted Revolving Credit Facility Refinancing” shall mean any credit facility that refinances or renews or replaces any of the Indebtedness incurred and commitments available under the Revolving Credit Loan Documents (which may be an asset-based or cash flow financing); provided that (a) the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such refinancing or renewal, shall not exceed the Maximum Revolving Credit Facility Amount then in effect plus an amount equal to unpaid accrued interest and premium on the Indebtedness being so refinanced or renewed plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal, (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of the Indebtedness being so refinanced or renewed, (c) no Default is existing or would result therefrom, (d) the collateral securing such refinancing, renewal or replacement is not greater than the collateral securing the obligations under such Revolving Credit Loan Documents immediately prior to giving effect to such refinancing, renewal or replacement, and (e) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Global Loan Party, such persons are or become obligors under the Secured Term Loan Credit Agreement (and, if such Person is organized in either (i) the United States, any state thereof or the District of Columbia or (ii) Canada, or any state, province or other political subdivision thereof, such persons are or become obligors under the Loan Documents)); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by any Global Loan Party in the form of one or more series of junior lien secured notes under one or more indentures or junior lien secured loans under one or more other debt instruments or facilities; provided that (i) [intentionally omitted], (ii) such Indebtedness constitutes Secured Term Loan Credit Agreement Refinancing Indebtedness in respect of Secured Term Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) [intentionally omitted], (v) such Indebtedness is not guaranteed by any Persons other than the Global Loan Parties, (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions, and terms related to collateral and perfection) are customary market terms for securities of such type and, in any event, when taken as a whole, are not materially more favorable to the investors or lenders providing such

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Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (vii) [intentionally omitted], and (viii) no Default shall exist immediately prior to or after giving effect to such incurrence. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Secured Term Loan Facility Refinancing” shall mean any refinancing or renewal of the Indebtedness incurred under the Secured Term Loan Documents; provided that (a) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), in each case, prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (b) no Default is existing or would result therefrom, (c) the collateral securing such refinancing or renewal is not greater than the collateral securing such refinanced or renewed Indebtedness, and (d) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Global Loan Party, such persons are or become obligors under the Secured Term Loan Credit Agreement (and, if such Person is organized in either (i) the United States, any state thereof or the District of Columbia or (ii) Canada, or any state, province or other political subdivision thereof, such persons are or become obligors under the Loan Documents)); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officer’s Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Designated Company or any Global Loan Party in the form of one or more series of senior unsecured or subordinated notes or loans under one or more instruments; provided that (i) such Indebtedness constitutes Secured Term Loan Credit Agreement Refinancing Indebtedness in respect of Secured Term Loans (including portions of any class thereof), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not guaranteed by any Persons other than the Global Loan Parties, (iv) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for Indebtedness of such type and, when taken as a whole, are not

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materially more restrictive (provided that such terms shall in no event include any financial maintenance covenants) on the Designated Company and the Restricted Subsidiaries than the terms and conditions applicable to the Term Loans (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (v) such Indebtedness (including related guarantees) is not secured. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).
“Platform” shall have the meaning assigned to such term in Section 11.01(d).
“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder and other applicable personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Loan Parties (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights promulgated thereunder (the “Civil Code”)) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Effective Date.
“Prepayments Recapture Amount” shall have the meaning assigned to such term in the Secured Term Loan Credit Agreement.
“Principal Jurisdiction” shall mean (i) the United States, Canada, the United Kingdom, Switzerland, Germany, Belgium and the Netherlands, (ii) each other country in which a Restricted Subsidiary is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) and any state, province or other political subdivision of the foregoing.
“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder at any time of determination (excluding any calculation of the amount referred to in clause (a) of the definition of Cumulative Credit), that all Specified Transactions and the

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following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable Test Period or other period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale or other disposition of all or substantially all Equity Interests in or assets of any Restricted Subsidiary of the Designated Company or any division, business unit, line of business or facility used for operations of the Designated Company or any of its Restricted Subsidiaries, shall be excluded (as if such sale or disposition occurred on the first day of the applicable Test Period), and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included (as if such Permitted Acquisition or Investment occurred on the first day of the applicable Test Period), (b) any retirement of Indebtedness in connection therewith, and (c) any Indebtedness incurred or assumed by the Designated Company or any of its Restricted Subsidiaries in connection therewith.
“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the sum of the total outstanding Loans and unused Commitments of all Lenders represented by such Lender’s outstanding Loans and unused Commitment.
“Process Agent” shall have the meaning assigned to such term in Section 11.09(d).
“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
“Property Material Adverse Effect” shall mean, with respect to any Real Property owned by a Global Loan Party, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of any Company as presently conducted at such Real Property; or (b) the value or utility of such Real Property.
“Public Lender” shall have the meaning assigned to such term in Section 11.01(d).
“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
“Qualified Borrower IPO” shall mean, at any time prior to the commencement of the first step of the Permitted Reorganization, any of the issuance by the Borrower of its common Equity Interests and/or the sale by Holdings of the common Equity Interests of the Borrower owned by Holdings, in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the

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Securities Act; provided that the Borrower shall not consummate a Qualified Borrower IPO during any period that AV Minerals directly owns any Equity Interests in Novelis Aluminium Holdings Unlimited, Novelis Deutschland GmbH, or in any other Subsidiary of AV Minerals other than AV Metals, Successor Holdings and Designated Holdco.
“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
“Qualified IPO” shall mean the issuance by Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco), or any direct or indirect parent of Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco) which, (x) in the case of Holdings, owns no material assets other than its direct or indirect ownership interest in the Equity Interests of the Borrower (or, on and after the Designated Holdco Effective Date, Designated Holdco and, to the extent permitted by Section 6.15(a)(i)(y), Novelis Aluminum Holdings Unlimited and Aleris Germany) and the other assets permitted by Section 6.15, or (y) on and after the Specified AV Minerals Joinder Date, in the case of AV Minerals, owns no material assets other than its direct ownership interests in Holdings and the assets described in clause (x) above, of its common Equity Interests in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act; provided that neither Holdings nor Designated Holdco shall consummate a Qualified IPO (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals) during any period that AV Minerals directly owns any Equity Interests in Novelis Aluminium Holdings Unlimited, Novelis Deutschland GmbH, or in any other Subsidiary of AV Minerals other than AV Metals, Successor Holdings and Designated Holdco.
“Qualified Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by any Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a Principal Jurisdiction (excluding from such requirement as to the absence of Restricted Subsidiaries organized under the laws of a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing or any Permitted Novelis Switzerland Financing)) pursuant to which such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity or may grant a security interest in any Receivables (whether now existing or arising or acquired in the future) of such Restricted Subsidiary or any Related Security or Securitization Assets; provided that no Receivables or other property of any Company organized in a Principal Jurisdiction (excluding from such requirement as to the absence of property of a Company organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing) shall be subject to a Qualified Securitization Transaction.
“Real Property” shall mean, collectively, all right, title and interest (including any freehold, leasehold, minerals or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

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“Recapture Amounts” shall mean, at any time of determination, the cumulative amount of (i) the Investment Recapture Amount plus the Dividend Recapture Amount plus the Prepayments Recapture Amount (as each such term is defined and calculated under the Secured Term Loan Credit Agreement as in effect on the Effective Date) paid between February 22, 2020 to but not including the Effective Date plus (ii) the Investment Recapture Amount plus the Dividend Recapture Amount plus the Prepayments Recapture Amount (each as defined in this Agreement) paid since the Effective Date.
“Receivable” shall mean the indebtedness and other obligations owed to any Company (other than any Company organized under the laws of a Principal Jurisdiction (excluding from such requirement as to the absence of a Company organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing or any Permitted Novelis Switzerland Financing)) (at the time such indebtedness and other obligations arise, and before giving effect to any transfer or conveyance contemplated under any Qualified Securitization Transaction documentation) arising in connection with the sale of goods or the rendering of services by such person, including any indebtedness, obligation or interest constituting an Account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, in each case, arising in connection with the sale of goods or the rendering of services by such person, and further includes, the obligation to pay any finance charges with respect thereto.
“Receivables Purchase Agreement” shall mean each of (a) the Non-Recourse Receivables Purchase Agreement, dated July 6, 2007 (as amended and restated on December 17, 2010 and as further amended from time to time) and any related servicing agreements (collectively, the “German Receivables Purchase Agreement”) between the German Seller, on the one hand, and Novelis AG, on the other hand, in each case providing, inter alia, for the sale and transfer of Accounts by the German Seller to Novelis AG, and (b) any other receivables purchase agreement and related servicing agreements entered into after the Effective Date between a “Receivables Seller” and a “Borrower” or “Borrowing Base Guarantor” (as each is defined in the Revolving Credit Agreement and any corresponding term in any successor agreement), in order that the receivables subject thereto may be included in the borrowing base established under the Revolving Credit Agreement and in form and substance reasonably satisfactory to the Revolving Credit Administrative Agent.
“Reference Bank Quotation” shall mean any quotation supplied to the Administrative Agent by a Reference Bank.
“Reference Bank Rate” shall mean the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks, in relation to a Borrowing, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant Interest Period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that Interest Period; provided, that if the Reference Bank Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Reference Banks” shall mean, in relation to a Borrowing, the principal London offices of any financial institution appointed by the Administrative Agent as a “Reference Bank” in consultation with the Designated Company and with the consent of such Reference Bank.

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“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Secured Term Loan Credit Agreement Refinancing Indebtedness”.
“Register” shall have the meaning assigned to such term in Section 11.04(c).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation” shall have the meaning assigned to such term in Section 3.25.
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Global Loan Party in exchange for assets transferred by a Global Loan Party shall not be deemed to be Related Business Assets if they consist of securities of a person, unless upon receipt of the securities of such person, such person would become a Global Loan Party.
“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such person and of such person’s Affiliates.
“Related Security” shall mean, with respect to any Receivable, all of the applicable Restricted Subsidiary’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the applicable Company gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements associated with such Receivable, all records related to such Receivable, and all of the applicable Company’s

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right, title and interest in, to and under the applicable Qualified Securitization Transaction documentation or Permitted Factoring Facility documentation.
“Release” shall mean any spilling, leaking, seepage, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reorganization Plan” shall have the meaning assigned to such term in Section 11.04(g)(iii).
“Required Class Lenders” shall mean, as of any date of determination, Lenders of a Class holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any) of such Class; provided that with respect to such Class, the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.
“Required Lenders” shall mean, as of any date of determination, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any); provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirements of Law” shall mean, collectively, any and all legally binding requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
“Responsible Officer” shall mean, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, finance director, treasurer or controller of such person, and, solely for purposes of notices given under Article II, any other officer or employee such Person so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of

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such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Grantor” shall mean a “Restricted Grantor” as defined in the Secured Term Loan Credit Agreement.
“Restricted Subsidiary” shall mean, as the context requires, (i) any Subsidiary of Holdings other than an Unrestricted Subsidiary, (ii) on and after the Specified AV Minerals Joinder Date, any Subsidiary of AV Minerals other than an Unrestricted Subsidiary, and (iii) any Subsidiary of the Designated Company other than an Unrestricted Subsidiary.
“Revolving Credit Administrative Agent” shall mean the “Administrative Agent” (or term of like import) under and as defined in the Revolving Credit Agreement, and its successors and assigns in such capacity.
“Revolving Credit Agents” shall mean the “Agents” (as defined in the Revolving Credit Loan Documents) (or term of like import), including the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent.
“Revolving Credit Agreement” shall mean (i) that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2014, among the Global Loan Parties party thereto, the Revolving Credit Lenders, Wells Fargo Bank, N.A. (London Branch), as European swingline lender, Wells Fargo Bank, National Association, as issuing bank and U.S. swingline lender, the Revolving Credit Collateral Agent, the Revolving Credit Administrative Agent, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc and UBS Securities LLC, as co-syndication agents, SunTrust Robinson Humphrey, Inc., as senior managing agent, and Wells Fargo Bank, National Association, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookmanagers, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Revolving Credit Agreement, in each case which constitutes a Permitted Revolving Credit Facility Refinancing with respect to the Revolving Credit Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement hereunder (provided that in connection with such refinancing, the commitments relating to such indebtedness that has been refinanced are terminated). Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.
“Revolving Credit Collateral Agent” shall mean the “Collateral Agent” (or term of like import) under and as defined in the Revolving Credit Agreement, and its successors and assigns in such capacity.

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“Revolving Credit Commitments” shall mean the commitments of the Revolving Credit Lenders to make Revolving Credit Loans under the Revolving Credit Agreement.
“Revolving Credit Lenders” shall mean the banks, financial institutions and other entities from time to time party to the Revolving Credit Agreement as lenders.
“Revolving Credit Loan Documents” shall mean the Revolving Credit Agreement and the other “Loan Documents” as defined in the Revolving Credit Agreement and any corresponding term in any successor Revolving Credit Agreement permitted hereby, including the mortgages and other security documents, guaranties and the notes issued thereunder.
“Revolving Credit Loans” shall mean the revolving loans and swingline loans outstanding under the Revolving Credit Agreement.
“Revolving Credit Maturity Date” shall have meaning assigned to the term “Maturity Date” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
“Revolving Credit Priority Collateral” shall mean all “Revolving Credit Priority Collateral” as defined in the Intercreditor Agreement (as defined in the Secured Term Loan Credit Agreement).
“Revolving Credit Secured Parties” shall mean the Revolving Credit Administrative Agent, the Revolving Credit Collateral Agent and each other Person that is a “Secured Party” under the Revolving Credit Agreement.
“Revolving Credit Security Documents” shall have the meaning assigned to the term “Security Documents” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.
“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sanctioned Country” shall have the meaning assigned to such term in Section 3.22.
“Sanctioned Person” shall have the meaning assigned to such term in Section 3.22.
“Sanctions” shall have the meaning assigned to such term in Section 3.22.
“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.
“Section 347” shall have the meaning assigned to such term in Section 2.19(a).
“Secured Net Leverage Ratio” shall mean, with respect to any Calculation Date, the ratio of (a) Consolidated Total Net Debt as of the Calculation Date (other than any portion of

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Consolidated Total Net Debt that is unsecured) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or Section 5.01(b).
“Secured Term Loan Administrative Agent” shall mean the “Administrative Agent” (or term of like import) under and as defined in the Secured Term Loan Credit Agreement, and its successors and assigns in such capacity.
“Secured Term Loan Collateral Agent” shall mean the “Collateral Agent” (or term of like import) under and as defined in the Secured Term Loan Credit Agreement, and its successors and assigns in such capacity.
“Secured Term Loan Credit Agreement” shall mean (i) that certain credit agreement, dated as of January 10, 2017, among the Global Loan Parties party thereto, the lenders party thereto, Standard Chartered Bank, as administrative agent and as collateral agent, as amended on or prior to the Effective Date, and as further amended, restated, supplemented, increased or modified from time to time (including any increase permitted pursuant to Section 2.23 of the Secured Term Loan Credit Agreement or any similar provision in any Secured Term Loan Credit Agreement Refinancing Indebtedness) to the extent not prohibited by this Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Secured Term Loan Credit Agreement, in each case which constitutes a Permitted Secured Term Loan Facility Refinancing with respect to the Secured Term Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a Secured Term Loan Credit Agreement hereunder. Any reference to the Secured Term Loan Credit Agreement hereunder shall be deemed a reference to any Secured Term Loan Credit Agreement then in existence.
“Secured Term Loan Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a “Refinancing Amendment” (as defined in the Secured Term Loan Credit Agreement), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Secured Term Loans (including any successive Secured Term Loan Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (except for unpaid accrued interest and premium thereon and any make-whole payments applicable thereto), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), in each case, prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be

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paid, on the date such Secured Term Loan Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Secured Term Loan Documents” shall mean the Secured Term Loan Credit Agreement and the other “Loan Documents” as defined in the Secured Term Loan Credit Agreement and any corresponding term in any successor Secured Term Loan Credit Agreement permitted hereby, including the mortgages and other security documents, guaranties and the notes issued thereunder.
“Secured Term Loan Incremental Equivalent Indebtedness” shall mean Indebtedness permitted under the Secured Term Loan Credit Agreement in lieu of incremental Secured Term Loans thereunder; provided that (i) the terms of such Indebtedness are governed by agreements other than the Secured Term Loan Documents, and (ii) such Indebtedness would have met the requirements of either the definition of “Permitted First Priority Refinancing Debt”, the definition of “Permitted Second Priority Refinancing Debt”, or the definition of “Permitted Unsecured Refinancing Debt”, if such Indebtedness had been incurred to refinance outstanding incremental Term Loans thereunder (with each reference to “Refinanced Debt” contained (or referred to) in such definitions being deemed to refer to the then outstanding Secured Term Loans).
“Secured Term Loans” shall mean, collectively, the “Loans,” “Term Loans,” “Incremental Term Loans” and the “Other Term Loans”, each as defined in the Secured Term Loan Credit Agreement (or any similar term in any Secured Term Loan Credit Agreement Refinancing Indebtedness).
“Securities Act” shall mean the Securities Act of 1933.
“Securitization Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, assigned or otherwise transferred pursuant to a Qualified Securitization Transaction, (ii) the Related Security with respect to the Receivables referred to in clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited (and in any event excluding any lockboxes, lockbox accounts, collection accounts or deposit accounts that any Company organized under the laws of any Principal Jurisdiction has an interest in (other than in connection with a Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing)) and which have been specifically identified and consented to by the Administrative Agent, (v) all other rights and payments which relate solely to such Receivables and (vi) all cash reserves comprising credit enhancements for such Qualified Securitization Transaction.
“Securitization Entity” shall mean any corporation, company (including any limited liability company), association, partnership, joint venture, trust, mutual fund or other business entity to which any Restricted Subsidiary (excluding any Restricted Subsidiary that is organized in a Principal Jurisdiction (excluding from such requirement that such Restricted Subsidiary not be organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing) or any other Securitization Entity transfers Receivables and Related Security) (a) which engages in no activities other than in connection with the financing of Receivables or Related Security,

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(b) which is designated by the Board of Directors of the Designated Company as a Securitization Entity, (c) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Designated Company or any Restricted Subsidiary (excluding guarantees of such transferor Restricted Subsidiary of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity), (ii) is recourse to or obligates the Designated Company or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Designated Company or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the Receivables and Related Security being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the transferor Restricted Subsidiary, (d) to which none of the Designated Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results and (e) with which none of Holdings, the Designated Company nor any Restricted Subsidiary of the Designated Company (nor, on and after the Specified AV Minerals Joinder Date, AV Minerals) has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to Holdings, the Designated Company or such Restricted Subsidiary (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) than those that might be obtained at the time from Persons that are not Affiliates of the Designated Company or such Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by providing the Administrative Agent with a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Senior Note Agreements” shall mean:
(a) the Indenture, dated as of January 16, 2020, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, pursuant to which the 4.75% Senior Notes due 2030 were issued;
(b) the Indenture, dated as of March 31, 2021, by and among the German Issuer, the guarantors from time to time party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and Deutsche Bank Trust Company Americas, as registrar, as trustee, pursuant to which the 3.375% Senior Notes due 2029 were issued;
(c) the Indenture, dated as of August 11, 2021, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, pursuant to which the 3.25% Senior Notes due 2026 were issued; and
(d) the Indenture, dated as of August 11, 2021, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, pursuant to which the 3.875% Senior Notes due 2031 were issued.

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“Senior Note Documents” shall mean the Senior Notes, the Senior Note Agreements, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreements.
“Senior Note Guarantees” shall mean the guarantees of the applicable Global Loan Parties pursuant to the applicable Senior Note Agreements.
“Senior Notes” shall mean the U.S. Issuer’s 4.75% Senior Notes due 2030, 3.25% Senior Notes due 2026, and 3.875% Senior Notes due 2031, and the German Issuer’s 3.375% Senior Notes due 2029, each issued pursuant to the applicable Senior Note Agreements, and any senior notes issued pursuant to a Permitted Refinancing of the Senior Notes (and any Registered Equivalent Notes).
“Senior Secured Net Leverage Ratio” shall mean, with respect to any date of determination (the “Calculation Date”), the ratio of (a) Consolidated Total Net Debt as of the Calculation Date (other than any portion of Consolidated Total Net Debt that is unsecured or is secured solely by Liens that are subordinated to the Liens securing the Pari Passu Secured Obligations) (it being understood that Indebtedness under the Revolving Credit Loan Documents and the Secured Term Loan Documents which constitutes Consolidated Total Net Debt will be included in the Senior Secured Net Leverage Ratio) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or (b).
“Series of Cash Neutral Transactions” shall mean any series of Investments, incurrences of Indebtedness, Asset Sales in the form of transfers of intercompany promissory notes and Equity Interests or similar instruments and/or Dividends solely among Companies; provided that (i) the amount of cash or Cash Equivalents transferred by any Company (each such Company, an “Initiating Company”) to another Company in such Series of Cash Neutral Transactions is not greater than the amount of cash or Cash Equivalents received by such Initiating Company in such Series of Cash Neutral Transactions less reasonable transaction expenses and taxes (which cash and Cash Equivalents must be received by such Initiating Company within three Business Days of the initiation of such Series of Cash Neutral Transactions), (ii) [intentionally omitted], (iii) no more than $50,000,000 in aggregate of cash or Cash Equivalents may be held by Companies that are not Global Loan Parties in connection with transfers from Global Loan Parties as part of such Series of Cash Neutral Transactions (and any such Company that is not a Global Loan Party may not retain any of such cash or Cash Equivalents after giving effect to the Cash Neutral Transactions), (iv) the fair market value of the assets (other than cash or Cash Equivalents) that may be held by Companies that are not Global Loan Parties in connection with transfers from Global Loan Parties as part of such Series of Cash Neutral Transactions may not exceed $50,000,000 in the aggregate and (v) the ownership interests of any Unrestricted Grantor in any of its Subsidiaries shall not be reduced as a result thereof.
“Short Term Lenders” shall mean (i) each financial institution that is a party hereto on the Effective Date and (ii) any financial institution that acquires an interest in an Short Term Loan pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to hold any Short Term Loans.

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“Short Term Loan Commitment” shall mean, the commitment, if any, of each Lender to make Short Term Loans hereunder up to the amount set forth on Schedule 1.01(a) to this Agreement (as in effect on the Effective Date) under the heading “Short Term Loan Facility Commitment.”
“Short Term Loan Maturity Date” shall mean November 30, 2022.
“Short Term Loans” shall mean the Term Loans made by each Short Term Lender on the Closing Date pursuant to Section 2.01(a).
“Significant Event of Default” shall mean any Event of Default under Section 8.01(a), (b), (g) or (h).
“Similar Business” shall mean any business conducted by the Borrower and the other Global Loan Parties on the Effective Date as described in the Company’s most recent public filiings with the United States Securities and Exchange Commission (or, in the good faith judgment of the Board of Directors of the Designated Company, which is substantially related thereto or is a reasonable extension thereof).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Specified Equity Contribution” shall mean any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Capital Stock in each case made pursuant to Section 8.04.
“Specified Holders” shall mean Hindalco and its Affiliates.
“Specified Transaction” shall mean, with respect to any period, any Permitted Acquisition (other than any Permitted Acquisition where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), any Asset Sale (other than (x) any disposition in the ordinary course of business and (y) any disposition where the fair market value of the assets disposed of is less than $15,000,000), any Dividend made pursuant to Section 6.08(d), any designation or redesignation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any incurrence or prepayment of Indebtedness (including any transaction under Section 6.11), or any “Incremental Term Loan” under and as defined in the Secured Term Loan Credit Agreement or Revolving Credit Commitment increase.
“Spot Selling Rate” shall mean, on any date of determination for a currency, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent

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of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., India Standard Time on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“Standard Factoring Undertakings” shall mean representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary that are negotiated in good faith at arm’s length in a Receivables factoring transaction so long as none of the same constitute Indebtedness or a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables factoring transaction negotiated in good faith at arm’s length.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary that are negotiated in good faith at arm’s length in a Receivables securitization transaction so long as none of the same constitute Indebtedness, a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables securitization transaction negotiated in good faith at arm’s length.
“Subordinated Indebtedness” shall mean Indebtedness of a Loan Party that is subordinated by its terms (including pursuant to the terms of any subordination agreement, intercreditor agreement, or otherwise) in right of payment to the Obligations of such Loan Party.
“Subordination Agreement” shall mean that certain Subordination Agreement, dated as of the Effective Date, by and among the Loan Parties and the Administrative Agent.
“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals). Notwithstanding the foregoing, (A) Logan shall not be treated as a Subsidiary hereunder or under the other Loan Documents unless it qualifies as a Subsidiary under clause (i) of this definition and (B) except as set forth in clause (ii) below, Ulsan JV Subsidiary shall not be treated as a Subsidiary hereunder or under the other Loan Documents at any time that (x) Holdings directly or indirectly owns Equity Interests in Ulsan JV Subsidiary and (y) Holdings or any of its Subsidiaries has the right to elect no more than half of the directors of Ulsan JV Subsidiary and

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(ii) regardless of whether Ulsan JV Subsidiary is a Subsidiary, the financial results of Ulsan JV Subsidiary shall be included in all consolidated financial results of the Designated Company and its Subsidiaries to the extent the Designated Company consolidates the results of Ulsan JV Subsidiary in its financial statements in accordance with US GAAP; provided that the proportionate interest of the Ulsan Joint Venture Partner in the Ulsan JV Subsidiary and any liability of the Ulsan JV Subsidiary to pay Distributions to the Ulsan Joint Venture Partner with respect to such proportionate interest shall be excluded for the purposes of all financial definitions under this Agreement.
“Subsidiary Guarantor” shall mean each Restricted Subsidiary of the Borrower listed on Schedule 1.01(b) organized in either (i) the United States, any state thereof or the District of Columbia or (ii) Canada, or any state, province or other political subdivision thereof, and each other Restricted Subsidiary of the Borrower organized in a jurisdiction described in clause (i) or (ii) above that is or becomes a party to this Agreement as a Subsidiary Guarantor pursuant to Section 5.11.
“Successor Borrower” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
“Successor Holdings” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
“Successor Rate” shall have the meaning assigned to such term in Section 2.11.
“Surviving Aleris Debt” shall mean, to the extent outstanding on April 14, 2020, after giving effect to the acquisition of Aleris by a Subsidiary of the Borrower on such date, Indebtedness incurred by one or more Companies organized under the laws of the People’s Republic of China that is not a Global Loan Party pursuant to the terms of the non-recourse multi-currency secured term loan facilities and the revolving facilities of Aleris Aluminum (Zhenjiang) Co., Ltd., in each case, as in effect on April 14, 2020.
“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.
“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, payroll, social security, employment and unemployment taxes, assessments, fees or other charges imposed by any Taxing Authority, including any interest, additions to tax or penalties applicable thereto.
“Taxing Authority” shall mean any Governmental Authority of any jurisdiction or political subdivision thereof with the authority to impose, assess, and collect Taxes and engage in activities of a similar nature with respect to such Taxing Authority.
“Term Loan Commitment” shall mean, (a) with respect to each Short Term Lender, such Lender’s Short Term Loan Commitment and (b) with respect to any future Class of Loans, the commitment of each lender in respect thereof to extend such Loans.

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“Term Loans” shall mean, without duplication, the Short Term Loans and any future Class of Loans consented to by all Lenders party to this Agreement prior to the incurrence of such Indebtedness.
“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Designated Company then last ended (in each case taken as one accounting period).
“Third Lien Administrative Agent” shall mean any Person acting in such capacity as administrative agent under any Third Lien Credit Agreement and its successors and assigns in such capacity.
“Third Lien Collateral Agent” shall mean any Person acting in such capacity as collateral agent under any Third Lien Credit Agreement and its successors and assigns in such capacity.
“Third Lien Credit Agreement” shall mean any credit agreement among the Global Loan Parties party thereto, any Third Lien Administrative Agent, any Third Lien Collateral Agent and the other parties thereto from time to time, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement; provided that the aggregate principal amount of Indebtedness incurred thereunder does not exceed $200,000,000.
“Third Lien Security Documents” shall mean any security documents under which a Lien has been granted in favor of any Third Lien Collateral Agent and/or any other Person that is a “Secured Party” under the Third Lien Credit Agreement to secure any obligations under a Third Lien Credit Agreement.

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“Total Net Leverage Ratio” shall mean, with respect to any Calculation Date, the ratio of (a) Consolidated Total Net Debt as of the Calculation Date to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or (b).
“Trade Date” shall have the meaning assigned to such term in Section 11.04(g)(i).
“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder, (b) the application of the full amount of the proceeds of the Short Term Loans to repay outstanding Initial Secured Term Loans, and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.
“Transfer Conditions” shall mean, with respect to any Asset Sale, (a) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Asset Sale; (b) the Designated Company shall both immediately before and, on a Pro Forma Basis, immediately after giving effect to such Asset Sale, be in compliance with the Financial Performance Covenant, in each case as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b); and (c) such Asset Sale shall have been made for fair market value.
“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Fallback Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Ulsan Joint Venture Partner” shall mean Kobe Steel, Ltd., a company organized under the laws of Japan.

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“Ulsan JV Subsidiary” shall mean a joint venture stock company organized, or to be organized, in Korea, and registered, or to be registered, in the Commercial Corporate Registry in Korea.
“Ulsan Sale Agreement” shall mean that certain share sale and purchase agreement, dated as of May 10, 2017, between NKL and the Ulsan Joint Venture Partner.
“Ulsan Share Sale” shall mean the sale, pursuant to the terms of the Ulsan Sale Agreement, by NKL of 49.9%% of the Equity Interests owned by NKL in the Ulsan JV Subsidiary to the Ulsan Joint Venture Partner, for cash in the amount of $314,370,000, and the subsequent sale by NKL of 0.1% of the Equity Interests owned by NKL in the Ulsan JV Subsidiary to the Ulsan Joint Venture Partner, for cash in the amount of $630,000.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“U.K. Holdco” shall mean a newly formed direct Wholly Owned Subsidiary of AV Minerals, organized under the laws of England and Wales, formed in connection with the Permitted Reorganization.
“United States” shall mean the United States of America.
“Unrestricted Cash” shall mean cash and Cash Equivalents of the Designated Company and its Restricted Subsidiaries (in each case, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02(a), (j), and (k))), to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract to which the Designated Company or any of the Restricted Subsidiaries is a party and excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Designated Company and its Subsidiaries as of such date.
“Unrestricted Grantors” shall mean the “Unrestricted Grantors” as defined in the Secured Term Loan Credit Agreement.
“Unrestricted Subsidiary” shall mean Novelis Services (Europe) Inc., Novelis Services (North America) Inc., Saras Micro Devices, Inc. and any Subsidiary of the Designated Company designated by the Board of Directors of the Designated Company as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Effective Date.
“US GAAP” shall have the meaning assigned to such term in Section 1.04.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association

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recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in the United States, any state thereof or the District of Columbia, party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in the United States, any state thereof or the District of Columbia that becomes a Guarantor pursuant to the terms hereof.
“U.S. Issuer” shall mean Novelis Corporation.
“U.S. Loan Parties” shall mean the U.S. Guarantors.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Obligor” shall mean (a) a Borrower which is resident for tax purposes in the United States; or (b) a Loan Party some or all of whose payments under the Loan Documents are from sources within the United States for U.S. federal income tax purposes.
“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
“Wind-Up” shall have the meaning assigned to such term in Section 6.05(g), and the term “Winding-Up” shall have a meaning correlative thereto.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

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“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Short Term Loan”) or Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Class or Type (e.g., a “SOFR Short Term Loan”).
Section 1.03    Terms Generally; Currency Translation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document (including any Organizational Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) any reference to a Subsidiary of a Person shall include any direct or indirect Subsidiary of such Person, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference to any law or regulation herein shall include all statutory and regulatory provisions consolidating, amendment or interpreting such law or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate in effect on the Business Day immediately preceding the date of such transaction or determination and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance other Indebtedness, and such refinancing would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate in effect on the Business Day immediately preceding the date of such refinancing, such dollar denominated

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restriction shall be deemed not to have been exceeded so long as (x) such refinancing Indebtedness is denominated in the same currency as such Indebtedness being refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced except as permitted by the definition of Permitted Refinancing Indebtedness). For purposes of this Agreement and the other Loan Documents, the word “foreign” shall refer to jurisdictions other than the United States, the states thereof and the District of Columbia. From and after the effectiveness of the Permitted Holdings Amalgamation, all references to the Borrower in any Loan Document shall refer to the Successor Borrower and (ii) all references to Holdings in any Loan Document shall refer to “Holdings” as defined herein. In the case of a conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern and control.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as in effect from time to time (“US GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with US GAAP, as in effect from time to time unless otherwise agreed to by the Designated Company and the Required Lenders or as set forth below; provided that (i) the Designated Company may elect to convert from US GAAP for the purposes of preparing its financial statements and keeping its books and records to IFRS and if the Designated Company makes such election it shall give prompt written notice to the Administrative Agent and the Lenders within five Business Days of such election, along with a reconciliation of the Designated Company’s financial statements covering the four most recent fiscal quarters for which financial statements are available (including a reconciliation of the Designated Company’s audited financial statements prepared during such period), (ii) upon election of any conversion to IFRS, the Administrative Agent, the Lenders and the Designated Company shall negotiate in good faith to amend the financial ratios and requirements and other terms of an accounting or a financial nature in the Loan Documents to preserve the original intent thereof in light of such conversion to IFRS (subject to the approval of the Required Lenders); provided that, until so amended (x) such ratios or requirements (and all terms of an accounting or a financial nature) shall continue to be computed in accordance with US GAAP prior to such conversion to IFRS and (y) the Designated Company shall provide to the Administrative Agent and the Lenders any documents and calculations required under this Agreement or as reasonably requested hereunder by the Administrative Agent or any Lender setting forth a reconciliation between calculations of such ratios and requirements and other terms of an accounting or a financial nature made before and after giving effect to such conversion to IFRS and (iii) if at any time any change in US GAAP or change in IFRS would affect the computation of any financial ratio or requirement or other terms of an accounting or a financial nature set forth in any Loan Document, and the Designated Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Designated Company shall negotiate in good faith to amend such ratio or requirement or other terms of an accounting or a financial nature to preserve the original intent thereof in light of such change in US GAAP or change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement or other terms of an accounting or a financial nature shall continue to be computed in accordance with US GAAP prior to such change therein or change in IFRS and (y) the Designated Company shall provide to the Administrative Agent and the Lenders any documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement or other terms of an accounting or a financial nature made before and after giving effect to such change in US

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GAAP or change in IFRS. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of Holdings, the Designated Company and its Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. For the avoidance of doubt, with respect to the incurrence of any Indebtedness or the making of any Investment, Asset Sale, Sale Leaseback Transaction or Restricted Payment in reliance on any provision of Article VI hereof that is based on a percentage of Consolidated Net Tangible Assets, such provision shall be deemed to be tested solely upon incurrence of such Indebtedness or the making of any such Investment, Asset Sale, Sale Leaseback Transaction or Restricted Payment with respect to Consolidated Net Tangible Assets as of the end of the most recent period for which financial statements have been delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b). Notwithstanding anything to the contrary in this Agreement, regardless of whether Ulsan JV Subsidiary is a Subsidiary, the financial results of Ulsan JV Subsidiary shall be included in all consolidated financial results of the Designated Company and its Subsidiaries to the extent the Designated Company consolidates the results of Ulsan JV Subsidiary in its financial statements in accordance with US GAAP; provided that the proportionate interest of the Ulsan Joint Venture Partner in the Ulsan JV Subsidiary and any liability of the Ulsan JV Subsidiary to pay Distributions to the Ulsan Joint Venture Partner with respect to such proportionate interest shall be excluded for the purposes of all financial definitions under this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require the consolidation of Ulsan JV Subsidiary into the consolidated financial results of the Designated Company to the extent not required under US GAAP.
Section 1.05    Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.06    Pro Forma Calculations. Notwithstanding anything to the contrary herein, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation (such period, the “Measurement Period”); provided that notwithstanding the foregoing, for the purpose of calculating the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, and the Secured Net Leverage Ratio on a Pro Forma Basis on any date, Consolidated Total Net Debt shall be increased on a Dollar Equivalent for Dollar Equivalent basis by the lesser of (x) the amount of cash and Cash Equivalents paid by the Companies subsequent to the end of the applicable four quarter period and on or prior to the applicable date of determination, in connection with Specified Transactions and (y) the maximum amount of cash and Cash Equivalents constituting Unrestricted Cash as of the end of the applicable four quarter period.

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Section 1.07    Calculation of Reference Bank Rate and Cost of Funds.
(a)    Subject to clause (b) below, if the Fallback Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Periodic Term SOFR Determination Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
(b)    If at or about the Periodic Term SOFR Determination Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
(c)    If the Fallback Rate is to be determined on the basis of the Cost of Funds and the Administrative Agent or the Designated Company so requires, the Administrative Agent and the Designated Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Designated Company, be binding on all Parties.
(d)    If the Fallback Rate applies, the Administrative Agent shall, as soon as is practicable, notify the Designated Company.
Section 1.08    Role of Reference Banks.
(a)    No Reference Bank, in its capacity as such, is under any obligation to provide a quotation or any other information to the Administrative Agent.
(b)    No Reference Bank, in its capacity as such, will be liable for any action taken by it under or in connection with any Loan Document, or for any Reference Bank Quotation, unless directly caused by such Reference Bank’s gross negligence or willful misconduct.
(c)    No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Section 1.08.
(d)     Except as otherwise expressly set forth herein, no Reference Bank that obtains the benefits of this Section 1.08, shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any collateral (including the release or impairment of any collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.
(e)    A Reference Bank which is not a Party may rely on this Section 1.08, and Section 1.09.

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Section 1.09    Confidentiality of Funding Rates and Funding Bank Quotations.
(a)    Confidentiality and Disclosure
(i)    The Administrative Agent and each Loan Party agree to keep each Funding Rate (and, in the case of the Administrative Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(ii)    The Administrative Agent may disclose:
(1)    any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to any Loan Party; and
(2)    any Funding Rate or any Reference Bank Quotation to any Person appointed by it to provide administration services in respect of one or more of the Loan Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement in form and substance reasonably acceptable to the Administrative Agent and the relevant Lender or Reference Bank, as the case may be.
(iii)    The Administrative Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Loan Party may disclose any Funding Rate, to:
(1)    any of its Affiliates and any of its or their respective Related Parties if any Person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this clause (1) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(2)    any Person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Administrative Agent or the relevant Loan Party, as the case may be, it is not practicable to do so in the circumstances;
(3)    any Person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the Person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Administrative Agent or the relevant Loan Party, as the case may be, it is not practicable to do so in the circumstances; and

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(4)    any Person with the consent of the relevant Lender or Reference Bank, as the case may be.
(iv)    The Administrative Agent’s obligations in this Section 1.09 relating to Reference Bank Quotations are without prejudice to any obligation it has to notify the Loan Parties and the Lenders of the determination of a rate of interest under this Agreement; provided that (other than pursuant to clause (ii)(1) above) the Administrative Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
(b)    Related Obligations
(i)    The Administrative Agent and each Loan Party acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing and market abuse and the Administrative Agent and each Loan Party undertake not to use any Funding Rate or, in the case of the Administrative Agent, any Reference Bank Quotation, for any unlawful purpose.
(ii)    The Administrative Agent and each Loan Party agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(1)    of the circumstances of any disclosure made pursuant to clause (iii)(2) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and
(2)    upon becoming aware that any information has been disclosed in breach of this Section 1.09.
(c)    No Event of Default
(i)    No Event of Default shall occur solely as a result of a Loan Party’s failure to comply with this Section 1.09.
Section 1.10    Amendments to Permitted Customer Account Financing Definition. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if the definition of “Permitted Customer Account Financing” in the Revolving Credit Agreement is amended after the Effective Date (each such amendment to such definition, a “Permitted ABL Customer Account Financing Amendment”), then on and after the first date that the Companies have complied with the Permitted Customer Account Financing Amendment Conditions in respect of such Permitted ABL Customer Account Financing Amendment, such Permitted ABL Customer Account Financing Amendment shall automatically be deemed to have amended the definition of Permitted Customer Account Financing in this Agreement, and shall be incorporated by reference in the definition of Permitted Customer Account Financing in this Agreement as if set forth fully herein, mutatis mutandis. Thereafter, upon the request of the Administrative Agent or any Lender, the Designated Company and the Administrative Agent shall enter into an additional agreement or an amendment to this Agreement (as the

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Administrative Agent may request), evidencing the incorporation of such Permitted ABL Customer Account Financing Amendment. As of the Effective Date, each Lender party to this Agreement, and each Lender that becomes a party to this Agreement after the Effective Date, expressly consents to the terms of this Section 1.10, and hereby agrees that any amendments to the definition of Permitted Customer Account Financing effected pursuant to this Section 1.10 after the Effective Date shall be deemed to have been consented to by such Lenders (and any successor or permitted assign thereof).
Section 1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.12    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Short Term Lender agrees, severally and not jointly, to make a Short Term Loan in Dollars to the Borrower pursuant to a single drawing on the Closing Date (so long as the Closing Date occurs prior to the Commitment Termination Date) as set forth herein in the aggregate principal amount not to exceed its Short Term Loan Commitment.

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(b)    Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02    Loans.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Borrowing shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount.
(b)    Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of SOFR Loans, as requested by the Borrower pursuant to Section 2.03. Each Lender may at its option make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and the first proviso to Section 2.16(a) shall apply to such Loan mutatis mutandis unless such Loan is funded by such branch or Affiliate in accordance with Section 2.16(b)); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. The Borrower shall not be entitled to request any Borrowing that, if made, would result in more than three (3) SOFR Borrowings hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in India as the Administrative Agent may designate not later than 3:00 p.m., India Standard Time, and the Administrative Agent shall promptly credit the amounts so received as directed in the applicable Borrowing Request (which shall be to an account of Standard Chartered Bank for the purpose of applying such amount directly to the repayment of the Initial Secured Term Loans) or, if a Borrowing shall not occur on such date because any condition precedent specified in Section 4.02 shall not have been met, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such

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Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.
(e)    Notwithstanding anything to the contrary contained herein, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date of such Borrowing.
Section 2.03    Borrowing Procedure. To request a Borrowing, the Borrower shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Borrowing Request to the Administrative Agent not later than 10:00 a.m., India Standard Time, three (3) Business Days before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable (provided that if such Borrowing Request indicates that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale or other transaction, such Borrowing Request may be revoked if such credit facilities, other financing, sale or other transaction is not consummated) and shall specify the following information in compliance with Section 2.02:
(a)    the aggregate amount of such Borrowing;
(b)    the date of such Borrowing, which shall be a Business Day occurring on or prior to the Commitment Termination Date;
(c)    the initial Interest Period, which shall be three months;
(d)    the location and number of the account to which funds are to be disbursed (which shall be an account of Standard Chartered Bank for the purpose of applying such amount directly to the repayment of the Initial Secured Term Loans); and
(e)    that the conditions set forth in Section 4.02 will be satisfied on the Closing Date.
Subject to the first proviso in the definition of “Interest Period,” if no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of three month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Repayment of Loans; Evidence of Debt.
(a)    Promise to Repay. For each Class of Term Loans, the Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender of such Class, the then unpaid principal amount of such Lender’s Term Loans of such Class on the Maturity Date applicable to such Class, together with all other Obligations relating to such Class of Term Loans outstanding at such time. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in Dollars.
(b)    Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the

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Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(c)    Promissory Notes. Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender or its registered assigns in the form of Exhibit I. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to such payee or its registered assigns.
Section 2.05    Fees.
(a)    Fees. The Borrower agrees to pay all Fees payable pursuant to the Fee Letter, and each other fee letter executed in connection with this Agreement, in the amounts and on the dates set forth therein.
(b)    All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.06    Interest on Loans.
(a)    Fallback Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Fallback Rate Borrowing shall bear interest at a rate per annum equal to the Fallback Rate plus the Applicable Margin; provided that for any Interest Period of less than one month, the Fallback Rate shall be calculated based on an Interest Period of one month.
(b)    SOFR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Default Rate. If at any time any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise and for so long as such amounts have not been paid, such overdue amount shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 and of Sections 2.11 and 2.12 or (ii) in the case of any other

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amount, 2% plus the rate applicable to SOFR Loans as provided in Section 2.06(b) (in either case, the “Default Rate”).
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Fallback Rate or Term SOFR shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
(f)    Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in Dollars.
(g)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.07    Termination of Commitments; Repayment of Loans on Maturity Date. The Short Term Loan Commitments shall be reduced dollar-for-dollar by the amount of Short Term Loans funded on the Closing Date, and any Short Term Loan Commitments not so funded on the Closing Date shall immediately expire at 12:01 a.m. New York City time on the next succeeding calendar day following the Closing Date. To the extent not already reduced or terminated in accordance with the immediately preceding sentence, the Short Term Loan Commitments shall automatically terminate on the Commitment Termination Date. To the extent not previously paid, all Short Term Loans shall be due and payable on the Short Term Loan Maturity Date.
Section 2.08    Interest Elections.
(a)    Generally. Each Borrowing initially shall be a SOFR Borrowing and shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to Sections 2.11 and 2.12, the Borrower may elect to rollover or continue such Borrowing and the Interest Periods therefor, all as provided in this Section. Subject to Sections 2.11 and 2.12, the Borrower may elect different options with respect to different portions (not less than the Minimum Amount) of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, (i) the Borrower shall not be entitled to request any conversion, rollover or continuation

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that, if made, would result in more than three (3) SOFR Borrowings by the Borrower outstanding hereunder at any one time and (ii) if two or more Interest Periods relate to Borrowings made to the Borrower and end on the same date, those Borrowings will be consolidated into, and treated as, a single Borrowing on the last day of the Interest Period.
(b)    Interest Election Notice. To make an election pursuant to this Section, the Borrower shall deliver, by hand delivery, telecopier, or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Interest Election Request to the Administrative Agent not later than 10:00 a.m., India Standard Time, four (4) Business Days before the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)    the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated, as applicable, by the definition of the term “Interest Period”.
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three month’s duration.
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(c)    Failure to Select an Interest Period. If an Interest Election Request with respect to a SOFR Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, subject to the first proviso in the definition of “Interest Period”, the immediately following Interest Period shall be three months.
Section 2.09    Amortization of Short Term Loans. The Borrower shall pay to the Administrative Agent, for the account of the Short Term Lenders, on the last day of each fiscal quarter of the Designated Company, commencing with the last day of the fiscal quarter ended March 31, 2022, through and including the last day of the fiscal quarter ended immediately prior to the Short Term Loan Maturity Date, or if any such date is not a Business Day, on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such amount shall be payable on the immediately preceding

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Business Day (each such date, a “Short Term Loan Repayment Date”), a principal amount of the Short Term Loans equal to $786,250, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. On the Short Term Loan Maturity Date, the Borrower shall pay to the Administrative Agent, for the account of the Short Term Lenders, the remaining outstanding principal amount of Short Term Loans, together with accrued and unpaid interest on such amount to but excluding the date of such payment.
Section 2.10    Optional Prepayments of Loans. The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, subject to the requirements of this Section 2.10 and Section 2.13; provided that each partial prepayment (i) shall be in a principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount or, if less, the outstanding principal amount of such Borrowing and (ii) shall be accompanied by an amount sufficient to pay any accrued and unpaid interest with respect to the amount prepaid to the extent required by Section 2.06. Each prepayment of Term Loans shall, subject to Section 8.03 (to the extent applicable), be applied ratably to the Term Loans of all Lenders then outstanding. The Designated Company shall notify the Administrative Agent by written notice of any prepayment hereunder not later than 11:00 a.m., India Standard Time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable; provided that if such notice indicates that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale or other transaction, such notice of prepayment may be revoked if such credit facilities, other financing, sale or other transaction is not consummated. Each such notice shall specify the prepayment date, and the principal amount of Term Loans or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.
Section 2.11    Alternate Rate of Interest. Subject to Section 2.17, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)    the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Fallback Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Fallback Rate Loans in the amount specified therein and (ii) any

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outstanding affected SOFR Loans will be deemed to have been converted into Fallback Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13.
Section 2.12    Yield Protection; Change in Law Generally.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender; or
(ii)    impose on any Lender or the interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to the Designated Company shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Designated

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Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Change in Legality Generally. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any SOFR Loan, then, upon written notice by such Lender to the Designated Company and the Administrative Agent:
(i)    the Commitments of such Lender (if any) to fund the affected Type of Loan shall immediately terminate; and
(ii)    (x) such Lender may declare that SOFR Loans will not thereafter (for the duration of such unlawfulness) be continued for additional Interest Periods and Fallback Rate Loans will not thereafter (for such duration) be converted into SOFR Loans, whereupon any request to convert a Fallback Rate Borrowing to a SOFR Borrowing or to continue a SOFR Borrowing for an additional Interest Period shall, as to such Lender only, be deemed a request to continue a Fallback Rate Loan as such, or to convert a SOFR Loan into a Fallback Rate Loan, as the case may be, unless such declaration shall be subsequently withdrawn and (y) all such outstanding SOFR Loans made by such Lender shall be automatically converted to Fallback Rate Loans on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notice (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law).
(f)    Increased Tax Costs. If any Change in Law shall subject any Lender to any (i) Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, or (ii) Tax imposed on it that is specially (but not necessarily exclusively) applicable to lenders such as such Lender as a result of the general extent and/or nature of their activities, assets, liabilities, leverage, other exposures to risk, or other similar factors, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, the United Kingdom Tax known as the “bank levy” in such form as it may be imposed and as amended or reenacted, and similar legislation (except, in each case of the foregoing clauses (i) and (ii), for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Other Connection Taxes that are imposed on or measured by net income, however denominated, or that are franchise Taxes or branch profits Taxes), and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered. For the avoidance of doubt, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs

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incurred or reductions suffered that are attributable to a FATCA Deduction required to be made by any Party.
(g)    Notwithstanding anything to the contrary contained herein, subject to Section 2.13, no Lender shall be entitled to seek compensation for costs incurred under this Section 2.12 unless it is the general policy or practice of such Lender at such time to seek compensation from other borrowers whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such costs and the applicable Lender is generally seeking such compensation from such borrowers (but no Lender shall be required to disclose any confidential or proprietary information to confirm the foregoing).
Section 2.13    Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any SOFR Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Designated Company pursuant to Section 2.16(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of any SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable currency, amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Designated Company (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Payments Generally. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, Section 2.13, Section 2.15, Section 2.16 or Section 11.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., India Standard Time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments by any Loan Party shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office, except that payments pursuant to Section 2.12, Section 2.13, Section 2.15,

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Section 2.16, Section 7.10 and Section 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof in like funds as received by the Administrative Agent. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars, except as expressly specified otherwise.
(b)    Pro Rata Treatment.
(i)    Each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(ii)    Each payment by the Borrower on account of principal of the Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.
(c)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(d)    Sharing of Set-Off. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any

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payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Credit Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Credit Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Credit Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.
(e)    Borrower Default. Unless the Administrative Agent shall have received notice from the Designated Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Designated Company setting forth in reasonable detail any amount owing under this Section 2.14(e) shall be conclusive, absent manifest error.
(f)    Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(e) or Section 11.03(c), then the Administrative Agent may, in its discretion following 5 Business Days’ prior written notice to such lender (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and, upon full payment of such obligations as provided above, the Administrative Agent shall promptly issue a written notice to such Lender setting forth in reasonable detail the application of any amounts on account of such Lender.
(g)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.03 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.03 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.03.
(h)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any

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Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions and withholdings (including any such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. For the avoidance of doubt, each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or basis of such FATCA Deduction), and in any case at least three (3) Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Designated Company, the Administrative Agent and the other Lenders.
(b)    Payment of Other Taxes by Loan Parties. Without limiting the provisions of paragraph (a) above, each Loan Party shall timely pay to the relevant Taxing Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes imposed or asserted on or attributable to amounts payable by any of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to the Designated Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. No Loan Party shall be obliged to provide indemnity under this Section to the extent that the Indemnified Tax in question is compensated for by an increased payment under Sections 2.12(f), 2.15(a) or 7.10.

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(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Taxing Authority pursuant to this Agreement, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Designated Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Designated Company or the Administrative Agent (and from time to time thereafter, as requested by the Designated Company or Administrative Agent), such properly completed and executed documentation reasonably requested by the Designated Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Designated Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Designated Company or the Administrative Agent as will enable the applicable Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation pursuant to this Section 2.15(e) (other than such documentation set forth in Section 2.15(e)(ii)(A) and (ii)(B) below) shall not be required if, in the relevant Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.15(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Designated Company and the Administrative Agent in writing of its legal inability to do so.
(f)    FATCA Information. Notwithstanding Section 2.15(e) or any other provision of this Agreement to the contrary:
(i)    Subject to paragraph (iii) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(A)    confirm to that other Party whether it is:
(1)    a FATCA Exempt Party; or
(2)    not a FATCA Exempt Party;
(B)    supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;
(C)    supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

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(ii)    If a Party confirms to another Party pursuant to paragraph (i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(iii)    Paragraph (i) above shall not oblige any Lender or the Administrative Agent to do anything, and paragraph (i)(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(A)    any law or regulation;
(B)    any fiduciary duty; or
(C)    any duty of confidentiality.
(iv)    If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such Party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(v)    If the Borrower is a U.S. Tax Obligor or the Administrative Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(A)    where the Borrower is a U.S. Tax Obligor and the relevant Lender is a Lender on the date of this Agreement, the date of this Agreement;
(B)    where the Borrower is a U.S. Tax Obligor on a date on which a Lender becomes a Lender under this Agreement and the relevant Lender was not a Lender on the date of this Agreement, the relevant date on which such Lender becomes a Lender under this Agreement;
(C)    the date a new U.S. Tax Obligor accedes as the Borrower; or
(D)    where the Borrower is not a U.S. Tax Obligor, the date of a request from the Administrative Agent, supply to the Administrative Agent (to the extent not otherwise supplied pursuant to Section 2.15(e) above):
(1)    a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(2)    any withholding statement or other document, authorization or waiver as the Administrative Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(vi)    The Administrative Agent shall provide any withholding certificate, withholding statement, document, authorization or waiver it receives from a Lender pursuant to paragraph (v) above to the Designated Company.
(vii)    If any withholding certificate, withholding statement, document, authorization or waiver provided to the Administrative Agent by a Lender pursuant to paragraph (v) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement,

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document, authorization or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Administrative Agent). The Administrative Agent shall provide any such updated withholding certificate, withholding statement, document, authorization or waiver to the Designated Company.
(viii)    The Administrative Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (v) or (vii) above without further verification. The Administrative Agent shall not be liable for any action taken by it under or in connection with paragraph (v), (vi) or (vii) above.
(ix)     Without prejudice to any other term of this Agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorization, waiver or information in accordance with paragraph (v) above, or any withholding certificate, withholding statement, document, authorization, waiver or information provided by a Lender to the Administrative Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Administrative Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Administrative Agent (including any related interest and penalties) in acting as Administrative Agent under the Loan Documents as a result of such failure.
(g)    Treatment of Certain Refunds. If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified, or as to which it has received additional amounts, pursuant to this Section 2.15, Section 7.10, or Section 2.12(f) (such Party, the “Indemnified Party”), then it shall pay to the Party that made such indemnity payments or paid such additional amounts pursuant to this Section 2.15, Section 7.10, or Section 2.12(f) (such Party, the “Indemnifying Party”) an amount equal to such refund (but only to the extent of indemnity payments made to the Indemnified Party pursuant to this Section 2.15, or additional amounts paid to the Indemnified Party pursuant to Section 7.10 or Section 2.12(f), with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Indemnified Party, and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund). The Indemnifying Party, upon the request of the Indemnified Party, agrees to repay to the Indemnified Party the amount paid over to the Indemnified Party pursuant to this Section 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event the Indemnified Party is required to repay such refund to such Taxing Authority. Nothing in this Section 2.15(g) shall be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Indemnifying Party or any other person. Notwithstanding anything to the contrary in this Section 2.15(g), in no event will the Indemnified Party be required to pay any amount to an Indemnifying Party pursuant to this Section 2.15(g) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid.
(h)    Co-operation. Notwithstanding anything to the contrary in Section 2.15(e) or paragraph (k) of the definition of Permitted Reorganization, with respect to non-U.S. withholding taxes, the Administrative Agent, the relevant Lender(s) (at the written request of the relevant Loan Party) and the relevant Loan Party shall, co-operate in completing any procedural

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formalities necessary (including delivering any documentation prescribed by the applicable Requirement of Law and making any necessary reasonable approaches to the relevant Taxing Authorities) for the relevant Loan Party to obtain authorization to make a payment to which the Administrative Agent or such Lender(s) is entitled without any, or a reduced rate of, deduction or withholding for, or on account of, Taxes; provided, however, that none of the Administrative Agemt or any Lender shall be required to provide any documentation that it is not legally entitled to provide, or take any action that, in the Administrative Agent’s or the relevant Lender’s reasonable judgment, would subject the Administrative Agent or such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
(i)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within three (3) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. Without limiting the preceding sentence or Section 2.15(f)(ix), each Lender shall indemnify the Administrative Agent (based upon such Lender’s pro rata share of the sum of the total outstanding Term Loans and unused Commitments of all Lenders at the time the applicable indemnity payment is sought (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon its share of the Term Loans immediately prior to such payment)), within three (3) Business Days of demand, against any cost, loss or liability in relation to any FATCA-related liability incurred by the Administrative Agent in acting as Administrative Agent under the Loan Documents (unless the Administrative Agent has been reimbursed by a Loan Party pursuant to a Loan Document); provided that indemnity pursuant to this sentence shall not be available to the extent that such cost, loss or liability are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. A certificate as to the amount of payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(i).
(j)    Tax Returns. If, as a result of executing a Loan Document, entering into the transactions contemplated thereby or with respect thereto, receiving a payment or enforcing its rights thereunder, the Administrative Agent or any Lender is required to file a Tax Return in a jurisdiction in which it would not otherwise be required file, the Loan Parties shall promptly provide such information necessary for the completion and filing of such Tax Return as the Administrative Agent or Lender shall reasonably request with respect to the completion and filing of such Tax Return. For clarification, any expenses incurred in connection with such filing shall be subject to Section 11.03.
(k)    Value Added Tax. All amounts set out, or expressed to be payable under a Loan Document by any party to a Lender or the Administrative Agent which (in whole or in part)

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constitute the consideration for value added tax purposes shall be deemed to be exclusive of any applicable value added tax, and accordingly, if value added tax is chargeable on any supply or service made by any Lender or the Administrative Agent to any party under a Loan Document and such value added tax is required to be collected by such Lender or the Administrative Agent (or the representative member of any group of which the relevant Lender or the Administrative Agent forms a part for purposes of value added tax) pursuant to applicable Requirements of Law, that party shall pay to the Lender or the Administrative Agent (in addition to and at the same time as paying the consideration) an amount equal to the amount of the value added tax (and such Lender or the Administrative Agent shall promptly provide an appropriate value added invoice to such party).
Where a Loan Document requires any party to reimburse a Lender or the Administrative Agent for any costs or expenses, that party shall also at the same time pay and indemnify the Lender or the Administrative Agent against all value added tax incurred by the Lender or the Administrative Agent in respect of the costs or expenses to the extent that the Lender or the Administrative Agent reasonably determines that neither it nor any other member of any group of which it is a member for value added tax purposes is entitled to credit or repayment from the relevant Taxing Authority in respect of the value added tax.
If any Lender or the Administrative Agent requires any Loan Party to pay any additional amount pursuant to Section 2.15(k), then such Lender or the Administrative Agent and Loan Party shall use reasonable efforts to co-operate to minimize the amount such Loan Party is required to pay if, in the judgment of such Lender or the Administrative Agent, such co-operation would not subject such Lender or the Administrative Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Administrative Agent. For the avoidance of doubt, all references to value added tax in this Section 2.15(k) include reference to goods and services tax.
(l)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.16    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made by such Lender; provided that to the extent such designation shall result, as of the time of such designation, in increased costs under Section 2.12, Section 2.15 or Section 7.10 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Loan Parties shall not be obligated to pay such excess increased costs (although the applicable Loan Party, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Each lending

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office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). The proviso to the first sentence of this Section 2.16(a) shall not apply to changes in a lending office pursuant to Section 2.16(b) if such change was made upon the written request of any Loan Party.
(b)    Mitigation Obligations. If any Lender requests compensation under Section 2.12, or requires any Loan Party to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15 or Section 7.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12, Section 2.15 or Section 7.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Designated Company shall be conclusive absent manifest error.
(c)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if any Loan Party is required to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15 or Section 7.10, or if any Lender is a Defaulting Lender, or if the Designated Company exercises its replacement rights under Section 11.02(d), then, so long as Axis is not the sole Lender under this Agreement, the Designated Company may, at its sole expense and effort, upon notice by the Designated Company to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower or the assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.04(b);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15 or Section 7.10, such assignment will result in a reduction in such compensation or payments thereafter; and

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(iv)    such assignment does not conflict with applicable Requirements of Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Designated Company to require such assignment and delegation cease to apply.
Section 2.17    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative,

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then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Fallback Rate Loans.
Section 2.18    [Intentionally Omitted].
Section 2.19    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by any Canadian Loan Party in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate interest (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time, “Section 347”) payable by the Canadian Loan Parties to the Administrative Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the Credit advances (as defined in Section 347) under this Agreement or such other Loan Document lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of Interest (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the Lenders and the Canadian Loan Parties and the amount of such payment or collection shall be refunded by the Administrative Agent and relevant Lenders to the applicable Canadian Loan Parties. For the purposes of this Agreement and each other Loan Document to which the Canadian Loan Parties are a party, the effective annual rate of interest payable by the Canadian Loan Parties shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Canadian Loan Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.
(b)    For the purposes of the Interest Act (Canada) and with respect to Canadian Loan Parties only:

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(i)    whenever any interest or fee payable by the Canadian Loan Parties is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and
(ii)    all calculations of interest payable by the Canadian Loan Parties under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.
The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants (provided that no such representation or warranty shall be made with respect to Section 3.24 prior to the Closing Date) to the Administrative Agent and each of the Lenders that:
Section 3.01    Organization; Powers. Each Company (a) is duly organized or incorporated (as applicable) and validly existing under the laws of the jurisdiction of its organization or incorporation (as applicable), (b) has all requisite organizational or constitutional power and authority to carry on its business as now conducted and to own and lease its property, (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) except for actions of the Designated Company under the Loan Documents on behalf of the other Loan Parties, is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Loan Documents.
Section 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational or constitutional powers and have been duly authorized by all necessary organizational or constitutional action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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Section 3.03    No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any material Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens. The execution, delivery and performance of the Loan Documents will not violate, or result in a default under, or require any consent or approval under, the Senior Notes, the Senior Note Documents, the Secured Term Loan Documents or the Revolving Credit Loan Documents.
Section 3.04    Financial Statements; Projections.
(a)    Historical Financial Statements. The Designated Company has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Designated Company (i) as of and for the fiscal years ended March 31, 2019, March 31, 2020, and March 31, 2021 audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the fiscal quarters ended December 31, 2020 and June 30, 2021, and for the comparable period of the preceding fiscal year, in each case certified by the chief financial officer of the Designated Company. Such financial statements and all financial statements delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) and Section 5.01(b) have been prepared in accordance with US GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of the Designated Company as of the dates and for the periods to which they relate.
(b)    No Liabilities; No Material Adverse Effect. Except as set forth in the most recent financial statements referred to in Section 3.04(a), as of the Effective Date and the Closing Date there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, other than liabilities under the Loan Documents. Since March 31, 2016, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
(c)    Forecasts. The forecasts of financial performance of the Companies most recently furnished to the lenders under the Secured Term Loan Credit Agreement have been prepared in good faith by the Loan Parties and based on assumptions believed by the Loan Parties to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material.
Section 3.05    Properties.
(a)    Generally. Each Company has good title to, valid leasehold interests in, or license of, all its property material to its business, free and clear of all Liens except for Permitted Liens.

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The property that is material to the business of the Companies, taken as a whole, (i) is in good operating order, condition and repair in all material respects (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.
(b)    No Casualty Event. No Company has as of the Effective Date or the Closing Date received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property.
Section 3.06    Intellectual Property.
(a)    Ownership/No Claims. Each Global Loan Party owns, or is licensed to use, all patents, trademarks, copyrights and other intellectual property (including intellectual property in software, mask works, inventions, designs, trade names, service marks, technology, trade secrets, proprietary information and data, domain names, know-how and processes) necessary for the conduct of such Global Loan Party’s business as currently conducted (“Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date and the Closing Date, no material claim has been asserted and is pending by any person, challenging or questioning the validity of any Global Loan Party’s Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Global Loan Party know of any valid basis for any such claim. The use of any Intellectual Property by each Global Loan Party, and the conduct of each Global Loan Party’s business as currently conducted, does not infringe or otherwise violate the rights of any third party in respect of Intellectual Property, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Registrations. Except pursuant to non-exclusive licenses and other non-exclusive use agreements entered into by each Global Loan Party in the ordinary course of business, on and as of the Effective Date and the Closing Date each Global Loan Party owns and possesses the right to use and has not authorized or enabled any other person to use, any Intellectual Property that is material to its business, except for such authorizations and enablements as could not reasonably be expected to result in a Material Adverse Effect.
(c)    No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the Effective Date, (i) there is no material infringement or other violation by others of any right of any Global Loan Party with respect to any Intellectual Property that is material to the business of such Global Loan Party, except as may be set forth on Schedule 3.06(c), and (ii) no claims are pending or threatened to such effect except as set forth on Schedule 3.06(c).
Section 3.07    Equity Interests and Subsidiaries.
(a)    Equity Interests. Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Effective Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Effective Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Effective Date. As of the Effective Date, all Equity Interests of each Company held by Holdings or a Subsidiary thereof are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by

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Holdings, directly or indirectly through Wholly Owned Subsidiaries except as indicated on Schedule 3.07(a). At all times prior to a Qualified Borrower IPO, 100% of the Equity Interests of the Borrower will be owned directly by Holdings, and 100% of the Equity Interests of the Borrower shall be owned directly or indirectly by Holdings (or, in the case of the Borrower, on and after the Designated Holdco Effective Date, will be owned directly or indirectly by Designated Holdco) except to the extent otherwise permitted under clause (c) of the definition of Permitted Reorganization Action or under clause (b) of the definition of Permitted Aleris Foreign Subsidiary Transfer. At all times after a Qualified Borrower IPO, more than 50% of the voting power of the total outstanding Voting Stock of the Borrower will be owned directly or indirectly by Hindalco. As of the Effective Date and the Closing Date, each Global Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests owned by it, free of any and all Liens, rights or claims of other persons, except Permitted Liens, and as of the Effective Date and the Closing Date there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
(b)    Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, the Borrower and each Subsidiary on the Effective Date is set forth on Schedule 3.07(a).
Section 3.08    Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Global Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by the Global Loan Parties, their Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, and the Global Loan Parties and their Subsidiaries are in compliance with applicable Anti-Corruption Laws in all material respects.
Section 3.09    Agreements. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder that could reasonably be expected to have a Material Adverse Effect. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

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Section 3.10    Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.
Section 3.11    Investment Company Act. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.12    Use of Proceeds. The Borrower will use the proceeds of the Short Term Loans on the Closing Date solely to repay outstanding Initial Secured Term Loans.
Section 3.13    Taxes. Each Company has (a) timely filed or caused to be timely filed all material Tax Returns required by applicable Requirements of Law to have been filed by it and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all material Taxes due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with US GAAP or other applicable accounting rules and (ii) which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company has made adequate provision in accordance with US GAAP or other applicable accounting rules for all material Taxes not yet due and payable. No Company has received written notice of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d), or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b), except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document is subject to any withholding Taxes.
Section 3.14    No Material Misstatements. The written information, reports, financial statements, certificates, exhibits or schedules furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not and does not contain any material misstatement of fact and, taken as a whole, did not and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading in their presentation of Holdings, the Designated Company and its Subsidiaries taken as a whole as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it was prepared in good faith and based on assumptions believed by the applicable Loan Parties to be reasonable.
Section 3.15    Labor Matters. As of the Effective Date and the Closing Date, there are no material strikes, lockouts or labor slowdowns against any Company pending or, to the knowledge

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of any Company, threatened in writing. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, provincial, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound, except as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.16    Solvency. At the time of and immediately after the consummation of the Transactions to occur on the Effective Date and the Closing Date, and after giving effect to the application of the proceeds of the Loans and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of the Designated Company and of the Global Loan Parties (on a consolidated basis with their Subsidiaries) will exceed their debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of the Designated Company and the Global Loan Parties (on a consolidated basis with their Subsidiaries) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) the Designated Company and the Global Loan Parties (on a consolidated basis with their Subsidiaries) will be able to pay their debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) the Designated Company and the Global Loan Parties (on a consolidated basis with their Subsidiaries) will not have unreasonably small assets with which to conduct their business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date; and (e) the Designated Company and the Global Loan Parties (on a consolidated basis with their Subsidiaries) are not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Global Loan Party is organized or incorporated (as applicable), or otherwise unable to pay their debts as they fall due.
Section 3.17    Employee Benefit Plans. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used in the most recent actuarial valuations used for the respective Plans) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans in an amount which could reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

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To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Requirements of Law and has been maintained, where required, in good standing with applicable Governmental Authority and Taxing Authority, except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except to the extent of liabilities which could not reasonably be expected to have a Material Adverse Effect. Each Foreign Plan which is required to be funded is funded in accordance with Requirements of Law, and for each Foreign Plan which is not required to be funded, the obligations of such Foreign Plan are properly accrued in the financial statements of the Designated Company and its Subsidiaries, in each case in an amount that could not reasonably be expected to have a Material Adverse Effect.
Except as specified on Schedule 3.17, (i) no Company is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), and (ii) no Company is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.
Section 3.18    Environmental Matters.
(a)    Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(i)    The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
(ii)    The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;
(iii)    There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could reasonably be expected to result in liability of the Companies under any applicable Environmental Law;
(iv)    There is no Environmental Claim pending or, to the knowledge of any Company, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and, to the knowledge of any Company, there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;

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(v)    No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;
(vi)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and
(vii)    No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
(b)    As of the Effective Date and the Closing Date:
(i)    Except as could not reasonably be expected to have a Material Adverse Effect, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location; and
(ii)    No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA and is reasonably likely to result in any material liability to any Company, or (iii) included on any other publicly available list of contaminated sites maintained by any Governmental Authority analogous to CERCLA or the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., including any such list relating to the management or clean up of petroleum and is reasonably likely to result in any material liability to a Company.
Section 3.19    Insurance. Schedule 3.19 sets forth a trueand correct description of all insurance policies maintained by each Company as of the Effective Date. All insurance maintained by the Companies to the extent required by Section 5.04 is in full force and effect, and all premiums thereon have been duly paid. As of the Effective Date and the Closing Date, no Company has received notice of violation or cancellation thereof. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 3.20    [Intentionally Omitted].

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Section 3.21    Material Indebtedness Documents. Schedule 3.21 lists, as of the Effective Date, (i) each material Senior Note Document, (ii) each material Revolving Credit Loan Document, (iii) each material Secured Term Loan Document, and (iv) each material agreement, certificate, instrument, letter or other document evidencing any other Material Indebtedness, and the Lenders have been furnished true and complete copies of each of the foregoing.
Section 3.22    Anti-Terrorism Law; Sanctions and Anti-Corruption Law. No Global Loan Party or any of its Subsidiaries, or to the knowledge of any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Global Loan Party, is in violation of any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c.17, as amended, regulations promulgated pursuant to the Special Economic Measures Act, S.C. 1992 c. 17 and the United Nations Act, R.S.C. 1985 c. U-2, in each case, as amended (collectively, the “Anti-Terrorism Laws”).
No Global Loan Party or any of its Subsidiaries, and to the knowledge of the Loan Parties, any director, officer, agent, employee, or other person acting on behalf of any Global Loan Party, and no broker or other agent of any Global Loan Party acting or benefiting in any capacity in connection with the Loans, is any of the following:
(i)    a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(ii)    a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)    a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)    a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(v)    a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.
No Global Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Global Loan Party acting in any capacity in connection with the Loans (w) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above in a manner violative of the Executive Order, any applicable Sanctions or Anti-Terrorism Law, (x) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked

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pursuant to the Executive Order or Anti-Terrorism Laws, (y) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (z) is in violation of any applicable Anti-Terrorism Laws.
Neither the advance of the Term Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended, and any executive order or requirement of applicable law promulgated thereunder) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) the Executive Order and (b) the Patriot Act) or any other applicable Sanctions. Furthermore, none of the Global Loan Parties or their Subsidiaries (including Unrestricted Subsidiaries) and, to the Loan Parties’ knowledge, their and their Subsidiaries’ respective directors, officers, employees, Affiliates or agents (in the case of agents, that will act in any capacity in connection with or benefit from this Agreement) (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person, in each case, in any manner violative of any applicable Sanctions or Anti-Terrorism Law or (c) is a Sanctioned Person. Each Global Loan Party is in compliance, in all material respects, with the Patriot Act. Each Global Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Subsidiaries being designated as a Sanctioned Person. No part of the proceeds of the Term Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law, rule or regulation of any jurisdiction applicable to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including the Corruption of Foreign Public Officials Act (Canada) (collectively, “Anti-Corruption Laws”). “Sanctioned Country” shall mean, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanctions. “Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any EU member state, the Commonwealth of Australia, Japan or Malaysia, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Commonwealth of Australia, Singapore, Japan or Malaysia.
The Designated Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Designated Company, its Subsidiaries and their

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respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Notwithstanding the foregoing terms of this Section 3.22, no Affected Credit Party shall be entitled to the benefit of the representations in this Section 3.22 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 3.23    [Reserved].
Section 3.24    Senior Notes; Material Indebtedness. The Obligations constitute “Senior Debt” or “Designated Senior Indebtedness” (or any other defined term having a similar purpose) within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with additional Secured Term Loans). The Commitments and the Loans and other extensions of credit under the Loan Documents constitute “Credit Facilities” (or any other defined term having a similar purpose) or liabilities payable under the documentation related to “Credit Facilities” (or any other defined term having a similar purpose), in each case, within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with Secured Term Loans). The consummation of each of (i) the Transactions and (ii) each incurrence of Indebtedness hereunder, and, in each case, does not require any consent or approval under, the terms of (A) the Senior Note Documents (and any Permitted Refinancings thereof), the Revolving Credit Loan Documents (and any Permitted Revolving Credit Facility Refinancings thereof), the Secured Term Loan Documents (and any Permitted Secured Term Loan Facility Refinancings thereof), or any other Material Indebtedness or (B) any other material agreement or instrument binding upon any Company or any of its property except, in the case of this clause (B), as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.25    [Intentionally Omitted] .
Section 3.26    [Intentionally Omitted].
Section 3.27    Excluded Guarantor Subsidiaries. The Excluded Guarantor Subsidiaries as of the Amendment No. 1 Effective Date are listed on Schedule 1.01(c).
Section 3.28    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
Section 3.29    Federal Power Act; Etc. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or, to the knowledge of such Loan Party, under any other federal or state statute or regulation, in each case, to the extent such regulation would prohibit it from incurring the Obligations or which would otherwise render all or any of the Obligations unenforceable.
Section 3.30    Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 3.31    No Fiscal Unity. No Company is a member of a fiscal unity for VAT, corporate income tax or any other tax purposes, except for a fiscal unity for VAT or corporate income tax purposes consisting solely of Global Loan Parties.

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ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS
Section 4.01    Conditions Precedent to the Effective Date. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.
(a)    Loan Documents. The Administrative Agent shall have received executed counterparts of each of the following, properly executed by an authorized signatory of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent, and (other than the Fee Letter) each of the Lenders and the Mandated Lead Arranger:
(i)    this Agreement;
(ii)    the Contribution, Intercompany, Contracting and Offset Agreement;
(iii)    the Subordination Agreement;
(iv)    the Canadian Guarantee;
(v)    the Term Loan Note;
(vi)    the Fee Letter; and
(b)    Corporate Documents. The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    a certificate of the secretary, assistant secretary, or, where applicable, managing director or other director, of each Loan Party dated the Effective Date, certifying (1) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or Person) and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of, inter alia, this Agreement and the other Loan Documents to which such Person is a party that are required to be executed in connection herewith, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (3) as to the incumbency and specimen signature of each officer or authorized signatory executing this Agreement and any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized

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signatory as to the incumbency and specimen signature of the secretary, assistant secretary, managing director or other director executing the certificate in this clause (i), and other customary evidence of incumbency) and (4) that the borrowing or guarantee with respect to the Loans or any of the other Obligations would not cause any borrowing, guarantee, or similar limit binding on any Loan Party to be exceeded, each in form and substance reasonably satisfactory to the Mandated Lead Arranger;
(ii)    a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date prior to the Effective Date, from the Secretary of State in the state or jurisdiction of organization of such Loan Party (or other applicable Governmental Authority), each in form and substance reasonably satisfactory to the Mandated Lead Arranger; and
(iii)    such other documents as the Lenders or the Administrative Agent may reasonably request.
(c)    Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an authorized signatory of the Designated Company and the Borrower, certifying compliance with the conditions precedent set forth in this Section  4.01 (h), (i), (j), (k), (l), (m) and (p) in this Section 4.01.
(d)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Mandated Lead Arranger and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of local and foreign counsel of the Loan Parties in Texas and Ontario, in each case (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents delivered on the Effective Date as the Administrative Agent shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under each such Loan Document to which it is a party and enforceability of each such Loan Document, each in form and substance reasonably satisfactory to the Mandated Lead Arranger.
(e)    Payment of Fees, Costs and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) for which invoices have been presented at least one Business Day prior to the Effective Date, on or before the Effective Date, in connection with the Transactions.
(f)    [Intentionally omitted.]
(g)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J (or in such other form as is satisfactory to the Administrative Agent to reflect applicable legal requirements), dated the Effective Date and signed by a senior Financial Officer of each Loan Party or of the Borrower.

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(h)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(i)    No Default or Event of Default. Before and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(j)    Requirements of Law. The Administrative Agent shall be satisfied that Borrower, Borrower’s Subsidiaries, and the Transactions consummated on the Effective Date shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
(k)    Consents. All approvals of Governmental Authorities and third parties necessary to execute and deliver this Agreement and the other Loan Documents entered into on the Effective Date, and to perform all obligations thereunder, in each case shall have been obtained and shall be in full force and effect.
(l)    Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions, this Agreement or the other Loan Documents.
(m)    No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
(n)    USA Patriot Act; Beneficial Ownership Certification.
(i)    The Administrative Agent and the Lenders shall have received, at least 5 Business Days prior to the Effective Date, and shall be satisfied with, all documentation and other information that may be required by the Administrative Agent and the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13.
(ii)    At least five (5) Business Days prior to the Effective Date, the Designated Company shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in respect of the Loan Parties.

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(o)    Process Agent. The Administrative Agent shall have received evidence of the acceptance by the Process Agent of its appointment as such by the Loan Parties.
(p)    No Material Adverse Effect. Since March 31, 2021 through the Effective Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Borrower and its Subsidiaries.
Section 4.02    Conditions Precedent to Credit Extension on the Closing Date. The obligation of each Lender to fund the Credit Extension of Short Term Loans requested to be made by it under this Agreement on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.02.
(a)    Effective Date. The Effective Date shall have occurred.
(b)    Commitment Termination Date. The Commitment Termination Date shall not have occurred.
(c)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request in respect of the Loans in accordance with Section 2.03 of this Agreement.
(d)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Closing Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(e)    No Default or Event of Default. Before and after giving effect to the funding of the Short Term Loans on the Closing Date, no Default or Event of Default shall have occurred and be continuing.
(f)    No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
(g)    Prepayment Notice. The Borrower shall have provided a notice of prepayment in full of the Initial Secured Term Loans to the Secured Term Loan Administrative Agent, within the time period required thereby in order for such payment to be made on the Closing Date.
(h)    Funding. Substantially concurrently with the funding of the Short Term Loans, the Borrower shall apply, or cause to be applied, the full amount of the proceeds thereof to repay outstanding Initial Secured Term Loans.

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(i)    Payment in Full of Initial Secured Term Loan Obligations. Substantially concurrently with the funding of the Short Term Loans, the Borrower shall have paid or caused to be paid to the Secured Term Loan Administrative Agent all accrued and unpaid interest in respect of the Initial Secured Term Loans such that, after giving effect to the payments under clause (h) above and this clause (i), the Initial Secured Term Loans and all related interest amounts shall have been paid in full.
The delivery of a Borrowing Request shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied (which representation and warranty shall be deemed limited to the knowledge of the Loan Parties in the case of the first sentence of Section 4.02(f)). The Borrower shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in Section 4.02 have been satisfied.
ARTICLE V

AFFIRMATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, from and after the Effective Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Restricted Subsidiaries to:
Section 5.01    Financial Statements, Reports, etc. Furnish to the Administrative Agent (and the Administrative Agent shall make available to the Lenders, on the Platform or otherwise, in accordance with its customary procedures):
(a)    Annual Reports. As soon as available and in any event within the earlier of (i) ninety (90) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each fiscal year (and in any case not less than one time in each calendar year), beginning with the first fiscal year ending after the Effective Date, (i) the consolidated balance sheet of the Designated Company as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of independent certified public accountants of recognized international standing (which opinion shall not be qualified as to scope or contain any going concern qualification, paragraph of emphasis or explanatory statement), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Designated Company as of the dates and for the periods specified in accordance with US GAAP, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Designated Company for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(a) may be furnished in the form of a Form 10-K (so long as the financial

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statements, narrative report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Designated Company and its Restricted Subsidiaries separating out the results by region;
(b)    Quarterly Reports. As soon as available and in any event within the earlier of (i) forty-five (45) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each of the first three fiscal quarters of each fiscal year (i) the consolidated balance sheet of the Designated Company as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Designated Company as of the date and for the periods specified in accordance with US GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, except as otherwise disclosed therein and subject to the absence of footnote disclosures and to normal year-end audit adjustments, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(b) may be furnished in the form of a Form 10-Q (so long as the financial statements, management report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Designated Company and its Restricted Subsidiaries separating out the results by region;
(c)    [Intentionally Omitted];
(d)    Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate of the Designated Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) [intentionally omitted], (C) showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income, such reconciliation to be on a quarterly basis, (D) calculating in reasonable detail the Consolidated Interest Coverage Ratio and the Senior Secured Net Leverage Ratio for the four fiscal quarter period ended on the last day of the period covered by such financial statements, and certifying as to the Designated Company’s compliance (or failure to comply) with the Financial Performance Covenant for the four fiscal quarter period ended on the last day of the period covered by such financial statements, and, if such Compliance Certificate demonstrates an Event of Default of the Financial Performance Covenant, any of the Specified Holders may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to, and to the extent permitted under, Section 8.04; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the

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occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document, and (E)(x) specifying all Investments made during the prior fiscal quarter in reliance on Section 6.04(r) and specifying which clause of Section 6.04(r) such Investment was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Investments made pursuant to Section 6.04(r)(iii), the amount of Liquidity, and (y) specifying all Dividends made during the prior fiscal quarter in reliance on Section 6.08(d) and specifying which clause of Section 6.08(d) such Dividend was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Dividends made pursuant to Section 6.08(d)(ii), the amount of Liquidity, and (ii) to the extent any Unrestricted Subsidiaries are in existence during the period covered by such financial statements, consolidating balance sheets, statements of income and cash flows separating out the results of the Designated Company and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other;
(e)    Officer’s Certificate Regarding Organizational Chart. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Responsible Officer of the Designated Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) attaching an accurate organizational chart (or confirming that there has been no change in organizational structure);
(f)    Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, with any national U.S. or non-U.S. securities regulatory authority or securities exchange or with the National Association of Securities Dealers, Inc., or distributed to holders of its publicly held Indebtedness or securities pursuant to the terms of the documentation governing such Indebtedness or securities (or any trustee, agent or other representative therefor), as the case may be; provided that documents required to be delivered pursuant to this clause (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Designated Company posts such documents, or provides a link thereto on the Designated Company’s website (or other location specified by the Designated Company) on the Internet; or (ii) on which such documents are posted on the Designated Company’s behalf on the Platform; provided that: (i) upon written request by the Administrative Agent, the Designated Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Designated Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents;
(g)    Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter”, exception report or other similar letter or report received by any such person from its certified public accountants and the management’s responses thereto;

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(h)    Projections. Within sixty (60) days of the end of each fiscal year (beginning with the fiscal year ended March 31, 2022), a copy of the annual projections for the Designated Company (including balance sheets, statements of income and sources and uses of cash), for each quarter of the then-current fiscal year prepared in detail on a consolidated basis, with appropriate presentation and discussion of the principal assumptions upon which such forecasts are based, accompanied by the statement of a Financial Officer of the Designated Company to the effect that such assumptions are believed to be reasonable;
(i)    Labor Relations. Promptly after becoming aware of the same, written notice of (a) any labor dispute to which any Global Loan Party or any of its Restricted Subsidiaries is or is expected to become a party, including any strikes, lockouts or other labor disputes relating to any of such person’s plants and other facilities, which could reasonably be expected to result in a Material Adverse Effect, (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such person and (c) any material liability under Requirements of Law similar to the Worker Adjustment and Retraining Notification Act or otherwise arising out of plant closings;
(j)    Asset Sales. On or prior to an Asset Sale pursuant to Section 6.06(b) hereof the Net Cash Proceeds of which (or the Dollar Equivalent thereof) are anticipated to exceed $100,000,000, written notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Global Loan Party or any of its Restricted Subsidiaries;
(k)    Other Information. Promptly, from time to time, such other information regarding the operations, properties, business affairs and condition (financial or otherwise) of any Company, or compliance with the terms of any Loan Document as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request, including, but not limited to, all documentation and other information that may be required from time to time by the Lenders or the Administrative Agent in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13; and
(l)    Beneficial Ownership Information. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
Section 5.02    Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within ten (10) Business Days after acquiring knowledge thereof, or, in the case of an Event of Default under Section 8.01(a), on the Business Day that a Loan Party acquires knowledge thereof):
(a)    any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Designated Company or other Company that

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in the reasonable judgment of the Designated Company could reasonably be expected to result in a Material Adverse Effect if adversely determined or (ii) with respect to any Loan Document;
(c)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
(d)    the occurrence of a Casualty Event involving a Dollar Equivalent amount in excess of $50,000,000; and
(e)     (i) the incurrence of any Lien (other than Permitted Liens) on the assets of the Global Loan Parties or (ii) the occurrence of any other event which could reasonably be expected to be material with regard to the assets of the Global Loan Parties taken as a whole.
Section 5.03    Existence; Businesses and Properties.
(a)    Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence, rights and franchises necessary or desirable in the normal conduct of its business, except (i) other than with respect to the Borrower’s legal existence, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.05 or Section 6.06.
(b)    Do or cause to be done all things reasonably necessary to obtain, maintain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, approvals, authorizations, and Intellectual Property used or necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; do or cause to be done all things reasonably necessary to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Global Loan Party or any of its Restricted Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property), contractual obligations, and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (provided that no Affected Credit Party shall be entitled to the benefit of the covenant in respect of compliance with all applicable Requirements of Law in this Section 5.03(b) to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws); and at all times maintain, preserve and protect all of its property and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; provided that no Affected Credit Party shall be entitled to the

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benefit of the covenant in this sentence to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 5.04    Insurance.
(a)    Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Real Property and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis (subject to usual and customary exclusions), (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting collateral granted in favor of the Secured Term Loan Collateral Agent or the Revolving Credit Collateral Agent, (iv) business interruption insurance, and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law.
(b)    Requirements of Insurance. All such property and liability insurance maintained by the Loan Parties shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Borrower of written notice thereof (and upon receipt of any such notice Borrower shall promptly notify the Administrative Agent in writing of the same), and (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.
(c)    [Intentionally omitted].
(d)    Broker’s Report. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to the Administrative Agent (i) a report of a reputable insurance broker with respect to the insurance maintained pursuant to clauses (i) through (iv) of Section 5.04(a) in form and substance consistent with market practice (together with such additional reports (provided such reports are readily ascertainable) as the Administrative Agent may reasonably request), and (ii) such broker’s statement that all premiums then due and payable with respect to the coverage maintained pursuant to clauses (i) through (iv) of Section 5.04(a) have been paid.
Section 5.05    Taxes.
(a)    Payment of Taxes. Pay and discharge promptly when due all material Taxes and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, charge, levy or claim so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with

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US GAAP (or other applicable accounting rules), and (y) such contest operates to suspend collection of the contested obligation, Tax or charge and enforcement of a Lien other than a Permitted Lien.
(b)    Filing of Tax Returns. Timely file all material Tax Returns required by applicable Requirements of Law to be filed by it.
Section 5.06    Employee Benefits.
(a)    Comply with the applicable provisions of ERISA and the Code and any Requirements of Law applicable to any Foreign Plan or Compensation Plan, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
(b)    Furnish to the Administrative Agent (x) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows that, any ERISA Event has occurred, a statement of a Financial Officer of the Designated Company setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of such other documents or governmental reports or filings relating to any Plan (or Foreign Plan, or other employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.
(c)    (i) Ensure that the Novelis U.K. Pension Plan is funded in accordance with the agreed schedule of contributions dated May 16, 2007 and that no action or omission is taken by any Company in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect; (ii) except for any existing defined benefit pension schemes as specified on Schedule 3.17 ensure that no Company is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in Sections 39 or 43 of the Pensions Act 2004) such an employer; (iii) deliver to the Administrative Agent upon request as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes), actuarial reports in relation to all pension schemes mentioned in clause (i) above; (iv) promptly notify the Administrative Agent of any material change in the agreed rate of contributions to any pension schemes mentioned in clause (i) above; (v) promptly notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group; and (vi) promptly notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
(d)    Ensure that all Foreign Plans (except the Novelis U.K. Pension Plan) and Compensation Plans that are required to be funded are funded and contributed to in accordance with their terms to the extent of all Requirements of Law, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
Section 5.07    Maintaining Records; Access to Properties and Inspections; Annual Meetings. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP (or other applicable accounting standards) and all

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Requirements of Law of all financial transactions and the assets and business of each Company and its Restricted Subsidiaries are made of all dealings and transactions in relation to its business and activities, including, without limitation, proper records of intercompany transactions, with full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by or for the account of any Loan Party from deposit accounts of the other Companies). Each Company will permit any representatives designated by the Administrative Agent (who may be accompanied by the Administrative Agent or Lender) to visit and inspect the financial records and the property of such Company on no more than on two occasions per fiscal year so long as no Event of Default is continuing (at reasonable intervals, during normal business hours and within five Business Days after written notification of the same to the Designated Company, except that, during the continuance of an Event of Default, none of such restrictions shall be applicable) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent (who may be accompanied by the Administrative Agent or any Lender) to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).
Section 5.08    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.
Section 5.09    Compliance with Environmental Laws; Environmental Reports.
(a)    Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all Environmental Permits applicable to its operations and Real Property; and conduct all Responses, including any emergency Response, required by, and in accordance with, Environmental Laws, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards.
(b)    If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than thirty (30) days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders as soon as reasonably practicable after such request, at the expense of the Borrower, an environmental assessment report and/or corrective plan, as applicable, regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them and any other corrective measures necessary to achieve compliance with Environmental Laws or cure such Default.
Section 5.10    [Intentionally Omitted].
Section 5.11    Additional Guarantors.

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(a)    [Intentionally omitted.]
(b)    With respect to any Person organized in either (i) the United States, any state thereof or the District of Columbia or (ii) Canada, or any state, province or other political subdivision thereof that becomes a Restricted Subsidiary of the Borrower after the Effective Date (other than (x) an Excluded Guarantor Subsidiary and (y) a Securitization Entity) or any Restricted Subsidiary of the Borrower that was an Excluded Guarantor Subsidiary but, as of the end of the most recently ended fiscal quarter, has ceased to be an Excluded Guarantor Subsidiary (and, for the avoidance of doubt, such Person that ceased to be an Excluded Guarantor Subsidiary is organized in the United States, any state thereof or the District of Columbia or Canada, any state, province or other political subdivision thereof) or is required to become a Loan Party by operation of the provisions of Section 5.11(d), the definition of Permitted Reorganization, the definition of Permitted Reorganization Actions, or the definition of Permitted Aleris Foreign Subsidiary Transfer, promptly (and in any event (x) within thirty (30) days after the end of the fiscal quarter in which such Person becomes a Restricted Subsidiary of the Borrower or ceases to be an Excluded Guarantor Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d); provided that the Administrative Agent may agree to an extension of such time period or (y) immediately in connection with the applicable step(s) of the Permitted Reorganization, the definition of Permitted Reorganization Actions, or the definition of Permitted Aleris Foreign Subsidiary Transfer), cause any such Restricted Subsidiary of the Borrower that is a Wholly Owned Subsidiary (other than (x) any Restricted Subsidiary prohibited from being a Guarantor under any applicable Requirement of Law, including any Requirement of Law relating to financial assistance, maintenance of capital or other corporate benefit restrictions and (y) any Restricted Subsidiaries where providing such guarantee would result in (1) materially adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (after consultation with its counsel) or (2) costs that are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion), in each case to the extent not prohibited by applicable Requirements of Law, (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor (but, in the case of a Foreign Subsidiary, only to the extent possible under and compatible with the laws of such Foreign Subsidiary’s jurisdiction), in form and substance reasonably satisfactory to the Administrative Agent, and (B) in the case of a Subsidiary that ceases to be an Excluded Collateral Subsidiary, to deliver to the Administrative Agent a supplement to Schedule 1.01(c) removing such Subsidiary from such Schedule. Notwithstanding the foregoing, this paragraph (b) shall not apply to any Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law prohibits it from becoming a Loan Party. Notwithstanding anything in this Section 5.11 to the contrary, each Person (other than AV Metals or Holdings) organized in the United States, any state thereof or the District of Columbia or Canada, any state, province or other political subdivision thereof, that is a borrower or a guarantor under the Revolving Credit Loan Documents or the Secured Term Loan Documents shall be a Loan Party under this Agreement and the other Loan Documents.
(c)    [Intentionally omitted].
(d)    If, at any time and from time to time after the Effective Date, Restricted Subsidiaries of the Borrower that are not Loan Parties because they are Excluded Guarantor Subsidiaries comprise, together with all “Excluded Guarantor Subsidiaries” under and as defined in the Secured Term Loan Credit Agreement, in the aggregate more than 7.5% of the Consolidated Total Assets of the Designated Company and its Subsidiaries as of the end of the

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most recently ended fiscal quarter or more than 7.5% of Consolidated EBITDA of the Designated Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter, then the Loan Parties shall, not later than 45 days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or immediately in connection with the applicable step(s) of the Permitted Reorganization, any Permitted Reorganization Action, or any Permitted Aleris Foreign Subsidiary Transfer), cause one or more of such Restricted Subsidiaries of the Borrower (for the avoidance of doubt, solely to the extent such Excluded Guarantor Subsidiary is organized in the United States, any state thereof or the District of Columbia or Canada, any state, province or other political subdivision thereof) to become Loan Parties (notwithstanding that such Restricted Subsidiaries are, individually, Excluded Guarantor Subsidiaries (as defined herein)) such that the foregoing condition ceases to be true; provided, that if the requirements of Section 5.11 of the Secured Term Loan Credit Agreement are satisfied by the joinder to such facility of a Restricted Subsidiary of the Designated Company that would not be required to be joined as a Guarantor to this Agreement pursuant to Section 5.11(b) (due to such Restricted Subsidiary being organized outside of the United States and Canada), the foregoing condition contained in this Section 5.11(d) shall be deemed satisfied; provided, further, that for the avoidance of doubt, and subject to the immediately preceding proviso, the only Restricted Subsidiaries that would be required to join this Agreement pursuant to this Section 5.11(d) shall be such Subsidiaries as are organized in the United States, any state thereof or the District of Columbia or Canada, any state, province or other political subdivision thereof. The Designated Company may designate a Subsidiary Guarantor that was not a Restricted Subsidiary of the Designated Company on the Effective Date as an Excluded Guarantor Subsidiary subject to the terms of the definition thereof, in which event the Guarantee by such Restricted Subsidiary shall be released in accordance with Section 7.09.
Section 5.12    Further Assurances. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may reasonably require in connection therewith.
Section 5.13    Information Regarding Loan Parties. Not effect any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to its material property, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until it shall have given the Administrative Agent not less than ten (10) Business Days’ prior written notice (in the form of an Officers’ Certificate) of its intention to do so, or such lesser notice period agreed to by the Administrative Agent ~~and the Collateral Agent,~~, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request. Each Loan Party agrees to promptly provide the Administrative Agent, upon request therefor, with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

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Section 5.14    Affirmative Covenants with Respect to Leases. With respect to each Lease to which a Global Loan Party is party as landlord or lessor, the respective Global Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.
Section 5.15    Post-Closing Covenants.
(a)    Execute and deliver the documents and complete the tasks and take the other actions set forth on Schedule 5.15, in each case within the time limits specified on such Schedule.
Section 5.16    Designation of Subsidiaries. The Designated Company may at any time after the Effective Date designate any Restricted Subsidiary of the Designated Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Designated Company shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant (it being understood that, as a condition precedent to the effectiveness of any such designation, the Designated Company shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Consolidated Interest Coverage Ratio for the most recently ended four fiscal quarter period for which financial statements have been delivered on or prior to the Effective Date, or otherwise pursuant to Section 5.01(a) or (b) shall be greater than 2.00 to 1.00 on a Pro Forma Basis (it being understood that, as a condition precedent to the effectiveness of any such designation, the Designated Company shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such Consolidated Interest Coverage Ratio), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any of the Senior Notes, the Revolving Credit Agreement, the Secured Term Loan Credit Agreement, any Additional Senior Secured Indebtedness, any Junior Secured Indebtedness or any other Indebtedness, as applicable, constituting Material Indebtedness, (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (vi) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary under this Section 5.16, the sum of (A) the fair market value of assets of such Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.16 prior to the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed $500,000,000 in the aggregate as of such Designation Date pro forma for such designation, (vii) no Restricted Subsidiary shall be a Subsidiary of an Unrestricted Subsidiary and (viii) the Borrower (and each Person that directly or indirectly owns any Equity Interests of the Borrower) may not be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary under this Section 5.16 after the Effective Date shall constitute an Investment by the Designated Company or its applicable Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Designated Company’s or such Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such

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time and (ii) a return on any Investment by the Designated Company or any of its Restricted Subsidiaries in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the lesser of (x) the fair market value at the date of such designation of the Designated Company’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary and (y) the amount of Investments made by the Designated Company or its Restricted Subsidiaries in such Unrestricted Subsidiary from and after the date of such Subsidiary was designated as an Unrestricted Subsidiary.
ARTICLE VI

NEGATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, from and after the Effective Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders (and such other Lenders whose consent may be required under Section 11.02) shall otherwise consent in writing, no Global Loan Party will, nor will they cause or permit any of their respective Restricted Subsidiaries to:
Section 6.01    Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except
(a)    Indebtedness incurred under this Agreement and the other Loan Documents;
(b)    (i) Indebtedness outstanding on the Effective Date and listed on Schedule 6.01(b) and Permitted Refinancings thereof, (ii) Indebtedness of Global Loan Parties under the Revolving Credit Loan Documents and Permitted Revolving Credit Facility Refinancings thereof in an aggregate principal amount at any time outstanding not to exceed the Maximum Revolving Credit Facility Amount, (iii) the Secured Term Loans and all other Indebtedness of Global Loan Parties under the Secured Term Loan Documents and Permitted Secured Term Loan Facility Refinancings thereof and (iv) Secured Term Loan Incremental Equivalent Indebtedness and Permitted Refinancings thereof;
(c)    Indebtedness of any Company under Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Agreements of any other Company); provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
(d)    Indebtedness permitted by Section 6.04(i) or (s), any other Indebtedness of a Restricted Subsidiary permitted by Section 6.04, and any Indebtedness of Holdings and Novelis Europe Holdings Limited (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) permitted by Section 6.15;
(e)    Indebtedness of any Securitization Entity under any Qualified Securitization Transaction (i) that is without recourse to any Company (other than such Securitization Entity) or

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any of their respective assets (other than pursuant to Standard Securitization Undertakings) and (ii) that are negotiated in good faith at arm’s length; provided that no Default shall be outstanding after giving effect thereto, and (A) with respect to any such Indebtedness of a Securitization Entity that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, Permitted Customer Account Financing or a Permitted Novelis Switzerland Financing, (B) with respect to any such Indebtedness of a Securitization Entity that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such Indebtedness of a Securitization Entity that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(f)    Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and Permitted Refinancings thereof (other than refinancings funded with intercompany advances); provided that at the time such obligations are incurred, the outstanding amount of Indebtedness incurred under this clause (f) shall not exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $500,000,000;
(g)    Sale and Leaseback Transactions permitted under Section 6.03;
(h)    Indebtedness in respect of bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations, financing of insurance premiums, and bankers acceptances issued for the account of the Designated Company or any Restricted Subsidiary, in each case, incurred in the ordinary course of business (including guarantees or obligations of the Designated Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds or obligations, workers’ compensation

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claims, self-insurance obligations and bankers acceptances) (in each case other than Indebtedness for borrowed money);
(i)    Contingent Obligations (i) of any Global Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Global Loan Party under this Section 6.01, (ii) of any Global Loan Party in respect of Indebtedness of Restricted Subsidiaries that are not Global Loan Parties or are Restricted Grantors in an aggregate amount not exceeding the greater of (x) $100,000,000 and (y) 2.0% of Consolidated Total Assets at any one time outstanding less all amounts paid with regard to Contingent Obligations permitted pursuant to Section 6.04(a), and (iii) of any Company that is not a Global Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Company under this Section 6.01;
(j)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
(k)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(l)    unsecured Indebtedness and Junior Secured Indebtedness not otherwise permitted under this Section 6.01; provided, that (i) such Indebtedness has a final maturity date no earlier than 180 days after the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by a Global Loan Party and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) Global Loan Parties under and with respect to the Secured Term Loans, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holder thereof (other than customary offers to purchase upon a change of control or asset sale) earlier than 180 days after the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing, premiums and subordination terms, and, in the case of Junior Secured Indebtedness, terms related to collateral and perfection), when taken as a whole, are not materially more restrictive or less favorable to the Companies and are not materially less favorable to the Lenders, than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) [intentionally omitted], (viii) [intentionally omitted], (ix) [intentionally omitted], and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, (A) the Consolidated Interest Coverage Ratio at such date shall be greater than 2.0 to 1.0; and (B) with respect to any such Junior Secured Indebtedness, the Secured Net Leverage Ratio, determined on a Pro Forma Basis, shall be no greater than 5.00 to 1.00 (which shall be evidenced by a certificate from the chief financial officer of the Designated Company demonstrating such compliance calculation in reasonable detail); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Designated Company (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms

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and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(m)    Indebtedness consisting of working capital facilities, lines of credit or cash management arrangements for Restricted Subsidiaries and Contingent Obligations of Restricted Subsidiaries in respect thereof; provided that no Default shall be outstanding, on a Pro Forma Basis, after giving effect thereto and (A) with respect to any such Indebtedness of a Restricted Subsidiary that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, (B) with respect to any such Indebtedness of a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under this Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, (C) with respect to any such Indebtedness of a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under this Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (D) with respect to such Indebtedness (x) of a Restricted Subsidiary organized under the laws of Germany, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized under the laws of Germany, Switzerland (if such Indebtedness is incurred together with a Permitted Novelis Switzerland Financing) or any Non-Principal Jurisdiction, (y) of a Restricted Subsidiary organized in a Non-Principal Jurisdiction, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized in a Non-Principal Jurisdiction and (z) of a Restricted Subsidiary organized in a Non-Loan Party Jurisdiction, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized in a Non-Loan Party Jurisdiction;

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(n)    Indebtedness in respect of indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by the Global Loan Parties and their Subsidiaries in connection with (i) an Asset Sale or sale of Equity Interests otherwise permitted under this Agreement and (ii) Permitted Acquisitions or other Investments permitted under this Section 6.04;
(o)    unsecured guaranties in the ordinary course of business of any person of the obligations of suppliers, customers, lessors or licensees;
(p)    Indebtedness of NKL arising under letters of credit issued in the ordinary course of business;
(q)    (i) Indebtedness of any person existing at the time such person is acquired in connection with a Permitted Acquisition or any other Investment permitted under Section 6.04; provided that such Indebtedness is not incurred in connection with or in contemplation of such Permitted Acquisition or other Investment and is not secured by Accounts or Inventory of any Company organized in a Principal Jurisdiction or the proceeds thereof, and at the time of such Permitted Acquisition or other Investment, no Event of Default shall have occurred and be continuing, and (ii) Permitted Refinancings of such Indebtedness, in an aggregate amount, for all such Indebtedness permitted under this clause (q), not to exceed at any time outstanding an amount equal to the sum of (x) the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets and (y) an additional unlimited amount so long as, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0;
(r)    Indebtedness in respect of treasury, depositary and cash management services or automated clearinghouse transfer of funds (including the Cash Pooling Arrangements and other pooled account arrangements and netting arrangements and commercial credit card and merchant card services and other bank products or services) in the ordinary course of business, in each case, arising under the terms of customary agreements with any bank;
(s)    Permitted Holdings Indebtedness;
(t)    Indebtedness constituting the Senior Notes in an aggregate principal amount not to exceed $3,700,000,000, and Permitted Refinancings thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (t));
(u)    Indebtedness of any Global Loan Party under one or more series of senior secured notes under one or more indentures, provided that (i) such Indebtedness has a final maturity date that is no earlier than the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by a Global Loan Party and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) Global Loan Parties under or in respect to the Secured Term Loans, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holders thereof (other than customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those

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applicable to the Secured Term Loans and Revolving Credit Loans to make mandatory prepayments or prepayment offers out of such proceeds) earlier than the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing and premiums and terms related to collateral and perfection), when taken as a whole, that are not materially more restrictive or less favorable to the Companies and the Lenders than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) [intentionally omitted], (viii) [intentionally omitted], (ix) [intentionally omitted], and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, the Senior Secured Net Leverage Ratio at such date shall be not greater than 3.0 to 1.0 (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of the incurrence of such Indebtedness shall be excluded from Unrestricted Cash); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Designated Company (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(v)    Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (v));
(w)    Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancings thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (w));
(x)    obligations of the Designated Company or any of its Restricted Subsidiaries to reimburse or refund deposits posted by customers pursuant to forward sale agreements entered into by the Designated Company or such Restricted Subsidiary in the ordinary course of business;
(y)    unsecured Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not to exceed the greater of (x) $500,000,000 and (y) 10% of Consolidated Net Tangible Assets at any time outstanding;
(z)    (i) unsecured Indebtedness in respect of obligations of the Designated Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements and (ii) unsecured indebtedness in respect of intercompany obligations of the Designated Company or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

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(aa)    Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Designated Company (or its direct or indirect parent) and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with any Permitted Acquisition or other Investment permitted under Section 6.04;
(bb)    Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Designated Company or any of its direct or indirect parent companies permitted by Section 6.08(j);
(cc)    Indebtedness pursuant to industrial revenue bond, direct government loan or similar programs in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 3% of Consolidated Net Tangible Assets at any time outstanding;
(dd)    Indebtedness of Global Loan Parties under any Third Lien Credit Agreement and any Permitted Refinancing thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (dd));
(ee)    [intentionally omitted]; and
(ff)    Surviving Aleris Debt and Indebtedness of one or more Companies organized under the laws or the People’s Republic of China and, in each case, Permitted Refinancings thereof; provided that (i) the obligations in respect of the foregoing shall not be secured by any assets of, and shall not be guaranteed by, any Person, other than the assets of, and guarantees by, one or more Companies organized under the laws of the People’s Republic of China that is not a Global Loan Party, and (ii) the aggregate principal amount of Indebtedness and undrawn commitments thereunder shall not exceed $300,000,000 at any time outstanding.
Notwithstanding anything to the contrary contained in this Section 6.01, accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will be deemed not to be an incurrence of Indebtedness for purposes of this covenant (but shall, for the avoidance of doubt, be deemed to be Indebtedness for the purposes of calculating any financial ratio, including the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Senior Secured Net Leverage Ratio, whether calculated under this Section 6.01 or elsewhere in this Agreement).
Section 6.02    Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by such Global Loan Party or such Restricted Subsidiary or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(a)    (i) inchoate Liens for Taxes not yet due and payable or delinquent and (ii) Liens for Taxes which are due and payable and are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;

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(b)    Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid for more than 30 days, are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(c)    any Lien in existence on the Effective Date that does not attach to the Accounts and Inventory of the Borrower and any Lien granted as a replacement, renewal or substitution therefor; provided that any such replacement, renewal or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Effective Date (including undrawn commitments thereunder in effect on the Effective Date, accrued and unpaid interest thereon and fees and premiums payable in connection with a Permitted Refinancing of the Indebtedness secured by such Lien) and (ii) does not encumber any property other than the property subject thereto on the Effective Date (any such Lien, an “Existing Lien”);
(d)    easements, rights-of-way, restrictions (including zoning restrictions), reservations (including pursuant to any original grant of any Real Property from the applicable Governmental Authority), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies or irregularities on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness for borrowed money or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
(e)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(f)    Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established on the books of the appropriate Company in accordance with US GAAP, and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and, with respect to clause (y), property relating to the performance of obligations secured by such bonds or instruments;

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(g)    (i) Leases, subleases or licenses of the properties of any Company granted to other persons which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company and (ii) interests or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest in any lease or license not prohibited by this Agreement;
(h)    Liens arising out of conditional sale, hire purchase, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;
(i)    Liens securing Indebtedness incurred pursuant to Section 6.01(f) or Section 6.01(g); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company (other than pursuant to customary cross-collateralization provisions with respect to other property of a Company that also secure Indebtedness owed to the same financing party or its Affiliates that is permitted under Section 6.01(f), Section 6.01(g) or Section 6.01(cc));
(j)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to treasury, depositary and cash management services or automated clearinghouse transfer of funds (including pooled account arrangements and netting arrangements or claims against any clearing agent or custodian with respect thereto); provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any other Indebtedness;
(k)    Liens granted (i) [intentionally omitted], (ii) pursuant to the Secured Term Loan Documents to secure the “Secured Obligations” (as defined in the Secured Term Loan Credit Agreement) and any Permitted Secured Term Loan Facility Refinancings thereof, (iii) pursuant to the Revolving Credit Security Documents to secure the “Secured Obligations” (as defined in the Revolving Credit Agreement) and any Permitted Revolving Credit Facility Refinancings thereof, (iv) pursuant to the Third Lien Security Documents to secure the “Secured Obligations” (as defined in the Third Lien Credit Agreement) and any Permitted Refinancing thereof, (v) Liens securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, (vi) Liens securing Additional Senior Secured Indebtedness, and (vii) Liens securing Junior Secured Indebtedness;
(l)    licenses of Intellectual Property granted by any Company in the ordinary course of business and, in each case, not interfering in any material respect with the ordinary conduct of business of the Companies;
(m)    the filing of UCC or PPSA financing statements (or the equivalent in other jurisdictions) solely as a precautionary measure in connection with operating leases or consignment of goods;
(n)    (x) Liens on property of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 6.01(m), (y) Liens on property of Restricted Subsidiaries that are organized in a Principal Jurisdiction consisting of Revolving Credit Priority Collateral and

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Hedging Agreements related to the value of such Revolving Credit Priority Collateral securing Indebtedness of such Restricted Subsidiaries permitted by Section 6.01(m) and (z) Liens on property of NKL securing Indebtedness permitted by Section 6.01(p);
(o)    Liens securing the refinancing of any Indebtedness secured by any Lien permitted by clauses (c), (i), (k) or (r) of this Section 6.02 or this clause (o) without any change in the assets subject to such Lien and to the extent such refinanced Indebtedness is permitted by Section 6.01;
(p)    to the extent constituting a Lien, the existence of an “equal and ratable” clause in the Senior Note Documents (and any Permitted Refinancings thereof) and other debt securities issued by a Global Loan Party that are permitted under Section 6.01 (but, in each case, not any security interests granted pursuant thereto);
(q)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(r)    Liens on assets acquired in a Permitted Acquisition or other Acquisitions permitted under Section 6.04 or on property of a person existing at the time such person is acquired or merged with or into or amalgamated or consolidated with any Company to the extent permitted hereunder or such assets are acquired (and not created in anticipation or contemplation thereof); provided that (i) such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof) and are no more favorable to the lienholders than such existing Lien and (ii) (x) such Liens secure obligations in respect of Indebtedness permitted under Section 6.01(ff), so long as such Liens do not extend to any assets of any Person other than the assets of one or more Companies organized under the laws of the People’s Republic of China that is not a Global Loan Party, or (y) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets at any time outstanding;
(s)    (1) any encumbrance or restriction (including put and call agreements) solely in respect of the Equity Interests of any Joint Venture or Joint Venture Subsidiary that is not a Global Loan Party, contained in such Joint Venture’s or Joint Venture Subsidiary’s Organizational Documents or the joint venture agreement or stockholders agreement in respect of such Joint Venture or Joint Venture Subsidiary and (2) to the extent constituting Liens, any encumbrance or restriction imposed by the Logan Joint Venture Arrangement on the Logan Joint Venture Licenses or the assets (other than Inventory) of Novelis Corporation that, in the ordinary course of business and consistent with past practice, are located at the Logan Location for use or processing by Logan;
(t)     (A) Liens granted in connection with Indebtedness permitted under Section 6.01(e) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Qualified Securitization Transaction and (B) Liens granted in connection with a Permitted Factoring Facility pursuant to Section 6.06(e) that are limited in each case to precautionary Liens on the Receivables sold, transferred or disposed of pursuant to such transaction, and Liens on the other Factoring Assets with respect thereto;

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(u)    Liens not otherwise permitted by this Section 6.02 securing liabilities not in excess of the greater of (x) $100,000,000 and (y) 2% of Consolidated Net Tangible Assets in the aggregate at any time outstanding;
(v)    to the extent constituting Liens, rights under purchase and sale agreements with respect to Equity Interests or other assets permitted to be sold in Asset Sales permitted under Section 6.06;
(w)    Liens securing obligations owing to the Global Loan Parties so long as such obligations and Liens, where owing by or on assets of Global Loan Parties, are subordinated to the Guaranteed Obligations;
(x)    Liens created, arising or securing obligations under the Receivables Purchase Agreements;
(y)    Liens on deposits provided by customers or suppliers in favor of such customers or suppliers securing the obligations of the Designated Company or its Restricted Subsidiaries to refund deposits posted by customers or suppliers pursuant to forward sale agreements entered into by the Designated Company or its Restricted Subsidiaries in the ordinary course of business;
(z)    Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment;
(aa)    the pledge of Qualified Capital Stock of any Unrestricted Subsidiary;
(bb)    Liens in favor of any underwriter, depositary or stock exchange on the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc. and any securities accounts in which such Equity Interests are held in connection with any listing or offering of Equity Interests in NKL, to the extent required by applicable Requirements of Law or stock exchange requirements (and not securing Indebtedness);
(cc)    (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks, (B) relating to pooled deposit or sweep accounts of any Company to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Companies or (C) relating to purchase orders and other similar agreements entered into with customers of the Companies in the ordinary course of business, (ii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) Liens encumbering reasonable customary initial deposits and, to the extent required by applicable law, margin deposits, in each case attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iv) Liens in favor of banking institutions, securities intermediaries and clearing agents (including the right of set-off) and which are within the general parameters customary in the banking industry and not granted in connection with the incurrence of Indebtedness;
(dd)    Cash collateral securing Indebtedness incurred pursuant to Section 6.01(h);

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(ee)    Liens securing Indebtedness incurred pursuant to Section 6.01(cc); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company (other than pursuant to customary cross-collateralization provisions with respect to other property of a Company that also secure Indebtedness owed to the same financing party or its Affiliates that is permitted under Section 6.01(f), Section 6.01(g), or Section 6.01(cc)); ~~and~~
(ff)    solely to the extent that the Designated Belgian Escrow Funds are required to be deposited in the Designated Belgian Escrow Account pursuant to the Belgian Purchase Documents, Liens on the Designated Belgian Escrow Account and the Designated Belgian Escrow Funds pursuant to the Designated Belgian Escrow Agreement~~.~~;
(gg)    to the extent constituting Liens, premiums paid by any Company to a Captive Insurance Cell pursuant to an insurance, reinsurance or self-insurance policy or agreement with such Captive Insurance Cell or the insurance company affiliated with such cell; provided that such Liens shall not encumber any assets of such Company other than Cash or Cash Equivalents; and
(hh)    Liens on cash and Cash Equivalents in an aggregate amount not to exceed $30,000,000 at any time pledged to secure the liabilities of Captive Insurance Cells under reinsurance contracts related to insurance policies insuring risks related solely to the business and/or properties of the Companies.
Section 6.03    Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby such Global Loan Party or such Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06, (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02 and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate fair market value of all properties covered by Sale and Leaseback Transactions entered into would not exceed (A) in the case of a Sale and Leaseback Transaction constituting Indebtedness incurred pursuant to Section 6.01(cc), the greater of (x) $150,000,000 and (y) 3% of Consolidated Net Tangible Assets at any time and (B) in the case of all other Sale and Leaseback Transactions, the greater of (x) $250,000,000 and (y) 5% of Consolidated Net Tangible Assets.
Section 6.04    Investments, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other ownership interest in, or make any capital contribution to, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of any other person or assets constituting a business unit, line of business or division of any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”; it being understood that (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and when determining the amount of an Investment that remains outstanding, the last paragraph of this Section 6.04 shall

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apply, (y) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of being designated an Unrestricted Subsidiary, the Designated Company will be deemed to have made an Investment in such Unrestricted Subsidiary as of the date of such designation, as provided in Section 5.16 and (z) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of an Asset Sale or similar transaction, and the Designated Company and its Restricted Subsidiaries continue to own Equity Interests in such Restricted Subsidiary, the Designated Company will be deemed, at the time of such transaction and after giving effect thereto, to have made an Investment in such Person equal to the fair market value of the Designated Company’s and its Restricted Subsidiaries’ Investments in such Person at such time), except that the following shall be permitted:
(a)    Investments consisting of unsecured guaranties by Global Loan Parties of, or other unsecured Contingent Obligations with respect to, operating payments not constituting Indebtedness for borrowed money incurred by Restricted Subsidiaries that are not Global Loan Parties or that are Restricted Grantors, in the ordinary course of business, that, to the extent paid by such Global Loan Party, shall not exceed an aggregate amount equal to the greater of (x) $100,000,000 and (y) 2% of Consolidated Net Tangible Assets less the amount of Contingent Obligations by Global Loan Parties in respect of Companies that are not Global Loan Parties or that are Restricted Grantors permitted pursuant to Section 6.01(i)(ii);
(b)    Investments outstanding on the Effective Date and identified on Schedule 6.04(b);
(c)    the Companies may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business or in connection with a Permitted Acquisition or other Acquisition permitted under Section 6.04, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(d)    Investments of Securitization Assets in Securitization Entities in connection with Qualified Securitization Transactions permitted by Section 6.01(e);
(e)    the Global Loan Parties and their Restricted Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed (when aggregated with loans and advances outstanding pursuant to clause (h) below) $15,000,000;
(f)    any Company may enter into Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Obligations of any other Company) to the extent permitted by Section 6.01(c);
(g)    Investments made by any Company as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06; provided, that if such Investment or Asset Sale involves a Transferred Aleris Foreign Subsidiary, such transaction shall

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comply with the requirements set forth in the definition of Permitted Aleris Foreign Subsidiary Transfer;
(h)    loans and advances to directors, employees and officers of the Global Loan Parties and their Restricted Subsidiaries for bona fide business purposes, in aggregate amount not to exceed (when aggregated with loans and advances outstanding pursuant to clause (e) above) $15,000,000 at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;
(i)    Investments (i) by any Company in any other Company outstanding on the Effective Date, (ii) by any Company in any Unrestricted Grantor, (iii) by any Restricted Grantor in any other Restricted Grantor, (iv) by an Unrestricted Grantor in any Restricted Grantor so long as, on a Pro Forma Basis after giving effect to and at the time of such Investment, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0, (v) by any Global Loan Party in any Company that is not a Global Loan Party in an aggregate amount not to exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (vi) by any Company that is not a Global Loan Party in any other Company; provided that any such Investment in the form of a loan or advance to any Global Loan Party shall be subordinated to the Guaranteed Obligations on terms reasonably satisfactory to the Administrative Agent;
(j)    Investments in securities or other obligations received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers or in connection with the settlement of delinquent accounts in the ordinary course of business, and Investments received in good faith in settlement of disputes or litigation;
(k)    Investments in Joint Ventures in which the Global Loan Parties hold at least 50% of the outstanding Equity Interests or Joint Venture Subsidiaries made with the Net Cash Proceeds of (x) arm’s length sales or dispositions for cash of Equity Interests in a Joint Venture Subsidiary for fair market value or (y) the issuance of Equity Interests in a Joint Venture Subsidiary, in each case as permitted by Section 6.06 hereof;
(l)    Investments in Norf GmbH in an aggregate amount not to exceed €100,000,000 at any time outstanding;
(m)    Permitted Acquisitions;
(n)    Investments consisting of Standard Factoring Undertakings in respect of Permitted Factoring Facilities pursuant to Section 6.06(e);
(o)    Mergers, amalgamations and consolidations in compliance with Section 6.05;
(p)    Investments in respect of Cash Pooling Arrangements, subject to the limitations set forth in Section 6.07;
(q)    Investments consisting of guarantees of Indebtedness referred to in clauses (i) (to the extent such guarantee is in effect on the Effective Date or permitted as part of a Permitted Refinancing) and (ii) of Section 6.01(b) and Contingent Obligations permitted by Section 6.01(c) or (i);

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(r)    other Investments in an aggregate amount not to exceed:
(i)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investments and any related Indebtedness, would not exceed 3.50 to 1.00, $125,000,000 during any fiscal year of the Designated Company;
(ii)    so long as (A) the Consolidated Interest Coverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
(iii)     so long as (A) the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Investment shall be greater than or equal to $750,000,000 and (C) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit;
(iv)    so long as (A) the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Investments made after the Effective Date under this clause (iv) at any time that the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the

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Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would exceed 2.0 to 1.0, referred to as the “Investment Recapture Amount”); and
(v)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, $125,000,000 over the term of this Agreement minus (ii) the aggregate amount of Dividends made pursuant to Section 6.08(g);
(s)    Investments consisting of unsecured guaranties permitted pursuant to Section 6.01(o);
(t)    Investments by any Company in any other Company; provided that such Investment is part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
(u)    Investments consisting of (i) unsecured guaranties by the Borrower of NKL’s indemnification obligations owing to (x) the Ulsan JV Subsidiary attributable to employment-related claims or claims of former employees of NKL, and (y) the Ulsan Joint Venture Partner for losses of the Ulsan Joint Venture Partner arising from NKL’s breach of representations, warranties and covenants applicable to NKL under the Ulsan Sale Agreement; provided that the Borrower’s maximum aggregate liability under the guaranties described in this clause (i) shall not exceed $157,500,000, and (ii) an unsecured guaranty by the Borrower of NKL’s indemnification obligations owing to the Ulsan JV Subsidiary for losses of the Ulsan JV Subsidiary arising from environmental liabilities that relate to actions occurring prior to the closing of the Ulsan Share Sale; provided that the Borrower’s maximum aggregate liability under the guaranty described in this clause (ii) shall not exceed $157,500,000;
(v)    Investments in Ulsan JV Subsidiary in an aggregate amount not to exceed ₩125,000,000,000 at any time outstanding;
(w)    Investments by any Global Loan Party in any Company organized under the laws of the People’s Republic of China that is not a Global Loan Party in an aggregate amount not to exceed $290,000,000;
(x)    to the extent constituting an Investment, (i) the Permitted Reorganization; provided that the terms and conditions set forth in the definition of Permitted Reorganization and, to the extent applicable, the definition of Permitted Reorganization Actions shall have been satisfied; provided, further, that, subject to the proviso at the end of this Section 6.04, all such Investments involving a loan or advance, or otherwise in the form of an Intercompany Note, shall be documented as an Intercompany Note and shall be subordinated to the Guaranteed Obligations (to the extent evidencing a payment obligation of a Loan Party) on terms reasonably satisfactory to the Administrative Agent, and (ii) the Permitted Aleris Foreign Subsidiary Transfers;
(y)    Permitted Fiscal Unity Liability;

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(z)    solely to the extent that the Designated Belgian Escrow Funds are required to be deposited in the Designated Belgian Escrow Account pursuant to the Belgian Purchase Documents, Investments of the Designated Belgian Escrow Funds pursuant to the Designated Belgian Escrow Agreement; ~~and~~
(aa)    Investments in the form of licenses of Intellectual Property required by Law or governmental orders and permitted pursuant to the Secured Term Loan Credit Agreement; and
(bb)    to the extent constituting Investments, premiums paid by any Company to a Captive Insurance Cell pursuant to an insurance, reinsurance or self-insurance policy or agreement with such Captive Insurance Cell or the insurance company affiliated with such cell;
provided that (x) any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Guaranteed Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and (y) with respect to any Investment in an aggregate amount in excess of $50,000,000, on or prior to the date of any Investment pursuant to Section 6.04(r)(ii), (iii) or (iv), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of Section 6.04(r) such Investment is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and Consolidated Interest Coverage Ratio referred to above and, in the case of Investments pursuant to clause (iii) above, the amount of Liquidity referred to therein; provided, further, that notwithstanding the foregoing, any requirement in this Section 6.04 (including Section 6.04(i)) that obligations among any Global Loan Parties and any of their Affiliates must be evidenced by an Intercompany Note or subordinated to the Obligations and the Guaranteed Obligations, in each case shall not apply if the Secured Term Loan Documents and Revolving Credit Loan Documents continue to be in effect during the term of this Agreement, and in any case shall not in any way limit the ability of any Global Loan Party to make any payments permitted or required to be made under the Secured Term Loan Documents and Revolving Credit Loan Documents to the extent such documents (or any replacements in connection with any Permitted Refinancing thereof) continue to be in effect during the term of this Agreement.
An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to any Company. The outstanding amount of an Investment shall, in the case of a Contingent Obligation that has been terminated, be reduced to the extent no payment is or was made with respect to such Contingent Obligation upon or prior to the termination of such Contingent Obligation; and the outstanding amount of other Investments shall be reduced by the amount of cash or Cash Equivalents received with respect to such Investment upon the sale or disposition thereof, or constituting a return of capital with respect thereto or, repayment of the principal amount thereof, in the case of a loan or advance.

Section 6.05    Mergers, Amalgamations and Consolidations. Wind up, liquidate or dissolve such Global Loan Party’s or such Restricted Subsidiary’s affairs or enter into any transaction of merger, amalgamation or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
(a)    Asset Sales in compliance with Section 6.06;

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(b)    Permitted Acquisitions in compliance with Section 6.04;
(c)    (i) any Company may merge, amalgamate or consolidate with or into any Unrestricted Grantor (provided that in the case of any merger, amalgamation or consolidation involving (w) Designated Holdco, Designated Holdco is the surviving or resulting person; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrower may not merge, amalgamate or consolidate with Designated Holdco, (x) except as provided in the definition of Permitted Holdings Amalgamation, the Borrower, the Borrower is the surviving or resulting person, (y) the Borrower, the Borrower is the surviving or resulting person, and (z) in any other case, an Unrestricted Grantor is the surviving or resulting person), (ii) any Restricted Grantor may merge, amalgamate or consolidate with or into any other Restricted Grantor (provided that (x) a Global Subsidiary Guarantor is the surviving or resulting person), (iii) Novelis Aluminum Holding Company and Novelis Deutschland GmbH may merge provided Novelis Deutschland GmbH is the surviving or resulting person, and (iv) any Company that is not a Global Loan Party may merge, amalgamate or consolidate with or into any Restricted Grantor (provided that a Global Subsidiary Guarantor is the surviving or resulting person); provided that, in the case of each of the foregoing clauses (i) through (iv), (1) the surviving or resulting person is a Wholly Owned Subsidiary of Holdings (or, on and after the Specified AV Minerals Joinder Date, subject to Section 6.15(a)(i), AV Minerals); provided that following a Qualified Borrower IPO, the surviving or resulting person is the Borrower or a Wholly Owned Subsidiary of the Borrower, and (2) the Companies shall be in compliance with the provisions of Section 5.11 after giving effect to such transaction (without regard to any time periods provided for in such Section) and (3) no Default is then continuing or would result therefrom; provided that in the case of any amalgamation or consolidation involving a Loan Party, at the request of the Administrative Agent, such Loan Party and each other Loan Party shall confirm its respective Obligations and Liens under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent;
(d)    any Restricted Subsidiary that is not a Global Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Global Loan Party;
(e)    AV Metals and the Borrower may consummate the Permitted Holdings Amalgamation;
(f)    any Restricted Subsidiary of the Designated Company (other than the Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and
(g)    any Unrestricted Grantor (other than Holdings, Designated Holdco or the Borrower (or, on and after the Specified AV Minerals Joinder Date, AV Minerals)) may dissolve, liquidate or wind-up its affairs (collectively, “Wind-Up”), so long as all of its assets are distributed or otherwise transferred to any other Unrestricted Grantor and any Restricted Grantor may Wind-Up so long as all of its assets are distributed or otherwise transferred to a Restricted Grantor or an Unrestricted Grantor; provided that (1) the Companies shall be in compliance with the provisions of Section 5.11 after giving effect to such transaction (without regard to any time periods provided for in such Section) and (2) no Default is then continuing or would result therefrom.

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Section 6.06    Asset Sales. Effect any Asset Sale except that the following shall be permitted:
(a)    disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Designated Company, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
(b)    so long as no Default is then continuing or would result therefrom, any other Asset Sale (other than the Equity Interests of any German Borrower Holding Company, or Wholly Owned Subsidiary, in each case that is a Restricted Subsidiary, unless, after giving effect to any such Asset Sale, such person either ceases to be a Restricted Subsidiary or, in the case of an Excluded Guarantor Subsidiary, becomes a Joint Venture Subsidiary) for fair market value, with at least 75% of the consideration received for all such Asset Sales or related Asset Sales in which the consideration received exceeds $50,000,000 payable in cash upon such sale (provided, however, that for the purposes of this clause (b), the following shall be deemed to be cash: (i) any liabilities (as shown on the Designated Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Designated Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which Holdings, the Designated Company and all of its Restricted Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall have been validly released by all applicable creditors in writing, (ii) any securities received by the Designated Company or the applicable Restricted Subsidiary from such transferee that are converted by the Designated Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Asset Sale, and (iii) aggregate non-cash consideration received by the Designated Company or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Asset Sale for which such non-cash consideration is received) not to exceed $75,000,000 at any time (net of any non-cash consideration converted into cash));
(c)    leases, subleases or licenses of the properties of any Company in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
(d)    mergers and consolidations, and liquidations and dissolutions in compliance with Section 6.05;
(e)    sales, transfers and other dispositions of Receivables for the fair market value thereof in connection with a Permitted Factoring Facility; provided that no Default shall be outstanding after giving effect thereto and (A) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, Permitted Customer Account Financing or Permitted Novelis Switzerland Financing, (B) with respect to any such sale, transfer of disposition of Receivables incurred by a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under

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Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to this Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to this Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(f)    the sale or disposition of cash and Cash Equivalents in connection with a transaction otherwise permitted under the terms of this Agreement;
(g)    assignments and licenses of Intellectual Property of any Global Loan Party and its Subsidiaries in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
(h)    Asset Sales (i) by and among Unrestricted Grantors (other than Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals), (ii) by any Restricted Grantor to any other Restricted Grantor, (iii) by any Restricted Grantor to any Unrestricted Grantor so long as the consideration paid by the Unrestricted Grantor in such Asset Sale does not exceed the fair market value of the property transferred, (iv) by (x) any Unrestricted Grantor to any Restricted Grantor for fair market value and (y) by any Global Loan Party to any Restricted Subsidiary that is not a Global Loan Party for fair market value provided that the fair market value of such Asset Sales under this clause (iv) does not exceed the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets in the aggregate for all such Asset Sales since the Effective Date, (v) by any Company that is not a Global Loan Party to any Global Loan Party so long as the consideration paid by the Global Loan Party in such Asset Sale does not exceed the fair market value of the property transferred, and (vi) by and among Companies that are not Global Loan Parties; provided that no Default is then continuing or would result therefrom;
(i)    the Companies may consummate Asset Swaps so long as (x) each such sale is in an arm’s-length transaction and the applicable Company receives at least fair market value consideration (as determined in good faith by such Company), and (y) the aggregate fair market

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value of all assets sold pursuant to this clause (i) shall not exceed the greater of (1) 2% of Consolidated Net Tangible Assets and (2) $100,000,000 in the aggregate since the Effective Date; provided that so long as the assets acquired by any Company pursuant to the respective Asset Swap are located in the same country as the assets sold by such Company, such aggregate cap will not apply to such Asset Swap;
(j)    sales, transfers and other dispositions of Receivables (whether now existing or arising or acquired in the future) and Related Security to a Securitization Entity in connection with a Qualified Securitization Transaction permitted under Section 6.01(e) and all sales, transfers or other dispositions of Securitization Assets by a Securitization Entity under, and pursuant to, a Qualified Securitization Transaction permitted under Section 6.01(e);
(k)    to the extent constituting an Asset Sale, the Permitted Holdings Amalgamation;
(l)    issuances of Equity Interests by Joint Venture Subsidiaries and Excluded Guarantor Subsidiaries;
(m)    Asset Sales among Companies of promissory notes or Equity Interests or similar instruments issued by a Company; provided that such Asset Sales are part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
(n)    the sale of Receivables made pursuant to the Receivables Purchase Agreement;
(o)    to the extent constituting an Asset Sale, Investments permitted by Section 6.04(i);
(p)    issuances of Qualified Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Qualified Capital Stock (A) for stock splits, stock dividends and additional issuances of Qualified Capital Stock which do not decrease the percentage ownership of the Global Loan Parties in any class of the Equity Interests of such issuing Company and (B) by Subsidiaries of the Designated Company formed after the Effective Date to the Designated Company or the Subsidiary of the Designated Company which is to own such Qualified Capital Stock;
(q)    transfers of 100% of the Equity Interests of any Chinese Subsidiary or Korean Subsidiary of the Designated Company to a wholly-owned U.S. Loan Party; provided that no Default is then continuing or would result therefrom;
(r)    sales, transfers and other dispositions of Inventory in order to finance working capital; provided that no Default shall be outstanding after giving effect thereto and (A) with respect to any such sale, transfer of disposition by a Company that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, (B) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such

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time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under this Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under this Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(s)    Asset Sales of 100% of the Equity Interests of any Chinese Subsidiary of the Designated Company to a Chinese holding company that is a direct Wholly Owned Subsidiary of the Designated Company; provided that (i) such transaction is permitted pursuant to the Secured Term Loan Documents (and any Permitted Secured Term Loan Facility Refinancings) and (ii) no Default is then continuing or would result therefrom;
(t)    any sale, lease transfer or other disposition in connection with any industrial revenue bond or similar program that does not result in the recognition of the sale or the asset transfer in accordance with GAAP, or any similar transaction;
(u)    the Ulsan Share Sale;
(v)    the NKL Share Repurchase;
(w)    any Permitted Aleris Foreign Subsidiary Transfer; and
(x)    to the extent constituting an Asset Sale, the Permitted Reorganization; provided that the terms and conditions set forth in the definition of Permitted Reorganization and, to the extent applicable, the definition of Permitted Reorganization Actions shall have been satisfied; provided, further, that, except as provided in the following proviso, all such Asset Sales involving (whether as consideration or otherwise) a loan or advance, or that otherwise involves an Intercompany Note, shall be permitted solely to the extent that such loan or advance is documented as an Intercompany Note, and all Intercompany Notes in connection therewith shall be subordinated to the Guaranteed Obligations on terms reasonably satisfactory to the Administrative Agent; provided, further, that notwithstanding the foregoing, any requirement in this clause (x) that obligations among any Global Loan Parties and any of their Affiliates must be evidenced by an Intercompany Note or subordinated to the Obligations and the Guaranteed Obligations, in each case shall not apply if the Secured Term Loan Documents and Revolving

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Credit Loan Documents continue to be in effect during the term of this Agreement, and in any case shall not in any way limit the ability of any Global Loan Party to make any payments permitted or required to be made under the Secured Term Loan Documents and Revolving Credit Loan Documents to the extent such documents (or any replacements in connection with any Permitted Refinancing thereof) continue to be in effect during the term of this Agreement.
Section 6.07    Cash Pooling Arrangements. Amend, vary or waive any term of the Cash Pooling Arrangements or enter into any new pooled account or netting agreement with any Affiliate in a manner materially adverse to the Lenders. Without the consent of the Administrative Agent under the Revolving Credit Agreement, permit the aggregate amount owed pursuant to the Cash Pooling Arrangements by all Companies who are not Global Loan Parties (other than any Company (x) that has pledged assets to secure obligations in respect of any of the Revolving Credit Loan Documents or the Secured Term Loan Documents, and (y) the accounts of which included in such Cash Pooling Arrangements are limited to zero balance disbursement accounts that forward daily all amounts to an account of a Global Loan Party (subject to customary payments with respect to overdrafts)) minus the aggregate amount on deposit pursuant to the Cash Pooling Arrangements from such Persons to exceed the greater of (i) €75,000,000 and (ii) 2.0% of Consolidated Net Tangible Assets.
Section 6.08    Dividends. Declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:
(a)    (i) Dividends by any Company to any Global Loan Party that is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO), (ii) on and after the Specified AV Minerals Joinder Date, so long as AV Minerals is a Global Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), Dividends by Holdings to AV Minerals, (iii) Dividends by Holdings (or the Borrower following a Qualified Borrower IPO) and, on and after the Specified AV Minerals Joinder Date, AV Minerals, so long as, after the Specified AV Minerals Joinder Date, AV Minerals is a Global Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), payable solely in Qualified Capital Stock, (iv) Dividends by Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals, so long as, after the Specified AV Minerals Joinder Date, AV Minerals is a Global Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), payable with the proceeds of Permitted Holdings Indebtedness, and (v) Dividends by (x) Aleris Casthouse to Aleris Rolled Products or any German Borrower Holding Company, and (y) Aleris Rolled Products to any German Borrower Holding Company, in the case of clauses (x) and (y), to the extent the Person receiving such Dividend continues to be a Global Loan Party after giving effect to such Dividend;
(b)    (i) Dividends by any Company that is not a Global Loan Party to any other Company that is not a Global Loan Party but is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO) and (ii) cash Dividends by any Company that is not a Global Loan Party to the holders of its Equity Interests on a pro rata basis;

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(c)    (A) to the extent actually used by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) to pay such franchise taxes, costs and expenses, fees, payments by the Designated Company to or on behalf of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals or to Holdings for substantially concurrent payment to AV Minerals) in an amount sufficient to pay franchise taxes and other fees solely required to maintain the legal existence of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), (B) payments by the Designated Company to or on behalf of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), and (C) management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to a management agreement with one or more Specified Holders relating to the Designated Company (collectively, the “Management Fees”), in the case of clauses (A), (B) and (C) in an aggregate amount not to exceed in any calendar year the greater of (i) $20,000,000 and (ii) 1.5% of the Designated Company’s Consolidated EBITDA in the prior calendar year;
(d)    the Designated Company may pay cash Dividends to the holders of its Equity Interests and, if Holdings is a holder of such Equity Interests, the proceeds thereof may be utilized by Holdings to pay cash Dividends to the holders of its Equity Interests in an amount not to exceed:
(i)    so long as (A) the Consolidated Interest Coverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
(ii)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Dividend shall be greater than or equal to $750,000,000, and (C) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit; and
(iii)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for

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which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Dividends made after the Effective Date under this clause (iii) at any time that the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends, would exceed 2.0 to 1.0, referred to as the “Dividend Recapture Amount”);
provided that (x) the Dividends described in this clause (d) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom and (y) with respect to any Dividend in an aggregate amount in excess of $50,000,000, on or prior to the date of any such Dividend pursuant to this Section 6.08(d), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of this Section 6.08(d) such Dividend is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied (in the case of Dividends pursuant to clause (i) and (ii) above) and the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio referred to above and, in the case of Dividends pursuant to clause (ii) above, the amount of Liquidity referred to therein;
(e)    to the extent constituting a Dividend, payments permitted by Section 6.09(d) that do not relate to Equity Interests;
(f)    [intentionally omitted];
(g)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered on or prior to the Effective Date, or otherwise under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the Designated Company may pay additional cash Dividends to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) the proceeds of which may be utilized by Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) to pay cash Dividends to the holders of its Equity Interests in an aggregate amount not to exceed $125,000,000 after the Effective Date minus (ii) the amount of Investments made in reliance on Section 6.04(r)(v); provided that the Dividends described in this clause (g) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom;
(h)    Dividends by any Company to any other Company that are part of a Series of Cash Neutral Transactions; provided no Default has occurred and is continuing;

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(i)    following a Qualified IPO, Dividends paid to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (which may pay the proceeds thereof to the holders of its Equity Interests) or, in the case of a Qualified Borrower IPO, its other equity holders, of up to 10% of the net cash proceeds received by (or contributed to the capital of) the Designated Company in or from such Qualified IPO or Qualified Borrower IPO in any fiscal year; and
(j)    Dividends to repurchase Equity Interests of Holdings (or, (x) on and after the Designated Holdco Effective Date, Designated Holdco and (y) on and after the Specified AV Minerals Joinder Date, AV Minerals) or any direct or indirect parent entity (or following a Qualified Borrower IPO, Equity Interests of the Borrower) from current or former officers, directors or employees of the Designated Company or any of its Restricted Subsidiaries or any direct or indirect parent entity (or permitted transferees of such current or former officers, directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed (i) $20,000,000 in any calendar year prior to completion of a Qualified IPO or Qualified Borrower IPO, or (ii) $30,000,000 in any calendar year in which a Qualified IPO or Qualified Borrower IPO occurs or any calendar year commencing following completion of a Qualified IPO or Qualified Borrower IPO (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds received by the Designated Company or any of its Restricted Subsidiaries from the sale of Equity Interests of the Borrower, Holdings (or, (x) on and after the Designated Holdco Effective Date, Designated Holdco and (y) on and after the Specified AV Minerals Joinder Date, AV Minerals) or any parent entity to officers, directors or employees (to the extent contributed to the Designated Company (excluding any portion thereof included in the Cumulative Credit)), plus (y) the cash proceeds of key man life insurance policies in such calendar year.
Section 6.09    Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of any Affiliate of any Company (other than between or among Global Loan Parties), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
(a)    Dividends permitted by Section 6.08;
(b)    Investments permitted by Section 6.04(d), (e), (h), (i), (l), (p), (s), (z), (aa), or (bb) and other Investments permitted under Section 6.04 in Restricted Subsidiaries and joint ventures; provided that any such joint venture is not owned by any Affiliate of Holdings except through the ownership of the Companies;
(c)    mergers, amalgamations and consolidations permitted by Section 6.05(c), (d), (e), (f) or (g), and Asset Sales permitted by Section 6.06(h)(iv) and (v), or (m);
(d)    reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Designated Company;

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(e)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Designated Company, as determined in good faith by the Designated Company, and otherwise not prohibited by the Loan Documents;
(f)    the existence of, and the performance by any Company of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Effective Date and which has been disclosed in writing to the Administrative Agent as in effect on the Effective Date, and similar agreements that it may enter into thereafter, to the extent not more adverse to the interests of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Effective Date;
(g)    the Transactions contemplated by the Loan Documents;
(h)    Qualified Securitization Transactions permitted under Section 6.01(e) and transactions in connection therewith on a basis no less favorable to the applicable Company as would be obtained in a comparable arm’s length transaction with a person not an Affiliate thereof;
(i)    cash management netting and pooled account arrangements permitted under Section 6.01(r);
(j)    transactions between or among any Companies that are not Global Loan Parties;
(k)    transactions pursuant to a management agreement with the Specified Holders so long as the aggregate payment of Management Fees thereunder are permitted under Section 6.08(c);
(l)    transactions between Global Loan Parties and Companies that are not Global Loan Parties that are at least as favorable to each such Global Loan Party as would reasonably be obtained by such Global Loan Party in a comparable arm’s-length transaction with a person other than an Affiliate;
(m)    transactions contemplated by the Receivables Purchase Agreements; and
(n)    transactions required by any Requirement of Law;
provided that notwithstanding any of the foregoing or any other provision of this Agreement, all intercompany loans, advances or other extensions of credit made to or by Companies organized in Switzerland or Germany shall be on fair market terms.

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Section 6.10    [Intentionally Omitted].
Section 6.11    Modifications of Organizational Documents and Other Documents, etc. Directly or indirectly:
(a)    [intentionally omitted];
(b)    [intentionally omitted];
(c)    amend or modify, or permit the amendment or modification of, any provision of any document governing any Material Indebtedness (other than Indebtedness under the Loan Documents, Revolving Credit Loan Documents (or any Permitted Revolving Credit Facility Refinancings thereof), or Secured Term Loan Documents (or any Permitted Secured Term Loan Facility Refinancings thereof)) in any manner that, taken as a whole, is adverse in any material respect to the interests of the Lenders;
(d)    [intentionally omitted]; or
(e)    terminate, amend or modify any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders.
Section 6.12    Limitation on Certain Restrictions on Restricted Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Designated Company to (a) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Designated Company or any Restricted Subsidiary of the Designated Company, or pay any Indebtedness owed to the Designated Company or a Restricted Subsidiary of the Designated Company, (b) make loans or advances to the Designated Company or any Restricted Subsidiary of the Designated Company or (c) transfer any of its properties to the Designated Company or any Restricted Subsidiary of the Designated Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents and the Revolving Credit Loan Documents, the Secured Term Loan Documents, or other Material Indebtedness; provided that in the case of such other Material Indebtedness, such encumbrances and restrictions are, taken as a whole, no more restrictive than such encumbrances and restrictions in the Loan Documents in existence on the Effective Date (excluding, in the case of secured Indebtedness, terms related to collateral and perfection); (iv) any agreement or instrument evidencing or governing any Indebtedness permitted pursuant to Sections 6.01(e), (m) (to the extent used to finance working capital), (y) or (ff), in each case to the extent, in the good faith judgment of the Designated Company, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Designated Company has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Loan Parties to meet their obligations under the Loan Documents; (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Company; (vi) customary provisions restricting assignment of any

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agreement entered into by a Restricted Subsidiary of the Designated Company; (vii) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (viii) customary provisions in asset sale and stock sale agreements and other similar agreements relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, in each case that provide for restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the assets or persons subject to such sale agreements; (ix) any agreement in effect at the time such Restricted Subsidiary of the Designated Company becomes a Restricted Subsidiary of the Designated Company, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary of the Designated Company; (x) without affecting the Loan Parties’ obligations under Section 5.11, customary provisions in partnership agreements, shareholders’ agreements, joint venture agreements, limited liability company organizational governance documents and other Organizational Documents, entered into in the ordinary course of business (or in connection with the formation of such partnership, joint venture, limited liability company or similar person) that (A) restrict the transfer of Equity Interests in such partnership, joint venture, limited liability company or similar person, (B) in the case of any Joint Venture or Joint Venture Subsidiary that is not a Global Loan Party, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Equity Interests in, or property held by, such Joint Venture or Joint Venture Subsidiary, or (C) in the case of the Logan Joint Venture Arrangement, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Logan Joint Venture Licenses or the assets (other than Inventory) of Novelis Corporation that, in the ordinary course of business and consistent with past practice, are located at the Logan Location for use or processing by Logan in accordance with the terms of the Logan Joint Venture Arrangement; (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition or other Acquisition permitted pursuant to Section 6.04 hereof, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise not prohibited by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (ix) or (x) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; (xiv) any restrictions on transfer of the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc., imposed by any lock-up or listing agreement, rule or regulation in connection with any listing or offering of Equity Interests in NKL to the extent required by applicable Requirements of Law or listing or stock exchange requirements; (xv) customary credit event upon merger provisions in Hedging Agreements; or (xvi) the Designated Belgian Escrow Agreement to the extent such encumbrances and restrictions apply solely to the Designated Belgian Escrow Account and the Designated Belgian Escrow Funds.
Section 6.13    Issuance of Disqualified Capital Stock. Issue any Disqualified Capital Stock except (i) Joint Venture Subsidiaries and Excluded Guarantor Subsidiaries may issue Disqualified Capital Stock pursuant to Section 6.06(l) and (ii) issuances of Disqualified Capital Stock under Section 6.04(i) shall be permitted.
Section 6.14    Senior Secured Net Leverage Ratio. Permit the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company

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then last ended (in each case taken as one accounting period), beginning with the four fiscal quarter period ending December 31, 2018, to be greater than 3.50 to 1.00.
Section 6.15    [Intentionally Omitted].
Section 6.16    Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices or tax reporting treatment, except changes that are permitted by GAAP or any Requirement of Law and disclosed to the Administrative Agent and changes described in Section 1.04.
Section 6.17    Fiscal Year. Change its fiscal year-end to a date other than March 31; provided that, upon at least 15 Business Days’ prior written notice to the Administrative Agent (or such shorter period as may be determined by the Administrative Agent), each of Holdings and its Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall be permitted to change its fiscal year-end to December 31 at any time on or after the date that Hindalco changes its fiscal year-end to December 31.
Section 6.18    Margin Rules. Use the proceeds of any Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
Section 6.19    No Further Negative Pledge. Enter into or suffer to exist any consensual agreement, instrument, deed or lease which prohibits or limits the ability of any Global Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Revolving Credit Loan Documents, (4) the Secured Term Loan Documents, and the loan documents, indentures, notes and other agreements in respect of Indebtedness permitted under Section 6.01; and (5) Standard Factoring Undertakings and Standard Securitization Undertakings in connection with transactions otherwise permitted hereunder and (6) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of a Global Loan Party or a Subsidiary or restricts assignment, pursuant to customary provisions, of any other agreement entered into in the ordinary course of business, (d) is permitted under Section 6.02(s), (e) exists in any agreement or other instrument of a person acquired in an Investment permitted hereunder in existence at the time of such Investment (but not created in connection therewith or in contemplation thereof), which prohibition or limitation is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person so acquired, (f) is contained in any joint venture, shareholders agreement, limited liability operating agreement or other Organizational Document governing a Joint Venture or Joint Venture Subsidiary which (x) limits the ability of an owner of an interest in a Joint Venture or Joint Venture Subsidiary to encumber its ownership interest therein or (y) in the case of the Logan Joint Venture Arrangement, limits the ability of Novelis Corporation or Logan to encumber the Logan Joint Venture Licenses or the assets (other than Inventory) of Novelis Corporation that, in the ordinary course of business and consistent with past practice, are

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located at the Logan Location for use or processing by Logan in accordance with the terms of the Logan Joint Venture Arrangement; (g) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3), (5) or (6)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.
Section 6.20    Anti-Terrorism Law; Anti-Money Laundering.
(a)    Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in any of clauses (i), (ii), (iii), (iv) or (v) of the second paragraph of Section 3.22 in a manner violative of any applicable Sanctions or Anti-Terrorism Law, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming compliance with this Section 6.20).
(b)    Cause or permit any of the funds of such Global Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.
(c)    Notwithstanding the foregoing terms of this Section 6.20, no Affected Credit Party shall be entitled to the benefit of the covenants in this Section 6.20 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 6.21    Embargoed Persons. Cause or permit (a) any of the funds or properties of the Global Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Global Loan Parties, with the result that the investment in the Global Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law. Notwithstanding the foregoing terms of this Section 6.21, no Affected Credit Party shall be entitled to the benefit of the covenants in this Section 6.21 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.

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ARTICLE VII

GUARANTEE
Section 7.01    The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Credit Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law) but for the provisions of the Title 11 of the United States Code (or other Debtor Relief Law) or that accrues after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law), whether or not allowed) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Credit Parties by any Loan Party under any Loan Document, and the performance of all obligations under any of the foregoing, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). In addition to the guarantee contained herein, each Canadian Guarantor shall execute a Guarantee governed by the applicable law of such Person’s jurisdiction of organization (each such Guarantee, a “Foreign Guarantee”) and to the extent that the provisions of this Article VII shall duplicate or conflict with the provisions thereof, the terms of the Foreign Guarantees shall govern the obligations of such Guarantors. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without prejudice to the generality of Section 7.01 and Section 7.02, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions or Dividends to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 7.02    Obligations Unconditional. The obligations of the Guarantors and the Borrower under Section 7.01 shall constitute a guaranty of payment and not of collection and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower or any other Loan Party under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the

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Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor or Borrower (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived or the Latest Maturity Date shall be extended with respect to all or a portion of the Guaranteed Obligations;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, any Lender or the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(v)    the release of any other Guarantor pursuant to Section 7.09.
The Guarantors and the Borrower hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Credit Party exhaust any right, power or remedy or proceed against the Borrower or any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors and the Borrower waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Credit Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Credit Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Credit Parties, and the obligations and liabilities of the Guarantors and the Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Credit Parties or any other person at any time of any right or remedy against the Borrower or any other Loan Party, or

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against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the Borrower and the respective successors and assigns thereof, and shall inure to the benefit of the Lenders and the other Credit Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03    Reinstatement. The obligations of the Guarantors under this ARTICLE VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization pursuant to any Debtor Relief Law or otherwise. The Guarantors and the Borrower jointly and severally agree that they will indemnify each Credit Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Credit Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law, other than any costs or expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith or willful misconduct of such Credit Party.
Section 7.04    Subrogation; Subordination. Each Guarantor and the Borrower hereby agrees that until the indefeasible and irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Obligations in a manner reasonably satisfactory to the Administrative Agent.
Section 7.05    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06    Instrument for the Payment of Money. Each Guarantor and the Borrower hereby acknowledges that the guarantee in this ARTICLE VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

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Section 7.07    Continuing Guarantee. The guarantee in this ARTICLE VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 7.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any Debtor Relief Law, if the obligations of any Guarantor or the Borrower under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement) that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (a) Equity Interests of any Subsidiary Guarantor are issued, sold or transferred (including pursuant to a merger, consolidation or amalgamation) such that it ceases to be a Restricted Subsidiary (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or a Subsidiary, (b) a Guarantor is designated as an Unrestricted Subsidiary in accordance with the Loan Documents, (c) a Restricted Subsidiary that becomes a Loan Party after the Effective Date is subsequently designated as an Excluded Guarantor Subsidiary in accordance with the definition thereof, (d) a Qualified Borrower IPO, or (e) a Qualified IPO by Designated Holdco shall occur, then, such Transferred Guarantor (in the case of clause (a)), such Unrestricted Subsidiary (in the case of clause (b)), such Restricted Subsidiary (in the case of clause (c)), Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals (in the case of clause (d)), or, on and after the Designated Holdco Effective Date, Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals (in the case of clause (e)), shall, upon the consummation of such issuance, sale or transfer or upon such designation as an Unrestricted Subsidiary or Excluded Guarantor Subsidiary or upon the consummation of the Qualified Borrower IPO or a Qualified IPO by Designated Holdco, be released from its obligations under this Agreement (including under Section 11.03 hereof) and any other Loan Documents to which it is a party, and the Administrative Agent shall take such actions as are within its powers to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Loan Documents; provided that such Guarantor is also released from its obligations, if any, under the Secured Term Loan Documents, the Revolving Credit Loan Documents, the Senior Note Documents, the Additional Senior Secured Indebtedness Documents and other Material Indebtedness guaranteed by such Person on the same terms.
Section 7.10    Certain Tax Matters. Notwithstanding the provisions of Section 2.15 if a Loan Party (other than the Borrower) makes a payment hereunder that is subject to withholding tax in excess of the highest withholding tax that would have been imposed on payments made by any of the Borrower with respect to whose obligation it is making a payment, the relevant Loan Party shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes (including withholding taxes applicable to additional sums payable under this Section), the payee receives an amount equal to the amount it would have received if no such excess withholding tax had been imposed; provided that the Administrative Agent or Lender provides, as reasonably requested by the relevant Loan Party and as required under Sections 2.15(e) or 2.15(h), as the case may be, such forms, certificates and documentation that

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would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Administrative Agent’s or the relevant Lender’s reasonable judgment, subject it to any material unreimbursed costs or materially prejudice its legal or commercial position; provided, however, that no payment shall be made under this Section 7.10 with respect to any withholding tax that is not an Indemnified Tax.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.01    Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):
(a)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof (including a Short Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
(b)    default shall be made in the payment, when and as the same shall become due and payable, of (i) any interest on any Loan and, if such default is caused by a technical or administrative delay, such default shall continue unremedied for a period of five (5) Business Days, or (ii) any Fee or any other amount (other than an amount referred to in paragraph (a) or (b)(i) above) due under any Loan Document and such default shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or which is contained in any certificate furnished by or on behalf of a Loan Party pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading (in full or in part) in any material respect when so made or deemed made;
(d)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in (x) Section 5.02(a), Section 5.03(a), Section 5.08, Section 5.15, Section 5.16, or ARTICLE VI or (y) Section 5.04(a) or Section 5.04(b) (provided that in the case of defaults under Sections 5.04(a) or (b) which do not impair in any material respect the insurance coverage maintained on the Companies’ assets taken as a whole, then such default will not constitute an Event of Default unless such default has continued unremedied for a period of three (3) Business Days);
(e)    (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02 (other than Section 5.02(a)), and such default shall continue unremedied or shall not be waived for a period of five (5) Business Days after written notice thereof from the Administrative Agent or any Lender to the Designated Company, or (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after written notice thereof from the Administrative Agent or any Lender to the Designated Company;

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(f)    any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Revolving Credit Agreement and the Secured Term Loans, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate Dollar Equivalent amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $100,000,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the net amount payable by all Companies if such Hedging Obligations were terminated at such time); provided, further that this clause (f)(ii) shall not apply to (x) a failure to comply with a financial maintenance covenant under the Revolving Credit Agreement in the form of an asset based loan facility, (y) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid or discharged to the extent required under the terms governing such Indebtedness or (z) Indebtedness that becomes due as a result of a notice of voluntary refinancing, exchange, or conversion thereof that is permitted thereunder, so long as such refinancing, exchange or conversion is consummated, or such notice duly withdrawn, in accordance with the terms of such Indebtedness, or (iii) fail to observe or perform any financial maintenance covenant under a Revolving Credit Agreement which is an asset based loan facility and such failure results in the Indebtedness under such Revolving Credit Agreement becoming due prior to its stated maturity;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Global Loan Party or Material Subsidiary, or of a substantial part of the property of any Global Loan Party or Material Subsidiary, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership, reorganization or other Debtor Relief Law, including any proceeding under applicable corporate law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Global Loan Party or Material Subsidiary or for a substantial part of the property of any Global Loan Party or Material Subsidiary; or (iii) the winding-up, liquidation or examination of any Global Loan Party or Material Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Global Loan Party or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or other Debtor Relief Law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Global Loan Party or Material Subsidiary or for a substantial part of the property of any Global Loan Party or Material Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in

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any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its insolvency or inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; (viii) wind up or liquidate (except in accordance with Section 6.05) or put into examination, or (ix) take any step with a view to a moratorium or a composition or similar arrangement with any creditors of any Global Loan Party or Material Subsidiary, or a moratorium is declared or instituted in respect of the indebtedness of any Global Loan Party or Material Subsidiary;
(i)    one or more judgments, orders or decrees for the payment of money in an aggregate Dollar Equivalent amount in excess of $100,000,000, to the extent not covered by insurance or supported by a letter of credit or appeal bonds posted in cash, shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;
(j)    one or more ERISA Events or noncompliance with respect to Foreign Plans or Compensation Plans shall have occurred that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans or Compensation Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates that could reasonably be expected to result in a Material Adverse Effect;
(k)    [intentionally omitted];
(l)    any Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
(m)    there shall have occurred a Change in Control;
(n)    [intentionally omitted]; or
(o)    any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;
then, and in every such event (other than an event with respect to any Global Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Designated Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest

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or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to any Global Loan Party described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, costs, charges and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.02    Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 11.02, then upon the written consent of the Required Lenders and written notice to the Designated Company, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
Section 8.03    Application of Payments. The payments received by the Administrative Agent after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:
(a)    First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification or reimbursement pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(b)    Second, to the payment of all other reasonable costs and expenses of such collection or other realization including any compensation payable to the other Credit Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Credit Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(c)    Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts

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constituting Obligations which are then due and owing (other than principal), in each case equally and ratably in accordance with the respective amounts thereof then due and owing with respect to such Obligations;
(d)    Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and
(e)    Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
Section 8.04    Designated Company’s Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 8.01, in the event the Designated Company fails to comply with the Financial Performance Covenant with respect to a period of four consecutive fiscal quarters, then at any time after the end of the last fiscal quarter of such period of four consecutive fiscal quarters until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, any Specified Holder may make a Specified Equity Contribution to Holdings, and Holdings shall immediately make a cash contribution to the common equity of the Designated Company and/or purchase Equity Interests of the Designated Company (other than Disqualified Capital Stock), in the amount of such Specified Equity Contribution. The Designated Company may apply the amount of the Net Cash Proceeds thereof received by it to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Designated Company (including through capital contribution of such Net Cash Proceeds by Holdings to the Designated Company) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary for purposes of complying (by addition to Consolidated EBITDA) with the Financial Performance Covenant for such period. The parties hereby acknowledge and agree that notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 8.04(a) (and any Specified Equity Contribution or the proceeds thereof) may not be relied on for purposes of calculating any financial ratios (other than as applicable to the Financial Performance Covenant for purposes of increasing Consolidated EBITDA as provided herein) or any available basket or thresholds under this Agreement and shall not result in any adjustment to any amounts or calculations other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.
(b)    The parties hereto agree that (i) in each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no Specified Equity Contribution is made, (ii) during the term of this Agreement, no more than two (2) Specified Equity Contributions will be made, and (iii) the cash contributed or received pursuant to such Specified Equity Contribution (A) shall be disregarded for any purpose other than increasing Consolidated EBITDA solely for the purposes of measuring the Financial Performance Covenant (and, for the

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avoidance of doubt, such cash shall not constitute “cash and Cash Equivalents” or Unrestricted Cash for purposes of the definition of “Consolidated Total Net Debt” and shall not increase Consolidated EBITDA for the purpose of determining compliance with the Financial Performance Covenant on a Pro Forma Basis in determining whether another transaction will be permitted) and (B) for purposes of calculating the Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio and the Financial Performance Covenant, shall not be deemed to reduce any Indebtedness or other obligations of the Global Loan Parties that would otherwise be included in the definition of “Consolidated Total Net Debt” (except, with respect to periods after the fiscal quarter with respect to which such Equity Issuance is made, to the extent such Specified Equity Contribution is applied to repay Indebtedness).
ARTICLE IX

[INTENTIONALLY OMITTED]
ARTICLE X

THE ADMINISTRATIVE AGENT
Section 10.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Axis to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
Section 10.02    Rights as a Lender. The person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Designated Company or other Loan Party, or any Subsidiary or other Affiliate thereof, as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.03    Exculpatory Provisions
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:
(i)    be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that in each case the Administrative Agent is expressly required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
(iii)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Designated Company or other Loan Party or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    Notwithstanding anything to the contrary in any Loan Document, the Administrative Agent shall not be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 11.02) or (y) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of, or be required to take any action in connection with, any Default unless and until notice describing such Default is given to the Administrative Agent by the Designated Company or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent (including, in the case of each of the foregoing, in connection with the Administrative Agent’s reliance on any electronic signature transmitted by facsimile, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page). Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the

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Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(e)    Notwithstanding anything to the contrary in any Loan Document, without limiting the Administrative Agent’s rights hereunder to exercise discretion in taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder (it being understood and agreed by the Lenders that the Administrative Agent may elect to act promptly and without seeking express approval from any Lender prior to taking such action), the Administrative Agent may:
(i)    require the express written approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) prior to taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder, including, without limitation, the Permitted Reorganization; or
(ii)    upon at least two (2) Business Days’ prior written notice to the Lenders (such period, the “Specified Notice Period”), require the express written approval of the Representative Lenders prior to taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder; provided that this clause (ii) shall not apply with respect to any action in connection with the Permitted Reorganization or that would otherwise require the consent of such other number or percentage of the Lenders as expressly provided for in Section 11.02.
On and after the date that the requisite written approval, if any, is provided to the Administrative Agent by such Lenders in accordance with the immediately preceding sentence, the Administrative Agent shall be authorized to take such action for all purposes under the Loan Documents without the consent of any other Lender. For purposes of this clause (e), “Representative Lenders” shall mean, with respect to any action under clause (ii) above, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any) of all Lenders that have provided written notice of their approval or disapproval of such action or omission to take an action within the Specified Notice Period.
Section 10.04    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon or acting or failing to act upon (including in connection with the Administrative Agent’s execution, delivery or filing of any Loan Document or other agreement, document, certificate or filing in connection therewith), (i) any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or (ii) any electronic signature purportedly given by or on behalf of any Loan party or any Credit Party, in each case, believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. In determining whether the conditions to taking any action under or in connection with any Loan Document are satisfied, the Administrative Agent shall be entitled to rely upon any certificates delivered to the Administrative Agent by any Loan Party.

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The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Administrative Agent is further authorized to rely upon and to comply with any written, oral or telephonic statements made or purported to be made by any Loan Party. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Designated Company or other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by the Administrative Agent, including a sub-agent which is a non-U.S. affiliate of the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent.
Section 10.06    Resignation of the Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Designated Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Designated Company, to appoint a successor, which (i)  shall be a bank with an office in the United States, England and Wales or India or an Affiliate of any such bank with an office in the United States, England and Wales or India and (ii) shall be a commercial bank or other financial institution having assets in excess of $1,000,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Designated Company and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its

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predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE X and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(b)    The Administrative Agent shall resign in accordance with paragraph (a) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Administrative Agent under the Loan Documents, either:
(i)    the Administrative Agent fails to respond to a request under Section 2.15(f) (FATCA Information) and a Lender reasonably believes that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)    the information supplied by the Administrative Agent pursuant to Section 2.15(f) (FATCA Information) indicates that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)    the Administrative Agent notifies the Designated Company and the Lenders that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Administrative Agent were a FATCA Exempt Party, and that Lender, by notice to the Administrative Agent, requires it to resign.
Section 10.07    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any syndication agent, documentation agent, arranger or bookrunner listed on the cover page hereto or acting in such capacity in connection with any amendment, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any syndication agent, documentation agent, arranger or bookrunner listed on the cover page hereto or acting in such capacity in connection with any amendment, or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 10.08    No Other Duties, etc. Notwithstanding anything to the contrary contained herein, the Mandated Lead Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender hereunder.
Section 10.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be

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due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Guaranteed Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Credit Parties and the Administrative Agent hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Credit Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Guaranteed Obligations or the rights of any Credit Party to authorize the Administrative Agent to vote in respect of the claim of any Credit Party in any such proceeding.

Section 10.10    Concerning the Related Loan Documents. Each Lender authorizes and directs the Administrative Agent to enter into this Agreement and the other Loan Document and to perform its obligations thereunder. Each Lender agrees that any action taken by the Administrative Agent or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by the Administrative Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
ARTICLE XI

MISCELLANEOUS
Section 11.01    Notices.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
(i)    if to any Loan Party, to the Borrower at:

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Novelis Inc.
Two Alliance Center
3560 Lenox Road, Suite 2000
Atlanta, GA 30326
Attention: Randal P. Miller
Telecopier No.: 404-760-0124
Email: randy.miller@novelis.adityabirla.com
with a copy to:

Novelis Inc.
Two Alliance Center
3560 Lenox Road, Suite 2000
Atlanta, GA 30326
Attention: Chirag Shah
Telecopier No.: 404-760-0137
Email: chirag.shah@novelis.adityabirla.com
    and

Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attention: Jonathan B. Wiener
Telecopier No.: 212-682-0200
Email: jwiener@torys.com

(ii)    if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Designated Company); and
(iii)    if to the Administrative Agent, to it at:
Axis Bank Limited
IFSC Banking Unit
Unit 403, 4th Floor, Hiranandani Signature
13-B Zone-I, GIFT SEZ, GIFT City, Gandhinagar
Gujarat - 382355, India
Attention: Mahesh Muchhal
Phone No.: +91 796 674 5205
Email: mahesh.muchhal@axisbank.com
with a copy to:

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Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago IL, 60606
Attention: David M. Wagener
Telecopier No.: (312) 827-9462
Phone No.: (312) 407-0870
Email: david.wagener@skadden.com
Notices and other communication sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Designated Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto (other than a Lender) may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Designated Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the

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Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at Gift.Credit@axisbank.com or at such other e-mail address(es) provided to the Designated Company from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01(d) shall prejudice the right of the Administrative Agent, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
To the extent consented to by the Administrative Agent from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Designated Company shall also deliver to the Administrative Agent an executed original of each Compliance Certificate and an executed copy (which may be by pdf or similar electronic transmission) of each notice or request of the type described in clauses (i) through (iv) of paragraph (d) above required to be delivered hereunder.
Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS (AS DEFINED BELOW) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Designated Company, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Designated Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the

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Designated Company, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
Each Loan Party further agrees and acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Designated Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities. The Designated Company and each other Loan Party hereby agree that it will use commercially reasonable efforts to identify that portion of the materials and/or information provided by or on behalf of the Designated Company hereunder (the “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials hereunder “PUBLIC,” the Loan Parties shall be deemed to have authorized the Mandated Lead Arranger, the Administrative Agent and the Lenders to treat such materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Designated Company, the other Loan Parties, their Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such materials constitute Information, they shall be treated as set forth in Section 11.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Mandated Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Designated Company, the other Loan Parties, their Affiliates or their respective securities for purposes of United States Federal or state securities laws.
(e)    Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.02    Waivers; Cumulative Remedies; Amendment.
(a)    Waivers; Cumulative Remedies. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or

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power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Required Consents. Except as otherwise provided in this Agreement, including Sections 1.10, 2.06(g) and 2.17, and subject to Section 11.02(d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:
(i)    increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);
(ii)    reduce the principal amount of any Loan or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby; provided, that no amendment, modification, termination, waiver or consent entered into pursuant to Section 2.06(g) or Section 2.17 shall constitute a reduction of the amount of any interest or fee for purposes of this clause (ii);
(iii)    (A) postpone the scheduled final maturity of any Loan, (B) postpone the date for payment of any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly affected thereby; provided, that no amendment, modification, termination, waiver or consent entered into pursuant to Section 2.06(g) or Section 2.17 shall constitute a postponement of the date for payment of any interest or fees

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payable hereunder, or a change of the amount of, waiver or excuse of any such payment, in each case for purposes of this clause (iii);
(iv)    increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;
(v)    permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;
(vi)    release all or substantially all of the Subsidiary Guarantors from their Guarantees (except as expressly provided in this Agreement or as otherwise expressly provided by any such Guarantee), or limit their liability in respect of such Guarantees, without the written consent of each Lender;
(vii)    change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Section 2.02(a), without the written consent of each Lender directly affected thereby;
(viii)    change any provision of this Section 11.02(b) or (d), without the written consent of each Lender directly affected thereby;
(ix)    change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent; and
(x)    change or waive any provision of ARTICLE X as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent;
provided, further, that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the principal owed to such Lender reduced or this proviso amended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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(c)    [intentionally omitted].
(d)    Dissenting Lenders. If, in connection with any proposed change, waiver, consent, discharge or termination of the provisions of this Agreement as contemplated by Section 11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Designated Company and the Borrower shall have the right, upon notice by the Designated Company to such Lender and the Administrative Agent, to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, consent, discharge or termination. Each Lender agrees that, if the Designated Company elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
(e)    Holdings Amalgamation and Permitted Reorganization. Notwithstanding the foregoing, the Administrative Agent and the Borrower (without the consent of any Lenders) may amend, amend and restate, supplement or otherwise modify this Agreement and the other Loan Documents if necessary or advisable in connection with or to effectuate (i) the Permitted Holdings Amalgamation, and (ii) the Permitted Reorganization (to the extent set forth in the definition of “Permitted Reorganization”).
Section 11.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay or cause the applicable Loan Party to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Mandated Lead Arranger, and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction) for the Administrative Agent, all fees and time charges for attorneys who may be employees of the Administrative Agent, expenses incurred in connection with due diligence, travel, courier, reproduction, printing and delivery expenses, and the obtaining and maintaining of CUSIP numbers for the Loans (if applicable)), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, in connection with each step of the Permitted Reorganization, and the Permitted Holdings Amalgamation, and in connection with any amendment, amendment and restatement, modification or waiver of the provisions hereof or of any of the foregoing (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with any maturity extensions and any interest rate benchmark announcements, transitions and related amendments, (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Administrative Agent (and all fees and time charges for attorneys who may be employees of the Administrative Agent) and one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Lenders), in connection with the enforcement or protection of its rights in connection with this Agreement

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and the other Loan Documents, including its rights under this Section 11.03 and (iii) all documentary and similar taxes and charges in respect of the Loan Documents.
(b)    Indemnification. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), the Mandated Lead Arranger, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable out-of-pocket losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Designated Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, including any maturity extensions and any interest rate benchmark announcements, transitions and related amendments, as well as the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including in connection with each step of the Permitted Reorganization, and any Permitted Holdings Amalgamation), (ii) reliance by any Indemnitee on any electronic signature (including any electronic signature transmitted by facsimile, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) used to execute the documents referenced in clause (i) above purportedly given by or on behalf of a Loan Party without further verification by any Indemnitee, (iii) any Loan or the use or proposed use of the proceeds therefrom, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Designated Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including any actual or prospective claim, litigation, investigation or proceeding relating to the use of electronic signatures (including, in the case of each of the foregoing, in connection with the Administrative Agent’s reliance on any electronic signature transmitted by facsimile, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) to execute the documents referenced in clause (i) above); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Designated Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Designated Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES, AND THE LOAN PARTIES AGREE, THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.

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(c)    Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 11.03 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(g). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Term Loans and unused Commitments of all Lenders at the time (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon its share of the Term Loans immediately prior to such repayment, or, if the Term Loans were never funded to the Borrower, based on its share of the Term Loan Commitments immediately prior to such termination).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than three (3) Business Days after demand therefore accompanied by reasonable particulars of amounts due.
(f)    Survival. The agreements in this Section shall survive the resignation of any or all of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations.
Section 11.04    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may (except as a result of a transaction expressly permitted by Section 6.05(c) or 6.05(e)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 11.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.04 or (iii) by way of pledge or assignment of a

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security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by the Borrower, any other Loan Party or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all the Loans at the time owing to it) other than any Short Term Loan Commitments; provided that
(i)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of any Class or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall be an integral multiple of $1,000,000, unless, so long as no Event of Default has occurred and is continuing, the Designated Company otherwise consents (each such consent not to be unreasonably withheld or delayed) and, with respect to the Borrower, such consent shall be deemed given if no objection is made by the Borrower within five Business Days after notice of the proposed assignment; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
(iii)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be imposed in the case of simultaneous assignments by related Approved Funds or Affiliates of the assigning Lender), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire

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(iv)    the Administrative Agent shall have received a U.S. tax withholding certificate (or, alternatively, other evidence satisfactory to the Administrative Agent) confirming FATCA compliance of the Eligible Assignee pursuant to paragraph (v) of Section 2.15(f) (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (viii) of Section 2.15(f) (FATCA Information), the Administrative Agent may rely on such U.S. tax withholding certificate or other evidence from each Lender without further verification, and the Administrative Agent shall not be liable for any action taken by it in respect of such U.S. tax withholding certificate or other evidence under or in connection with paragraph (v), (vi) or (vii) of Section 2.15(f) (FATCA Information); and
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 7.10 and Section 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.04.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall, at all times at the Administrative Agent’s Office, while any Loans are outstanding, maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain in the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. The requirements of this Section 11.04(c) are intended to result in any and all Loans being in “registered form” for purposes of Section 871, Section 881 and any other applicable provision of the Code, and shall be interpreted and applied in a manner consistent therewith. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments and Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register

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(including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any person (other than a natural person, a Defaulting Lender or the Borrower, or any other Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.15, or Section 7.10 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to such Section 2.14 as though it were a Lender.
(e)    Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Designated Company’s prior written consent.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any other central bank with jurisdiction over such Lender; provided that no such pledge or

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assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment (but not participation) is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or any Person (other than a Participant) becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (and, in the case of a purchase, effect an immediate cancellation) and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, if any assignment (but not participation) is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, then such Disqualified Institution (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other

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Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, such Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Reorganization Plan”), such Disqualified Institution party hereto hereby agrees (1) not to vote on such Reorganization Plan, (2) if such Disqualified Institution does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Designated Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
Section 11.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 2.16, Section 7.10, ARTICLE X and Section 11.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

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Section 11.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Mandated Lead Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or as otherwise provided in Section 11.30 shall be effective as delivery of a manually executed counterpart of this Agreement. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 11.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Designated Company or any other Loan Party against any and all of the obligations of the Designated Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Designated Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Designated Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS

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PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(C)    WAIVER OF VENUE. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.09(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(D)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER, E-MAIL OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.01. EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, 1180 AVE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK, 10036 (TELEPHONE NO: 800-927-9801, X52067) (TELECOPY NO: 212-299-5656) (ELECTRONIC MAIL ADDRESS: MWIENER@CSCINFO.COM) (THE “PROCESS AGENT”), IN THE CASE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

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SECTION 11.10    WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12    Treatment of Certain Information; Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (including its head office, branch or representative offices) and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, service providers and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law, stock exchange requirement, or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant or sub-Participant in, or any prospective Lender, or prospective assignee of or Participant or sub-Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Designated Company or the applicable Loan Party, (h) to insurers, insurance brokers and other credit protection and service providers of the Administrative Agent, Lender, or any of their respective Affiliates who are under a duty of confidentiality to the Administrative Agent, Lender or Affiliate, (i) to any Federal Reserve Bank or any other central bank with jurisdiction over such Person in connection with a pledge or assignment in accordance with Section 11.04(f) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, “Information” shall mean all written information received from a Loan Party or any of its Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information

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that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any of their Subsidiaries, provided that, in the case of information received from any Loan Party or any of their Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
Section 11.13    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Designated Company and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Designated Company and the other Loan Parties, which information includes the name, address and tax identification number of the Designated Company and the other Loan Parties and other information regarding the Designated Company and the other Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify the Designated Company and the other Loan Parties in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent. Where a Lender has received soft copies of the documents provided pursuant to Section 4.01, Section 4.03, Section 5.10, the definition of Permitted Reorganization or this Section 11.13, within a reasonable period of time following the written request therefor by such Lender, the Designated Company shall deliver paper copies to such Lender, it being understood that the Lenders have a right to seek paper copies of all such documentation as may be required in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations.
Section 11.14    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.15    Singapore Personal Data Protection Act. If a Loan Party provides a Credit Party with personal data of any individuals (including, where applicable, a Loan Party’s directors, officers, employees, shareholders, beneficial owners, representatives, agents and principals (if acting on behalf of another)), that Loan Party represents and warrants that it:
(a)    has obtained (and shall maintain) the consent from such individual; and

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(b)    is authorized to deliver such personal data to that Credit Party for collection, use, disclosure, transfer and retention of personal data for such purposes as set out in that Credit Party’s personal data protection policy or as permitted by applicable laws or regulations.
Section 11.16    Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
Section 11.17    [Intentionally Omitted].
Section 11.18    Judgment Currency.
(a)    Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the spot selling rate at which the Administrative Agent (or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) offers to sell such Judgment Currency for the Obligation Currency in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later (such date of determination of such spot selling rate, being hereinafter referred to as the “Judgment Currency Conversion Date”).

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(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenant and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining any rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 11.19    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with the terms of the Loan Documents; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with the terms hereof (subject to Section 2.14) or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy, insolvency or Debtor Relief Law; and provided, further, that if at any time there is no person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent regarding the enforcement of rights and remedies under to the Loan Documents and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Designated Company and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Mandated Lead Arranger are arm’s-length commercial transactions between the Designated Company and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Mandated Lead Arranger, on the other hand, (B) each of the Designated Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Designated Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Mandated Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Designated Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Mandated Lead Arranger has any obligation to the Designated Company, any other Loan Party

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or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Mandated Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Designated Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any of the Mandated Lead Arranger has any obligation to disclose any of such interests to the Designated Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Designated Company and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Mandated Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.21    [Intentionally Omitted].
Section 11.22    [Intentionally Omitted].
Section 11.23    [Intentionally Omitted].
Section 11.24    [Intentionally Omitted].
Section 11.25    [Intentionally Omitted].

Section 11.26    [Intentionally Omitted].

Section 11.27    Maximum Liability. Subject to Section 7.08 and Sections 7.11 through 7.16, it is the desire and intent of (i) each Loan Party and the Lenders, that, in each case, the liability of such Loan Party shall be enforced against such Loan Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. If, however, and to the extent that, the obligations of any Loan Party under any Loan Document shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers), then the amount of such Loan Party’s obligations (in the case of any invalidity or unenforceability with respect such Loan Party’s obligations) under the Loan Documents shall be deemed to be reduced and such Loan Party shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law; provided that any guarantees of any such obligations that are subject to deemed reduction pursuant to this Section 11.27 shall, to the fullest extent permitted by applicable Requirements of Law, be absolute and unconditional in respect of the full amount of such obligations without giving effect to any such deemed reduction.
Section 11.28    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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Section 11.29    [Intentionally Omitted].
Section 11.30    Electronic Execution of Assignments and Certain other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 11.31    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or the Administrative Agent that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or the Administrative Agent that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or the Administrative Agent that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

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(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.33    [Intentionally Omitted].
Section 11.34    Termination representations, warranties, rights, duties and obligations of each Party set forth in this Agreement and each other Loan Document shall terminate in all respects on the Commitment Termination Date if the Closing Date has not occurred on or prior to such time. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the provisions of Section 2.12, Section 2.14, Section 2.15, Section 2.16, Section 7.10, ARTICLE X, Section 11.03, Section 11.09, Section 11.10, Section 11.18, and Section 11.19 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the funding or repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 11.35    Lender Exculpation. Nothing in this Agreement shall oblige any Lender to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any Requirement of Law or a breach of a fiduciary duty or duty of confidentiality.
Section 11.36    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan

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Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.36, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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~~NOVELIS INC., as the Borrower and Designated Company~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~NOVELIS CORPORATION, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~NOVELIS GLOBAL EMPLOYMENT ORGANIZATION, INC., as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Assistant Treasurer~~
~~NOVELIS SOUTH AMERICA HOLDINGS LLC, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~NOVELIS HOLDINGS INC.,~~
~~as a U.S. Borrower and a Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~

~~ALERIS CORPORATION, as a U.S. Guarantor~~
~~By:~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~

~~ALERIS INTERNATIONAL, INC., as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~ALERIS ROLLED PRODUCTS, INC., as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~UWA ACQUISITION CO., as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~

~~ALERIS ROLLED PRODUCTS, LLC, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~ALERIS ROLLED PRODUCTS SALES CORPORATION, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~IMCO RECYCLING OF OHIO, LLC, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~NICHOLS ALUMINUM-ALABAMA LLC, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~NICHOLS ALUMINUM LLC, as a U.S. Guarantor~~
~~By: _______________________~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~

~~4260848 CANADA INC., as a Canadian Guarantor~~
~~By:~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~4260856 CANADA INC., as a Canadian Guarantor~~
~~By:~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~
~~8018227 CANADA INC., as a Canadian Guarantor~~
~~By:~~
~~Name:    Gregg Murphey~~
~~Title:    Authorized Signatory~~

~~AXIS BANK LIMITED, IFSC BANKING UNIT, GIFT CITY, as Administrative Agent and as Lender~~
~~By:    ______________________________~~
    ~~Name:~~
    ~~Title:~~
~~By:    ______________________________~~
    ~~Name:~~
    ~~Title:~~

Schedule 1.01(c)

Short Term Loan
Barbados
•Aleris Asia Pacific International (Barbados) Ltd.
Canada
•Aleris Rolled Products Canada ULC
•Aleris Holding Canada ULC
England and Wales
•Aleris Aluminum UK Limited
Germany
•Novelis Aluminum Beteiligungs GmbH
Hong Kong
•Aleris Asia Pacific Limited
India
•Novelis (India) Infotech Ltd.
Italy
•Novelis Italia S.p.A.
Japan
•Aleris Aluminum Japan, Ltd.
Mexico
•Novelis de Mexico, S.A. de C.V.
Switzerland
•Aleris Switzerland GmbH